EXHIBIT 10.1 - U.S.$225.0 MILLION LOAN
                                    AGREEMENT


                                       8
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                         EXHIBIT 10.1 - U.S.$225 MILLION
                                 LOAN AGREEMENT

--------------------------------------------------------------------------------

                                                                  EXECUTION COPY


                          GRUPO IUSACELL, S.A. de C.V.


                                  $225,000,000

                                 Loan Agreement


                                   dated as of
                                  July 25, 1997





                              Chase Securities Inc.
                                   as Arranger

                            The Chase Manhattan Bank
                             as Administrative Agent
                              and Collateral Agent



--------------------------------------------------------------------------------
CHASE
--------------------------------------------------------------------------------


                                                                 [CS&M 6700-561]

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01.   Defined Terms............................................     1
SECTION 1.02.   Classification of Loans and
                  Borrowings.............................................    24
SECTION 1.03.   Terms Generally .........................................    25
SECTION 1.04.   Accounting Terms; Mexican GAAP...........................    25

                                   ARTICLE II

                                   The Credits

SECTION 2.01.   Commitments .............................................    26
SECTION 2.02.   Loans and Borrowings.....................................    26
SECTION 2.03.   Requests for Borrowings .................................    27
SECTION 2.04.   Funding of Borrowings ...................................    28
SECTION 2.05.   Interest Elections.......................................    28
SECTION 2.06.   Termination, Reduction and Increase
                  of Commitments ........................................    30
SECTION 2.07.   Repayment of Loans; Evidence of Debt.....................    32
SECTION 2.08.   Amortization of Loans ...................................    33
SECTION 2.09.   Prepayment of Loans .....................................    34
SECTION 2.10.   Fees.....................................................    36
SECTION 2.11.   Interest.................................................    36
SECTION 2.12.   Alternate Rate of Interest...............................    37
SECTION 2.13.   Increased Costs .........................................    38
SECTION 2.14.   Break Funding Payments...................................    39
SECTION 2.15.   Taxes ...................................................    40
SECTION 2.16.   Payments Generally; Pro Rata Treatment;
                  Sharing of Setoffs.....................................    41
SECTION 2.17.   Mitigation Obligations; Replacement
                  of Lenders.............................................    43

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                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.   Organization; Powers.....................................    44
SECTION 3.02.   Authorization; Enforceability ...........................    44
SECTION 3.03.   Governmental Approvals; No Conflicts.....................    45
SECTION 3.04.   Financial Condition; No Material Adverse
                  Change.................................................    45
SECTION 3.05.   Properties...............................................    46
SECTION 3.06.   Litigation and Environmental Matters.....................    47
SECTION 3.07.   Compliance with Laws and Agreements;
                  Stock Purchase Plan....................................    47
SECTION 3.08.   Investment and Holding Company Status....................    48
SECTION 3.09.   Taxes....................................................    48
SECTION 3.10.   IMSS, INFONAVIT, SAR.....................................    48
SECTION 3.11.   Disclosure...............................................    48
SECTION 3.12.   Subsidiaries.............................................    48
SECTION 3.13.   Insurance................................................    48
SECTION 3.14.   Labor Matters............................................    48
SECTION 3.15.   Solvency.................................................    49
SECTION 3.16.   Senior Indebtedness......................................    50
SECTION 3.17.   Use of Proceeds..........................................    50
SECTION 3.18.   Effectiveness and Validity of
                  Concessions and Material Permits.......................    50
SECTION 3.19.   Security Documents.......................................    50
SECTION 3.20.   Delivery of Agreements...................................    51
SECTION 3.21.   Legal Form...............................................    51
SECTION 3.22.   Commercial Activity; Absence of
                  Immunity...............................................    51

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.   Effective Date...........................................    52
SECTION 4.02.   Each Credit Event........................................    54

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.   Financial Statements and Other
                  Information............................................    55
SECTION 5.02.   Notices of Material Events...............................    57
SECTION 5.03.   Governmental Approvals; Concessions......................    57
SECTION 5.04.   Existence; Conduct of Business...........................    57
SECTION 5.05.   Payment of Obligations...................................    57
SECTION 5.06.   Maintenance of Properties................................    58
SECTION 5.07.   Insurance................................................    58
SECTION 5.08.   Books and Records, Inspection and
                  Audit Rights...........................................    58

SECTION 5.09.   Compliance with Laws and
                  Material Contractual Obligations.......................    58
SECTION 5.10.   Use of Proceeds..........................................    59
SECTION 5.11.   Additional Subsidiaries..................................    59
SECTION 5.12.   Further Assurances.......................................    59
SECTION 5.13.   Interest Rate Protection.................................    60
SECTION 5.14.   Perfection of Liens Created Under
                  Security Agreements....................................    60

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.   Indebtedness; Certain Equity
                  Securities.............................................    61
SECTION 6.02.   Liens....................................................    62
SECTION 6.03.   Sale-Leaseback Transactions..............................    63
SECTION 6.04.   Fundamental Changes......................................    63
SECTION 6.05.   Investments, Loans, Advances,
                  Guarantees and Acquisitions............................    64
SECTION 6.06.   Asset Sales..............................................    66
SECTION 6.07.   Hedging Agreements.......................................    66
SECTION 6.08.   Restricted Payments; Certain Payments
                  of Indebtedness........................................    67
SECTION 6.09.   Transactions with Affiliates.............................    68
SECTION 6.10.   Restrictive Agreements...................................    68
SECTION 6.11.   Amendment or Termination of Material
                  Documents..............................................    68
SECTION 6.12.   Financial Covenants......................................    69

                                   ARTICLE VII

Events of Default........................................................    70

                                  ARTICLE VIII

The Administrative Agent.................................................    74

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.   Notices..................................................    77
SECTION 9.02.   Waivers; Amendments......................................    77
SECTION 9.03.   Expenses; Indemnity; Damage Waiver.......................    79
SECTION 9.04.   Successors and Assigns...................................    80
SECTION 9.05.   Survival.................................................    83
SECTION 9.06.   Counterparts; Integration;
                  Effectiveness..........................................    84

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SECTION 9.07.   Severability.............................................    84
SECTION 9.08.   Right of Setoff..........................................    84
SECTION 9.09.   Governing Law; Jurisdiction;
                  Appointment of Agent for and
                  Consent to Service of Process..........................    85
SECTION 9.10.   WAIVER OF JURY TRIAL.....................................    86
SECTION 9.11.   Headings.................................................    86
SECTION 9.12.   Confidentiality..........................................    86
SECTION 9.13.   Judgment Currency........................................    87
SECTION 9.14.   Waiver of Sovereign Immunity.............................    87
SECTION 9.15.   Use of English Language..................................    88

SCHEDULES:

Schedule 1.01(a) -- Trademarks
Schedule 1.01(b) -- Non-Designated Subsidiaries
Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.13 -- Insurance
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.05 -- Existing Investments
Schedule 6.10 -- Existing Restrictions


EXHIBITS:

Exhibit A   -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Rogers & Wells
Exhibit B-2 -- Form of Opinion of De Ovando y Martinez del Campo, S.C. Exhibit B-3 -- Form of Opinion of Carlos Gutierrez Cardona
Exhibit B-4 -- Form of Opinion of Susan B. Asch, Esq.
Exhibit C   -- Guarantee Agreement
Exhibit D   -- Pledge Agreement
Exhibit E-1 -- Mortgage
Exhibit E-2 -- Trademark Pledge Agreement
Exhibit F   -- Senior Note Indenture
Exhibit G   -- Debenture Purchase Agreement
Exhibit H   -- Subordination Agreement
Exhibit I-1 -- Form of Note evidencing Eurodollar Loans
Exhibit I-2 -- Form of Note evidencing ABR Loans

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                              CREDIT AGREEMENT dated as of July 25, 1997, among
                        GRUPO IUSACELL, S.A. de C.V., the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent and Collateral Agent.

            The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Additional Assets" means (a) any property (other than cash, cash equivalents or securities) to be owned by the Borrower or a Subsidiary and used in a Related Business, (b) the costs of improving or developing any property owned by the Borrower or a Subsidiary that is used in a Related Business and (c) investments in any other entity engaged primarily in a Related Business (including the acquisition from third parties of capital stock of such entity) as a result of which such other entity becomes a Subsidiary.

            "Adjusted EBITDA" means, at any date, EBITDA at such date plus, to the extent subtracted in determining such EBITDA, handset expense for contract customers of the Borrower and the Subsidiaries.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder and acting on behalf of such Lenders and not in its individual capacity.
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                                                                               2


            "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

            "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in U.S. Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined in good faith by the Administrative Agent to reflect its cost of such insurance.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Base CD Rate" means the sum of (a) the Three-Month Secondary CD
Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.
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                                                                               3


            "Bell Atlantic" means Bell Atlantic Corporation, a Delaware corporation.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means Grupo Iusacell, S.A. de C.V., a variable capital corporation (sociedad anonima de capital variable) organized under the laws of Mexico.

            "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

            "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Mexico City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London interbank market.

            "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with Mexican GAAP.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Mexican GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with Mexican GAAP.

            "Cash Interest Expense" means, at any date, (a) the amount for the period of two fiscal quarters most recently ended at such date of the gross interest expense of the Borrower and the Subsidiaries for such period in respect of Indebtedness to the extent payable during such period in cash, minus interest accrued on Temporary Cash Investments denominated in U.S. Dollars, in each case computed on a consolidated basis in accordance with Mexican GAAP, multiplied by
(b) 2.0.

            "Change in Control" means (a) Bell Atlantic ceasing to own, directly or indirectly, shares representing at least 30% of the equity interest, and at least 30% of the aggregate ordinary voting power, represented by the issued and outstanding capital stock of the Borrower; (b) Bell Atlantic ceasing to possess the power to elect a majority of the board of directors of the Borrower and direct the management and policies of the Borrower; (c) individuals elected by Bell Atlantic ceasing to constitute a majority of the board of directors of the Borrower; or (d) the occurrence of any "Change in Control" or similar event, however designated, under the Senior Notes or any other Indebtedness of the Borrower or any Subsidiary; or (e)(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Bell Atlantic or any Person Controlled by Bell Atlantic, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and (ii) Bell Atlantic or any Person Controlled by Bell Atlantic "beneficially owns" (as defined above in this clause (e)), directly or indirectly, in the aggregate a lesser percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower than such other Person or group (for the purposes of this clause (e), such other Person shall be deemed to own beneficially any voting stock of a specified entity held by a parent entity, if such other Person "beneficially owns" (as defined above in this clause (e)), directly or indirectly, more than 30% of the voting power of the voting stock of such parent entity and Bell Atlantic or any Person Controlled by Bell Atlantic "beneficially owns" (as defined above in this clause (e)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such parent entity).

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Commitment.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

            "Collateral Agent" means The Chase Manhattan Bank, in its capacity as collateral agent for the Secured Parties and acting on behalf of such Secured Parties and not in its individual capacity.

            "Commitment" means a Revolving Commitment or a Term Commitment, or any combination thereof (as the context requires).

            "Concession" means the right of the Borrower and certain of its Subsidiaries to provide cellular telephone service pursuant to concessions and authorizations granted by SCT (a) in any of the following Mexican cellular regions: (i) in Region 5 through Comunicaciones Celulares de Occidente, S.A. de C.V., (ii) in Region 6 through Sistemas Telefonicos Portatiles Celulares, S.A. de C.V., (iii) in Region 7 through Telecomunicaciones del Golfo, S.A. de C.V. and (iv) in Region 9 through S.O.S Telecomunicaciones, S.A. de C.V. (the "Region 9 Concession"), or (b) in any other cellular region in which the Borrower or any Subsidiary shall obtain the right to provide cellular service.

            "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with Mexican GAAP, provided that there shall be excluded (a) the income (or loss) of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries by such Person, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that Person's assets are acquired by the Borrower or any of the Subsidiaries and (c) the income (or loss) of any Person accrued after the date such Person is no longer a Subsidiary as the result of a sale of such Person's stock or assets to, or merger or consolidation with, a Person other than the Borrower or any of the Subsidiaries.

            "Consolidated Total Debt" means, at any date, all Indebtedness of the Borrower and the Subsidiaries at such date (other than the Subordinated Indebtedness), net of cash on hand (but only if there are no outstanding Revolving Loans), determined on a consolidated basis in accordance with Mexican GAAP.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Debenture Purchase Agreement" means the Debenture Purchase Agreement between Bell Atlantic International, Inc. and the Borrower, in the form of Exhibit G hereto, with such changes as shall have been approved in writing by the Administrative Agent and the Required Lenders, providing for the issuance of the Subordinated Debt.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Designated Assets" means all Concessions held by the Borrower and the Subsidiaries and, to the extent related to such Concessions pursuant to Articles 92, 93 and 94 of the Original Telecommunications Laws and the 1995 Telecommunications Laws, all assets (movable and non-movable) used in the construction, exploitation, repair and maintenance of the relevant means of communications, all capital contributions, cash on hand, receivables and rights arising for the benefit of the relevant Concessions, the trademarks specified in
Schedule 1.01(a) and, if not sold by December 31, 1998, the Borrower's headquarters building located at Montes Urales 460 in Lomas de Chapultepec, Mexico City.

            "Designated Equity Interest" means any capital stock issued by or other equity interest in any Subsidiary, Iusacell and any other capital stock or equity interest in any other Person, that is owned on the date hereof or hereafter acquired by the Borrower or any Designated Subsidiary, except for any capital stock or equity interest in GMD Comunicaciones, S.A. de C.V., Hermes Telecomunicaciones, S.A. de C.V., Portaserv, S.A. de C.V., Grupo Iusacell Nicaragua, S.A. or Inflight Phone de Mexico, S.A. de C.V.

            "Designated Subsidiary" means any Subsidiary other than those Subsidiaries listed in Schedule 1.01(b) hereto; provided, that any Subsidiary that (i) guarantees the Senior

Notes or any other Indebtedness of the Borrower or (ii) owns any capital stock of or other equity interest in any Designated Subsidiary shall in any event be a Designated Subsidiary.

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

            "EBITDA" means, at any date, with respect to the Borrower and the Subsidiaries on a consolidated basis, and determined in accordance with Mexican GAAP, (a)(i) to the extent deducted in computing such Consolidated Net Income for such period, the sum (without duplication) for the two fiscal quarters most recently ended at such date of (A) Consolidated Net Income, (B) income tax and asset tax expense and employee profit sharing expense, (C) Cash Interest Expense, (D) depreciation and amortization expense, (E) non-cash extraordinary losses and non-cash expenses (other than items that will require cash payments and for which an accrual or reserve is, or is required by Mexican GAAP to be, made) and (F) foreign exchange losses and monetary correction losses, minus (ii) to the extent added in computing such Consolidated Net Income for such period, the sum of (A) consolidated interest income, (B) non-cash extraordinary gains and non-cash income and (C) foreign exchange gains and monetary correction gains, multiplied by (b) 2.0.

            "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

            "Environmental Laws" means all laws, rules, regulations, codes, normas tecnicas, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Excess Cash Flow" means, for any period, the sum (without duplication) of:

            (a) Consolidated Net Income for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

            (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such period; plus

            (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries increased during such period; minus

            (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such period; minus

            (e) Capital Expenditures not financed by Purchase Money Indebtedness, Refinancing Indebtedness or Capital Lease Obligations for such period; minus

            (f) all scheduled principal payments and voluntary prepayments of Term Loans and of any Indebtedness under clauses (iv), (vi) (with respect to performance bonds only) and (vii) of Section 6.01(a); minus

            (g) all investments, loans, advances, Guarantees and acquisitions permitted under clauses (h), (i) and (k) of Section 6.05.

            "Exchange Rate" means, on any day, (a) with respect to Mexican Pesos, the exchange rate reported by the Federal Reserve Bank of New York as its noon buying rate for Mexican

Pesos on such day (or if such day is not a Business Day, on the immediately preceding Business Day) and (b) with respect to U.S. Dollars, the exchange rate reported by the Federal Reserve Bank of New York as its noon buying rate for U.S. Dollars on such day (or if such day is not a Business Day, on the immediately preceding Business Day); provided that if at the time of any such determination, for any reason, any exchange rate is not being quoted, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (b) any withholding tax that is imposed on amounts payable to a Foreign Lender that is attributable to such Foreign Lender's failure to comply with Section 2.15(e).

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means any sovereign government or any political subdivision thereof, whether state or local, any legislative or judicial body, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (but only to the extent the maintenance of such financial statement condition or liquidity represents a legally enforceable, as opposed to merely a moral, obligation of such Person) or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Agreement" means the Guarantee Agreement among the Borrower, the Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.

            "IMSS" means Instituto Mexicano del Seguro Social.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "INFONAVIT" means Instituto del Fondo Nacional de la Vivienda para los Trabajadores.

            "Information Memorandum" means the Confidential Information Memorandum dated July 1997 relating to the Borrower and the Transactions.

            "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.05.

            "Interest Payment Date" means (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each of the days occurring at three-month intervals after the first day of such Interest Period, and (b) with respect to any ABR Loan, the last day of each January, April, July and October.

            "Interest Period" means with respect to the first Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on January 31, 1998 and with respect to any other Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if at the time of such Eurodollar Borrowing, it is the general practice of each Lender to make Interest Periods of such length available, nine or 12 months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and
(iii) any Interest Period that would otherwise extend beyond the Revolving Maturity Date or the Term Maturity Date shall end on such Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Iusatelecomunicaciones" means Iusatelecomunicaciones, S.A. de C.V., the Borrower's 450 MHz local wireless subsidiary.

            "Joint Venture Investment" means any sale, lease, transfer, issuance or other disposition of shares of capital stock of a Subsidiary, property or other assets by the Borrower or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) which is engaged in or used in, as applicable, a Related Business, in exchange for which the Borrower or a Subsidiary receives capital stock of another Person (other than the Borrower or a Subsidiary) engaged primarily in a Related Business, provided that the fair market value of such capital stock is at least equal to the fair market value of such shares, property or assets that are the subject of such disposition.

            "Later Maturing Indebtedness" means unsecured Indebtedness of the Borrower incurred after the date hereof that has a final maturity date at least six months after the Term Loan Maturity Date and no portion of which is subject to mandatory repayment or repurchase at the option of the holders thereof or otherwise prior to such time.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such

Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "LIBOR Rate" means with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of Dow Jones Markets (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. Dollar deposits for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement, the Guarantee Agreement, the Security Documents and the Notes.

            "Loan Parties" means, the Borrower and the Subsidiary Loan Parties.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

            "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding US$5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "Material Terms and Conditions" means, with respect to any Concession, the terms and conditions of such Concession the violation of which, or non-compliance with which, could cause the Borrower or any of its Subsidiaries to (a) lose such Concession, (b) lose any material rights relating to such Concession, (c) incur materially increased costs to provide the service under such Concession or (d) suffer a material restriction of any right to provide service under such Concession.

            "Mexican Federal Telecommunications Commission" means Comision Federal de Telecomunicaciones, an independent regulatory body of the SCT.

            "Mexican GAAP" means generally accepted accounting principles in Mexico.

            "Mexican Lender" means a banking institution chartered in Mexico and authorized to engage in the business of banking by the Ministry of Finance and Public Credit.

            "Mexican Institute of Industrial Property" means Instituto Mexicano de la Propiedad Industrial.

            "Mexican Pesos" or "Pesos" or "Ps" refers to the lawful currency of Mexico.

            "Mexican Taxes" means all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, surcharges, fines, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by Mexico or any political subdivision or taxing authority thereof or therein, or by any federal or other association of or with which Mexico may be a member associated, on or in respect of this Agreement, any Loan, any Note, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof.

            "Mexico" means the United Mexican States.

            "Ministry of Finance and Public Credit" means the Mexican Secretaria de Hacienda y Credito Publico.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means the security agreement among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E-1 hereto, relating to the Concessions and related assets.

            "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated by the Borrower to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated by the Borrower to be payable, to the extent such taxes and liabilities are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

            "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Temporary Cash Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

            "1995 Telecommunications Law" means the Mexican Ley Federal de Telecomunicaciones.

            "Note" shall mean a promissory note provided for by Section 2.07(e) hereof with English and Spanish versions side-by-side and substantially in the form of Exhibit I-1 or I-2, as applicable, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "Obligations" has the meaning assigned to such term in the Guarantee Agreement and the Security Documents.

            "Original Telecommunications Laws" means the Mexican Ley de Vias Generales de Comunicacion, the Reglamento de Telecomunicaciones and the rules promulgated thereunder.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

            (b) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (c) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (d) judgment liens in respect of judgments that do not constitute an Event of Default under Article VII; and

            (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Pledge Agreement" means the Pledge Agreement among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D.

            "Prepayment Event" means:

            (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b),
      (d) and (e) of Section 6.06; or

            (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) incurred in the ordinary course of business solely to finance the acquisition, construction or lease by the Borrower or a Subsidiary of such asset, including repairs, additions and improvements thereto.

            "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date hereof or incurred in compliance with this Agreement (including Indebtedness of the Borrower that refinances Indebtedness of any Subsidiary (to the extent permitted by this Agreement) and Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (a) the Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Indebtedness being refinanced, (b) the Refinancing Indebtedness has an average life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the average life of the Indebtedness being refinanced, (c) the Refinancing Indebtedness shall not be senior in right of payment to the Indebtedness being refinanced and (d) such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (i) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, and (ii) the amount of prepayment premiums, if any, owed, not in excess of the amount provided for by the preexisting prepayment provisions of such Indebtedness being refinanced; provided further however that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that refinances Indebtedness of the Borrower and (B) Indebtedness guaranteed by a Subsidiary that does not guarantee the Indebtedness being refinanced.

            "Register" has the meaning set forth in Section 9.04.

            "Related Business" means any business related, ancillary or complementary to the business of the Borrower and the Subsidiaries on the Effective Date.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing greater than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any Subsidiary or on account of any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary.

            "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Commitment Termination Date and any other date of termination of the Revolving Commitments.

            "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans expressed as an amount representing the maximum permitted amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is US$100,000,000.

            "Revolving Commitment Termination Date" means July 24, 1998.

            "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans.

            "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

            "Revolving Loan" means a Loan made pursuant to clause (b) of Section
2.01 or, if applicable, clause (e) of Section 2.06.

            "Revolving Maturity Date" means July 25, 2002.

            "SAR" means Sistema de Ahorro para el Retiro or any successor.

            "S&P" means Standard & Poor's Ratings Group.

            "SCT" means the Mexican Ministry of Communications and Transportation (Secretaria de Comunicaciones y Transportes).

            "Secured Parties" has the meaning assigned to such term in the Security Documents.

            "Security Agreements" means the Mortgage and the Trademark Pledge Agreement.

            "Security Documents" means the Security Agreements, the Pledge Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 to secure any of the Obligations.

            "Senior Notes" means US$150,000,000 aggregate principal amount of the Borrower's 10% Senior Notes due 2004 issued under and on the terms set forth in the Senior Note Indenture.

            "Senior Note Indenture" means the Indenture between the Borrower, certain subsidiary guarantors and First Union National Bank, as trustee, in the form of Exhibit F hereto, with such changes as shall have been approved in writing by the Administrative Agent and the Required Lenders, providing for the issuance of the Senior Notes.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in U.S. Dollars of over US$100,000 with maturities approximately equal to three months and (b) with respect to the LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D on the Administrative Agent (and, to the extent Regulation D shall impose any such reserve percentage on the Administrative Agent, the percentage employed for purposes of this definition shall be that imposed on the Administrative Agent). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements (which reserve requirements, if applicable, will be at the rate applicable to the Administrative Agent at any such time) without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Stock Purchase Plan" means the Executive Employee Stock Purchase Plan implemented by the Borrower in March 1997.

            "Subordinated Debt" means Convertible Subordinated Debentures issued by the Borrower to Bell Atlantic International, Inc., a subsidiary of Bell Atlantic, pursuant to the Subordinated Debt Documents in an aggregate principal amount not greater than US$150,000,000.

            "Subordinated Debt Documents" means the Debenture Purchase Agreement, the Subordination Agreement and any other instrument or document executed and delivered pursuant thereto in connection with the Subordinated Debt.

            "Subordination Agreement" means the Subordination Agreement among Bell Atlantic International, Inc., the Borrower, the Administrative Agent and First Union National Bank, in the form of Exhibit H hereto, for the benefit of the Lenders and the holders of the Senior Notes.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP (or, for purposes of identifying subsidiaries of the Borrower, Mexican GAAP) as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any subsidiary of the Borrower; provided that Iusatelecomunicaciones shall not be deemed to be a Subsidiary until (a) after the end of the first two fiscal quarter period at which its capital expenditures, related finance costs and pre-operating costs are no longer required to be capitalized under Mexican GAAP and (b) the Borrower requests such designation.

            "Subsidiary Loan Party" means any Subsidiary that is a party to the Guarantee Agreement or to one or more of the Security Documents.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Temporary Cash Investments" means any of the following:

            (a) direct obligations of the United States of America or any agency or instrumentality thereof with a maturity of 365 days or less from the date of acquisition and other obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

            (b) demand deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less from the date of acquisition of any financial institution which at the date of acquisition has combined capital and surplus and undivided profits of not less than US$500,000,000 (or any foreign currency equivalent thereof) and has outstanding indebtedness rated at least "A" by S&P and at least A2 by Moody's;

            (c) commercial paper, loan participation interests, medium term notes, asset backed securities and other promissory notes, including floating or variable rate obligations, issued by any Person other than the Borrower or an Affiliate of the Borrower, with a remaining maturity of 365 days or less from the date of acquisition and rated at least A-1 or A-, as applicable, by S&P and at least P-1 or A3, as applicable, by Moody's;

            (d) repurchase agreements and reverse repurchase agreements relating to marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States of America or issued by any Governmental Authority thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depositary Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

            (e) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or A2 by Moody's;

            (f) instruments backed by letters of credit of institutions satisfying the requirements of clause (b) above;

            (g) Certificados de la Tesoreria de la Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes), in each case issued by the government of Mexico and having a maturity of 365 days or less from the date of acquisition;

            (h) any other instruments issued or guaranteed by the government of Mexico and denominated and payable in Mexican Pesos and having a maturity of 365 days or less from the date of acquisition;

            (i) demand deposits, certificates of deposit and bankers' acceptances denominated in Mexican Pesos and issued by any of the five top-rated banks (as evaluated by any internationally recognized rating agency) organized under the laws of Mexico or any state thereof; and

            (j) investment funds that invest solely in any of the instruments described in clauses (a) through (i) above.

            "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be
(a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is US$125,000,000.

            "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

            "Term Loan" means a Loan made pursuant to clause (a) of Section 2.01 or, if applicable, clause (e) of Section 2.06.

            "Term Maturity Date" means July 25, 2002.

            "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "Trademark Pledge Agreement" means the pledge agreement among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E-2 hereto, relating to the trademarks specified in Schedule 1.01(a).

            "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans and the use of the proceeds thereof.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

            "U.S. Dollars" or "US$" refers to the lawful currency of the United States of America.

            "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interest are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. For the purposes of determining compliance under Article VI and Article VII, any amount denominated in Mexican Pesos shall be translated into U.S. Dollars at the applicable Exchange Rate as of the last Business Day of the week most recently ended.

            SECTION 1.04. Accounting Terms; Mexican GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Mexican GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in Mexican GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of Mexican GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. All references to the Borrower and the Subsidiaries on a "consolidated" basis shall be deemed to exclude Iusatelecomunicaciones, unless and until Iusatelecomunicaciones satisfies the conditions specified in the definition of "Iusatelecomunicaciones" as required for inclusion in the definition of "Subsidiary".

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans at any time prior to the Revolving Commitment Termination Date. Amounts repaid in respect of Term Loans, and amounts repaid in respect of Revolving Loans after the Revolving Commitment Termination Date, may not be reborrowed.

            SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject only to Section 2.12, each Revolving Borrowing and Term Borrowing shall be comprised entirely of Eurodollar Loans, except that for purposes of the first Borrowing, such Borrowing shall be comprised entirely of ABR Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; provided further that each Lender shall not, in electing to cause a branch or Affiliate to make any Loan, act in a manner inconsistent with its obligations under Section 2.17.

            (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000 or, in the case of a Revolving

Borrowing, an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments. Borrowings of more than one Interest Period may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Maturity Date, as applicable.

            SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing (or any borrowing of Term Loans as contemplated by Section 2.06(e)), the Borrower shall notify the Administrative Agent of such request in writing not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed borrowing. Each such Borrowing Request shall be irrevocable and shall be delivered by telecopy to the Administrative Agent in a form approved by the Administrative Agent and signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

            (ii) the aggregate amount of such Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) the initial Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the Borrower's account with a bank in New York City to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of three months' duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower, on behalf of the relevant Lender, by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with a bank in New York City and designated by the Borrower in the applicable Borrowing Request.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower through the second Business Day thereafter, at the greater of the Federal Funds Effective Rate and (i) in the case of such Lender, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the rate applicable to the interest rate applicable to Eurodollar Loans, and after such second Business Day and until such amount shall be paid to the Administrative Agent, at the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.05. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing shall have an initial Interest Period as specified in the applicable Borrowing Request. Thereafter, the Borrower may elect to continue such Borrowing and may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different Interest Periods with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under
Section 2.03 if the Borrower were requesting a Borrowing to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be delivered by telecopy to the Administrative Agent in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

            (iii) the Interest Period to be applicable to such Borrowing after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of three months' duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to 11:00 a.m., New York City time, three Business Days prior to the end of the Interest Period applicable thereto, then, the Borrower shall conclusively be deemed to have requested that such Borrowing be continued at the end of such Interest Period as a Eurodollar Borrowing with an Interest Period of three months' duration.

            SECTION 2.06. Termination, Reduction and Increase of Commitments.
(a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Commitment Termination Date.

            (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

            (c) The Revolving Commitments shall be automatically reduced on the date of any prepayment of Revolving Loans pursuant to Section 2.09(b) or (c) by the amount of such prepayment.

            (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            (e) The Borrower may from time to time prior to December 31, 1999, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the Revolving Loans (and, prior to the Revolving Commitment Termination Date, the Revolving Commitments) or the Term Loans be increased; provided that any such increase shall be in an amount of at least US$25,000,000 and the aggregate amount of all increases shall not exceed US$100,000,000. Each such notice shall set forth the requested amount of the increase in such Commitments or such Loans and the date on which such increase is to become effective (which shall be not fewer than 45 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment or its applicable Loan by its ratable share, based on the amounts of the Lenders' Commitments or Loans, as the case may be, of the requested increase. Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 Business Days after the date of the Borrower's notice (which notice shall be forwarded to each Lender immediately upon receipt of such notice by the Administrative Agent), either agree to increase its Commitment or Loans, as the case may be, by all or a portion of the offered amount or decline to increase its Commitment or Loans (and any Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment or Loans). In the event that, on the 10th Business Day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments or Loans by an aggregate amount less than the increase requested by the Borrower, the Borrower shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Additional Lender"), which may include any Lender, to extend Commitments or make Loans or increase their existing Commitments or Loans in an aggregate amount equal to the unsubscribed amount, provided that each Additional Lender, if not already a Lender hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Lender hereunder. If (and only if) Lenders (including Additional Lenders) shall have agreed to increase their Commitments or Loans or to extend new Commitments or make Loans in an aggregate amount not less than US$25,000,000, such increases shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this paragraph, and if additional Loans are to be made, such Loans shall be made on such date (it being agreed that the Borrower will give the notice required by Section 2.03 in connection with such Loans). If the Loans made on any date pursuant to this paragraph (e) shall not be made by all the Lenders ratably in accordance with the amounts of their Revolving Commitments (or Revolving Loans) or existing Term Loans, as the case may be, such Loans shall be made in such manner as the Administrative Agent may specify in order that each Revolving Borrowing or Term Borrowing shall, at the earliest practicable date, consist of Revolving Loans or Term Loans made by the Lenders ratably in accordance with the respective aggregate amounts of their Revolving Commitments (or Revolving Loans) or their outstanding Term Loans, as the case may be. Notwithstanding the foregoing, no increase shall become effective under this paragraph unless, on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer.

            SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.08. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Commitment Termination Date; provided that if on the Revolving Commitment Termination Date no Default shall have occurred and be continuing, then, at the option of the Borrower, the Revolving Loans will continue outstanding, and will be payable as to principal as provided in Section 2.08.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Each Loan of any Class made by each Lender shall be evidenced by a Note substantially in the form of Exhibit I-1 or I-2, as applicable. The Borrower shall prepare, execute and deliver to each Lender a Note or Notes evidencing Eurodollar Loans (and, under the circumstances referred to in Section 2.12, ABR Loans), payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns); provided that for purposes of the first Borrowing, any such Notes shall be delivered to Cravath, Swaine & Moore, with copies of such Notes delivered to each Lender. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

            SECTION 2.08. Amortization of Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay on each date set forth below (each an "Installment Date") (i) an amount of the Term Borrowings equal to the percentage set forth opposite such date of the aggregate Term Borrowings made on the Effective Date and (ii) an amount of the Revolving Borrowings equal to the percentage set forth opposite such date of the aggregate Revolving Borrowings outstanding on the Revolving Commitment Termination Date that shall not have become due and payable on such date as provided in Section 2.07(a):

                                             Quarterly
                                             Amortization
              Date                           Percentage
              ----                           ----------

            10/31/97                              0%
             1/31/98                              0%
             4/30/98                              0%
             7/31/98                              0%
            10/31/98                              0%
             1/31/99                              0%
             4/30/99                              0%
             7/31/99                              0%
            10/31/99                              0%
             1/31/00                              0%
             4/30/00                              5%
             7/31/00                              5%
            10/31/00                              5%
             1/31/01                              5%
             4/30/01                             12%
             7/31/01                             12%
            10/31/01                             12%
             1/31/02                             12%
             4/30/02                             16%
             7/25/02                             16%

            (b) To the extent not previously paid, (i) all Term Loans shall be due and payable on the Term Maturity Date and all Revolving Loans shall be due and payable on the Revolving Maturity Date.

            (c) Any prepayment of a Term Borrowing, and any prepayment of a Revolving Borrowing after the Revolving Commitment Termination Date, shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings or Revolving Borrowings, as the case may be, to be made pursuant to this Section
2.08 ratably in accordance with the amounts thereof. In the event of any increase in the Revolving Loans or the Term Loans as provided in Section 2.06(e) (other than any increase in the Revolving Commitments or Revolving Loans prior to the Revolving Commitment Termination Date), the amount of the Revolving Loans or Term Loans payable on the subsequent Installment Date shall be increased, ratably in accordance with the amounts due on such dates before giving effect to such increase, by an aggregate amount equal to the amount of such increase.

            (d) Prior to any repayment of any Borrowing hereunder, the Borrower shall select the Borrowing to be repaid and shall notify the Administrative Agent in writing of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

            SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

            (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within 15 Business Days after such Net Proceeds are received, prepay Term Borrowings and, after the Term Borrowings shall have been prepaid in full, Revolving Borrowings, in an aggregate amount equal to 100% of such Net Proceeds; provided that the Borrower shall not be subject to such prepayment obligation with respect to 50% of such Net Proceeds (the "Specified Net Proceeds") to the extent that within such period of 15 Business Days the Borrower notifies the Administrative Agent that it intends to reinvest such Specified Net Proceeds in Additional Assets within 12 months after the receipt thereof, and within such 12-month period the Borrower delivers to the Administrative Agent a notice certifying that such Specified Net Proceeds have in fact been so reinvested; provided further that to the extent such Specified Net Proceeds are not fully used in accordance with the foregoing proviso, the Borrower shall prepay Term Borrowings and, after the Term Borrowings shall have been prepaid in full, Revolving Borrowings, in an aggregate amount equal to 100% of such excess Specified Net Proceeds within 10 Business Days of such non-use.

            (c) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1998, the Borrower shall prepay Term Borrowings (and after the Term Borrowings shall have been prepaid in full, prepay Revolving Borrowings) in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 120 days after the end of such fiscal year).

            (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

            (e) The Borrower shall notify the Administrative Agent in writing of any prepayment hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

            SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate of 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the Revolving Commitment Termination Date. Accrued commitment fees shall be payable in arrears on the last day of January, April, July and October of each year and on the Revolving Commitment Termination Date, commencing on October 31, 1997. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable.

            SECTION 2.11. Interest. (a) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 1.75% per annum.

            (b) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus 0.75% per annum.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Borrowings as provided in paragraph (b) of this Section.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable LIBO Rate or Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

            (b) the Administrative Agent is advised in good faith by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof (sent by telecopy and confirmed promptly by hand delivery or overnight courier service) to the Borrower and the Lenders by telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the continuation of any Borrowing as a Eurodollar Borrowing shall be deemed to request the continuation of such Borrowing at the end of the Interest Period applicable thereto as an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, the requested Borrowing shall be made as an ABR Borrowing. At or prior to the making or continuation of any Borrowing as an ABR Borrowing as contemplated by the preceding sentence, the Borrower shall deliver to each Lender a duly completed Note or Notes evidencing the Loan or Loans of such Lender constituting a part of such Borrowing, and upon the delivery of such Note or Notes, such Lender shall surrender to the Borrower for cancellation the Note or Notes that shall previously have represented such Loan or Loans.

            SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

            (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

            (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered or deemed to have been delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for U.S. Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority but no later than 30 days after the date on which such Taxes are paid by the Borrower, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender and the Administrative Agent will promptly provide to the Borrower such form, certification or similar documentation, if any (each duly completed, accurate and signed), as is currently required under the laws of Mexico or any double taxation treaty that is in effect and to which Mexico is a party, or comply with such other requirement, if any, as is currently applicable under the laws of Mexico, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Foreign Lender or the Administrative Agent is entitled pursuant to an applicable double taxation treaty that is in effect and to which Mexico is a party or the law of Mexico. The Borrower shall not be required to indemnify any Lender, or the Administrative Agent under clauses (a) or (c) of this Section (which indemnity exception shall not apply to a Lender that is a Mexican Lender) for any Indemnified Taxes or Other Taxes to the extent that such Indemnified Taxes and Other Taxes would not be imposed but for the failure by such Lender or the Administrative Agent, as the case may be, to comply with the provisions of the preceding sentence. Upon the written request of the Borrower given at least 30 days in advance, each Lender and the Administrative Agent will promptly provide to the Borrower such form, certification or similar documentation (each duly completed, accurate and signed) as may in the future be required by Mexico or any other jurisdiction, or comply with such other requirement as may in the future be applicable in Mexico or any other jurisdiction, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Foreign Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction; provided that neither such Lender nor the Administrative Agent shall have any obligation to provide such form, certification or similar document if, in the sole judgment of such Lender or the Administrative Agent, as the case may be, the provision of such form, certification or similar document will be unduly burdensome, will require such Lender or the Administrative Agent to disclose any confidential or proprietary information or will otherwise be disadvantageous to such Lender or the Administrative Agent.

            SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in U.S. Dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Term Loans. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.16(d) or 9.03(c), then the Administrative Agent may, in its discretion
(notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13 or 2.15 (other than additional amounts for withholding taxes applicable on the date hereof), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15 in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.13 or 2.15 (other than additional amounts for withholding taxes applicable on the date hereof), or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort (or, if any assignment is due to a default by a Lender in its obligation to fund Loans hereunder, at such defaulting Lender's expense), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if the request for such assignment has been made because such Lender has requested compensation under Section 2.13 or 2.15 and, prior to such assignment, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

            The Borrower represents and warrants to the Lenders that:

            SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03. Governmental Approvals; No Conflicts. (a) The Transactions (i) do not require any consent or approval of, registration or filing (other than filings that the Borrower is required to make, for tax purposes, with the Ministry of Finance and Public Credit and that do not have an effect on the obligations of the Borrower under Section 2.15) with, or any other action by, any Governmental Authority (including, regulations of the Central Bank of Mexico), except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, including (A) the filings and recording of the Mortgage with (x) the Telecommunications

Registry maintained by SCT, (y) each Public Registry of Property where real estate subject to the Mortgage may be located and (z) the Public Registry of Commerce of the Federal District of Mexico) and (B) the filing and recording of the Trademark Pledge Agreement with the Mexican Institute of Industrial Property, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement, concession, permit or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

            (b) Each of the Borrower and its Subsidiaries has obtained the Concessions, or has applied for and is diligently pursuing, all other concessions, licenses, permits, authorizations or other forms of permission which under Mexican law are necessary for operating and maintaining a wireless communications business and none of the Borrower or any of its Subsidiaries is in violation of any valid material rights of others with respect to any of the foregoing.

            SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1996, reported on by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP as required to be applied in filings under the Federal securities laws and Mexican GAAP applied consistently (with a reconciliation between the two in the case of annual financial information), subject to year-end audit adjustments.

            (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of March 31, 1997, prepared giving effect to the Transactions (except any borrowing of Revolving Loans not made in connection with transactions occurring on the Effective Date) as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Borrower to be reasonable), (ii) is based on the best information available to the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to such Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of March 31, 1997 as if the Transactions had occurred on such date.

            (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, and except for the Disclosed Matters, after giving effect to the Transactions, none of the Borrower or any of its Subsidiaries has, as of the Effective Date, any material contingent liabilities, material liabilities for taxes, material unusual forward or material long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in its balance sheets as of the dates specified in clause (a) of this Section.

            (d) Since December 31, 1996, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

            SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (c) Schedule 3.05 sets forth the address of each real property that is owned by the Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

            SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            SECTION 3.07. Compliance with Laws and Agreements; Stock Purchase Plan. Each of the Borrower and its Subsidiaries is in substantial compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such

Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. IMSS, INFONAVIT, SAR. Each of the Borrower and its Subsidiaries is in compliance with any and all laws relating to IMSS, INFONAVIT and SAR, has paid all amounts necessary to be paid thereunder and there is no proceeding pending or, to its knowledge, threatened against any of them as a result of failure to comply with or violations of such laws.

            SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date. As of the Effective Date, the signatories to the Guarantee Agreement are the only Designated Subsidiaries.

            SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.

            SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by, payments made to and working conditions applicable to employees of the Borrower and the Subsidiaries have not been and are not in violation of the Federal Labor Law (Ley Federal del Trabajo), the IMSS Law and any rules and regulations thereunder. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

            SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower, on an individual basis, or the Loan Parties, taken as a whole, at a fair valuation, will exceed its or their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower, on an individual basis, or the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of its or their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) the Borrower, on an individual basis, or the Loan Parties, taken as a whole, will be able to pay its or their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower, on an individual basis, or the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the businesses in which it or they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date.

            SECTION 3.16. Senior Indebtedness. The Obligations constitute "Senior Indebtedness" under and as defined in the Senior Note Indenture and "Senior Obligations" under and as defined in the Subordinated Debt Documents.

            SECTION 3.17. Use of Proceeds. The proceeds of the Loans will be used only to refinance existing Indebtedness of the Borrower and its Subsidiaries, to fund Capital Expenditures and for general corporate purposes.

            SECTION 3.18. Effectiveness and Validity of Concessions and Material Permits. As of the Effective Date, all Concessions and material permits in respect thereto granted to the Borrower or any Subsidiary under the Original Telecommunications Law and the 1995 Telecommunications Law are valid and in full force and effect, all payments to be made thereunder to SCT have been duly and timely made, all conditions to their effectiveness have been satisfied and, to the knowledge of the Borrower, there is no action pending or threatened that may challenge the validity of any such concession.

            SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

            (b) All approvals (other than SCT approval with respect to the Region 9 Concession, which will be obtained in accordance with Section 5.14) necessary to create the security interest intended to be perfected under the Security Agreements have been obtained and are in full force and effect; the Security Agreements will be effective in accordance with Section 5.14 to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest (subject only to the registrations mentioned in Section 5.14) in (i) the Collateral (as defined in the Mortgage) consisting of all Concessions and, to the extent related to such Concessions pursuant to Articles 92, 93 and 94 of the Original Telecommunications Laws, all assets (movable and non-movable) used in the construction, exploitation, repair and maintenance of the relevant means of communications, and all capital contributions, cash in hand, and receivables and rights arising for the benefit of the relevant Concessions and (ii) the trademarks specified in Schedule 1.01(a) and subject to the Trademark Pledge Agreement.

            SECTION 3.20. Delivery of Agreements. The Borrower has heretofore furnished to the Lenders a true copy of each of the (a) organizational documents of the Borrower, (b) Subordinated Debt Documents, (c) Senior Note Indenture and
(d) the Amended and Restated Shareholders Agreement dated as of February 18,
1997.

            SECTION 3.21. Legal Form. Each Loan Document is in proper legal form under the law of Mexico for the enforcement thereof against each Loan Party a party thereto under such law, and if such Loan Document were stated to be governed by such law, it would constitute the legal, valid and binding obligation of each Loan Party a party thereto under such law, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. All formalities required in Mexico for the validity and enforceability of each Loan Document (including, any necessary registration, recording or filing with any court or Governmental Authority in Mexico) against each Loan Party have been accomplished or will be obtained on or prior to the Effective Date (unless otherwise specified in Sections 3.03, 5.14 or elsewhere in the Loan Documents) and no Mexican Taxes are required to be paid and no notarization is required for the validity and enforceability thereof, except that in the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

            SECTION 3.22. Commercial Activity; Absence of Immunity. Each Loan Party is subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party constitute private and commercial acts rather than public or governmental acts. None of the Loan Parties nor any of their respective assets or revenues is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Loan Party under the Loan Documents to which it is a party.

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Rogers & Wells, counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) De Ovando y Martinez del Campo, S.C., special Mexican counsel for the Borrower, substantially in the form of Exhibit B-2, (iii) Carlos Gutierrez Cardona, Deputy General Counsel for the Borrower, substantially in the form of Exhibit B-3 and (iv) Susan B. Asch, Esq., Assistant General Counsel of Bell Atlantic International, Inc., and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization and existence of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions (including copies, certified by a notary public, of the estatutos sociales of each Loan Party and powers-of-attorney, with authority for actos de dominio and actos de administracion as well as for execution of negotiable instruments, for each person executing each Loan Document on behalf of each Loan Party each notarized by a Mexican notary public), all in form and substance satisfactory to the Administrative Agent and its counsel and a letter from the agent for service of process appointed by the Borrower pursuant to Section 9.09, agreeing to act as process agent (together with a notarized power-of-attorney granted to such process agent, which notarized power-of- attorney will be delivered by the Borrower to the Administrative Agent on or prior to 45 days after the Effective Date).

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

            (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

            (f) The Administrative Agent shall have received the Guarantee Agreement signed by each Designated Subsidiary.

            (g) The Administrative Agent shall have received the Pledge Agreement signed on behalf of the Borrower and each Subsidiary that owns any Designated Equity Interest, together with certificates representing all the Designated Equity Interests as of the Effective Date endorsed "en garantia" to the Collateral Agent, together with a copy, certified by the Secretary of each Designated Subsidiary, of the notation made in the Stock Registry of each Designated Subsidiary relating to the security interest created by such Pledge Agreement.

            (h) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained and all registrations required to have been made with any Governmental Authority in connection with the Transactions shall have been effected (other than filings that the Borrower is required to make, for tax purposes and from time to time, with the Ministry of Finance and Public Credit and that do not have an effect on the Obligations of the Borrower under Section 2.15), in each case without the imposition of any burdensome conditions (other than those required in respect of the Security Agreements, which are subject to
Section 5.14).

            (i) The Borrower and its Subsidiaries shall have repaid or shall substantially simultaneously repay in full all amounts due and payable under all other Indebtedness of the Borrower and its Subsidiaries other than the Senior Notes, the Subordinated Debt and the trade finance credit with Mitsui USA, Inc. and Mitsui de Mexico, S.A. de C.V., and the Administrative Agent shall have received duly executed documentation either evidencing or necessary for the termination of all such Indebtedness and the release of all related Liens thereto.

            (j) The Subordinated Debt Documents shall have been executed by the parties thereto and shall be in full force and effect, with a copy of each Subordinated Debt Document delivered to the Administrative Agent.

            (k) The Senior Note Indenture shall have been executed by the parties thereto and shall be in full force and effect, with a copy delivered to the Administrative Agent.

            (l) With respect to Revolving Loans only, (i) all approvals and registrations referred to in Section 5.14 shall have been effected and (ii) the Administrative Agent shall have received (A) evidence of such approvals and registrations and (B) the Mortgage and the Trademark Pledge Agreement, each signed on behalf of the Borrower and each Subsidiary party thereto.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on August 31, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing.

            (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

            (c) If Indebtedness under this Agreement is not permitted by a separate basket under the Senior Note Indenture, receipt by the Administrative Agent of an officer's certificate setting forth calculations demonstrating that the subject borrowing complies with the Indebtedness covenant of the Indenture.

            (d) The Note or Notes for each Lender evidencing the Loan or Loans made by such Lender shall have been duly completed and executed by the Borrower.

            (e) With respect to Revolving Loans only, (i) all approvals and registrations referred to in Section 5.14 shall have been effected and (ii) the Administrative Agent shall have received (A) evidence of such approvals and registrations and (B) the Mortgage and the Trademark Pledge Agreement, each signed on behalf of the Borrower and each Subsidiary party thereto.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

            (a) within 120 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand, Despacho Roberto Casas Alatriste or other independent public accountants of recognized standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as required to be applied in filings under the U.S. Federal securities laws and Mexican GAAP applied consistently (with a reconciliation between the two);

            (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as required to be applied in filings under the U.S. Federal securities laws and Mexican GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 and (iii) stating whether any change in GAAP or Mexican GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission or Mexico's Comision Nacional Bancaria y de Valores, or any Governmental Authority succeeding to any or all of the functions of either such commission, or with any securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

            (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt (but in no event later than 10 Business Days after the occurrence of any of the following) written notice of the following:

            (a) actual knowledge of an officer of the Borrower of the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Governmental Approvals; Concessions. (a) The Borrower agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for the Borrower to comply with its obligations under the Loan Documents.

            (b) The Borrower will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect all Concessions and shall comply with the Material Terms and Conditions of all Concessions.

            SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, concessions, permits, patents, copyrights, trademarks and trade names material to the conduct of its business, including all material permits relating to the Concessions; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

            SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and Mexican GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and to maintain, develop and operate such property in accordance with prudent industry standards.

            SECTION 5.07. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

            SECTION 5.08. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which true and correct entries are made of the transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants; provided that, unless an Event of Default has occurred and is continuing, such visits shall be made no more frequently than once per each fiscal quarter during regular business hours and shall be coordinated through the Administrative Agent.

            SECTION 5.09. Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and with all material contractual obligations and obligations arising from the Concessions under which the Borrower and its Subsidiaries provide their services), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.10. Use of Proceeds. The proceeds of the Loans will be used only to repay existing Indebtedness of the Borrower and its Subsidiaries, to fund Capital Expenditures and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

            SECTION 5.11. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent thereof and, within three Business Days after such Subsidiary is formed or acquired, (a) if such Subsidiary is a Designated Subsidiary, the Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, (b) if such Subsidiary owns any Designated Assets, the Borrower will cause such Subsidiary to become a party to the Security Agreements and promptly to take such actions to create and perfect Liens on such Subsidiary's Designated Assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request, (c) the Borrower will cause all shares of capital stock or other equity interests of or in such Subsidiary owned by the Borrower or any other Subsidiary to be pledged pursuant to the Pledge Agreement and will create in favor of the Collateral Agent for the benefit of the Lenders, as security for the Obligations, first priority perfected pledges of and security interests in all such shares of capital stock or equity interests and (d) if such Subsidiary shall own any Designated Equity Interests, the Borrower will cause such Subsidiary to become a party to the Pledge Agreement and to create in favor of the Collateral Agent for the benefit of the Lenders, as security for the Obligations, first priority perfected pledges of and security interests in all such Designated Equity Interests.

            SECTION 5.12. Further Assurances. (a) The Borrower will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, mortgages, deeds of trust and other documents with any party deemed appropriate, including SCT and any public registry), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            (b) If any Designated Assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

            SECTION 5.13. Interest Rate Protection. In the event that at any fiscal quarter end less than 45% of the outstanding Indebtedness for borrowed money of the Borrower and the Subsidiaries (except Subordinated Debt that has been converted prior to December 31, 1999,) either bears interest at fixed rates or is subject to one or more interest rate protection agreements heretofore entered into pursuant to this Section (such condition being called the "Fixed Rate Shortfall"), the Borrower will, within 60 days after such fiscal quarter end, enter into, and thereafter maintain in effect, one or more interest rate protection agreements fixing or limiting interest rates on indebtedness for borrowed money for a period ending not sooner than the third anniversary of the Effective Date, on terms and with parties reasonably satisfactory to the Administrative Agent, to the extent necessary to eliminate the Fixed Rate Shortfall.

            SECTION 5.14. Perfection of Liens Created Under Security Agreements. As promptly as practicable, and in any event no later than 90 days after the Effective Date, the Borrower shall obtain and deliver to the Administrative Agent evidence, satisfactory to the Administrative Agent, of (i) SCT approval for the creation of a security interest in the Region 9 Concession, (ii) the registration (and perfection) of the security interest created by the Mortgage in the Telecommunications Registry maintained by SCT, (iii) the registration (and perfection) of the security interest created with respect to real property specified in the Mortgage in each of the relevant Public Registries of Property,
(iv) the registration of the Mortgage in the Public Registry of Commerce of the Federal District of Mexico and (v) the registration (and perfection) of the security interest created by the Trademark Pledge Agreement in the Mexican Institute of Industrial Property.

                                   ARTICLE VI

                               Negative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

            SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness created under the Loan Documents;

            (ii) the Senior Notes, including any guarantees with respect thereto;

            (iii) the Subordinated Debt, including any increase of such Subordinated Debt;

            (iv) Indebtedness existing on the date hereof and set forth in
      Schedule 6.01 and Refinancing Indebtedness with respect thereto;

            (v) Indebtedness of the Borrower to any Subsidiary and of any Designated Subsidiary to the Borrower or any other Subsidiary, other than any such Indebtedness to Iusatelecomunicaciones, unless permitted under clause (g) of Section 6.05;

            (vi) Indebtedness not in excess of an amount equal to the sum of (A) US$5,000,000 in respect of performance bonds, bankers' acceptances, letters of credit and surety bonds provided by the Borrower and the Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness and (B) US$10,000,000 with respect to any such performance bonds provided to secure telecommunications concessions, permits and similar governmental instruments of the Borrower and the Subsidiaries;

            (vii) Indebtedness in respect of Capital Lease Obligations, Purchase Money Indebtedness and Refinancing Indebtedness with respect thereto; provided that (x) the principal amount of such Indebtedness does not exceed 100% of the fair market value of the property or assets subject thereto and (y) the aggregate principal amount of all such Indebtedness does not exceed US$100,000,000; and

            (viii) other Later Maturing Indebtedness in an aggregate principal amount not exceeding US$100,000,000; provided that the terms and conditions of such Indebtedness are at least as favorable to the Borrower and the Lenders as are the terms and conditions of the Senior Notes or are otherwise reasonably satisfactory to the Required Lenders;

            (ix) other unsecured short-term Indebtedness in an aggregate principal amount not exceeding US$10,000,000 at any time outstanding (of which not more than US$5,000,000 at any time outstanding may be Indebtedness of Subsidiaries); provided that the terms and conditions of such Indebtedness are reasonably satisfactory to the Lenders.

            (b) The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of the Borrower or any Subsidiary (other than, in each case, in shares of capital stock) or any option, warrant or other right to acquire any such shares of capital stock.

            SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Liens created under the Loan Documents;

            (b) Permitted Encumbrances;

            (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure only Indebtedness permitted by clause (vii) of Section 6.01(a),
(ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

            (f) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Borrower or a Designated Subsidiary; and

            (g) any Liens not otherwise permitted by any other clause of this
Section in an aggregate principal amount not exceeding US$5,000,000 at any time outstanding.

            SECTION 6.03. Sale-Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that the Borrower and its Subsidiaries may enter into any such transaction to the extent the Capital Lease Obligations and Liens associated therewith would be permitted by clause (vii) of
Section 6.01(a) and Section 6.02(e), respectively.

            SECTION 6.04. Fundamental Changes. (a) The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing or would occur as a result of such transaction (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation,
(ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

            SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

            (a) Temporary Cash Investments;

            (b) investments existing on the date hereof and set forth on
Schedule 6.05, to the extent such investments would not be permitted under any other clause of this Section;

            (c) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries; provided that any such shares of capital stock that constitute Designated Equity Interests shall be pledged pursuant to the Pledge Agreement;

            (d) loans or advances made by the Borrower to any Designated Subsidiary and made by any Subsidiary to the Borrower or any other Designated Subsidiary, other than any such loans or advances to Iusatelecomunicaciones, unless permitted under clause (g) of Section 6.05;

            (e) Guarantees constituting Indebtedness permitted by Section 6.01;

            (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (g) investments by the Borrower or any Subsidiary in Iusatelecomunicaciones in an aggregate principal amount not exceeding US$12,000,000 at any time outstanding; provided that such investment is made with proceeds of Subordinated Debt that are promptly converted into capital stock of the Borrower pursuant to the terms of the Subordinated Debt;

            (h) acquisitions by the Borrower or any Subsidiary related to a Related Business and constituting a Capital Expenditure; provided that the aggregate amount during any fiscal year of (x) all such acquisitions, (y) all investments permitted under clause (i) of this Section and (z) all other

Capital Expenditures does not exceed the amount permitted during such year under clause (d) of Section 6.12;

            (i) investments by the Borrower or any Subsidiary in (A) licenses, concessions or permits required to provide, or related to, the cellular telephone service and data transmission service and (B) any Related Business in Mexico; provided that the aggregate principal amount of the sum of (x) such investments, (y) the acquisitions permitted under clause (h) of this Section and
(z) all amounts expended on Capital Expenditures does not exceed the amounts specified in clause (d) of Section 6.12 at any time outstanding; and

            (j) investments by the Borrower or any Subsidiary in (A) property (other than cash, cash equivalents or securities) to be owned by the Borrower or any Subsidiary and used in a Related Business, including any improvements thereto or developments thereof and (B) any entity engaged primarily in a Related Business (including the acquisition from third parties of capital stock) as a result of which such other entity becomes a Subsidiary, but only to the extent that any such investment constitutes a reinvestment of Net Proceeds in Additional Assets in accordance with clause (b) of Section 2.09; and

            (k) Joint Venture Investments in an aggregate amount not exceeding $50,000,000 at any time outstanding; provided that such permitted amount may not exceed $25,000,000 in the aggregate during the period beginning on the Effective Date and ending on the second anniversary of the Effective Date.

            SECTION 6.06. Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

            (a) sales of inventory, used or surplus equipment and Temporary Cash Investments in the ordinary course of business;

            (b) sales, transfers and dispositions to the Borrower or a Designated Subsidiary, other than such sales, transfers and dispositions to Iusatelecomunicaciones, unless permitted under clause (g) of Section 6.05; provided that any such sales, transfers or dispositions involving a Subsidiary (other than Iusatelecomunicaciones, except as permitted under clause (g) of Section 6.05) that is not a Designated Subsidiary shall be made in compliance with Section 6.09;

            (c) sales, transfers and dispositions of assets (other than capital stock of a Subsidiary and other than the Concessions) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed US$40,000,000 at any time outstanding;

            (d) the Conecel, Corptilor and Iusatel Chile investments;

            (e) the Borrower's headquarters building located at Montes Urales 460 in Lomas de Chapultepec, Mexico City; and

            (f) any issuance of capital stock of any Subsidiary to the Borrower or another Subsidiary to obtain funds required in response to a capital call related to Joint Venture Investment of such Subsidiary; provided that (i) any such issuance is subject to clause (k) of Section 6.05 and (ii) the percentage of the capital stock of such Subsidiary held directly or indirectly by the Borrower is not reduced as a result of such issuance and all capital stock issued to the Borrower or another Subsidiary is promptly subjected to the Lien of the Pledge Agreement.

            SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.13 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, and not for speculative purposes.

            SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
(a) The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

            (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock; and

            (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock; and

            (iii) the Borrower may make Restricted Payments, not exceeding US$2,500,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

            (b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Indebtedness, except:

            (i) payment in respect of Indebtedness created under the Loan Documents;

            (ii) payment of scheduled interest and principal payments as and when due in respect of any Indebtedness of the Borrower or a Subsidiary permitted under clauses (ii), (iv), (v), (vi), (vii), (viii) and (ix) of
      Section 6.01(a); and

            (iii) in respect of Subordinated Debt, payment of (A) principal from 50% of Excess Cash Flow for the current fiscal year (or through the conversion of the Subordinated Debt to Series A Shares), (B) interest paid in the form of additional Subordinated Debt (and not in cash) and (C) cash interest (including withholding taxes with respect thereto); provided that, at the time of any such payment of cash interest (exclusive of any amounts pursuant to withholding taxes with respect thereto), (x) the ratio of EBITDA (minus handset expense for contract customers, to the extent not already subtracted in determining EBITDA) to Cash Interest Expense as calculated pursuant to clause (c) of Section 6.12 is greater than 2.00x and (y) such payment of interest is not prohibited by applicable subordination provisions.

            SECTION 6.09. Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 6.08.

            SECTION 6.10. Restrictive Agreements. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by any Loan Document or the Senior
Note Indenture, (ii) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

            SECTION 6.11. Amendment or Termination of Material Documents. The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) the Senior Note Indenture, (b) any Subordinated Debt Document or (c) its certificate of incorporation, by-laws or other organizational documents or to terminate the Senior Note Indenture or any Subordinated Debt Document.

            SECTION 6.12. Financial Covenants. The Borrower will not:

            (a) permit the ratio of Consolidated Total Debt to Adjusted EBITDA as of the last day of any fiscal quarter included in any of the periods set forth below to be in excess of the ratio set forth below opposite such period (calculated on a consolidated basis and in accordance with Mexican GAAP):

          Period                                          Ratio
          ------                                          -----
            As of 12/31/97                                6.50x
  1/01/98 through  6/30/98                                6.25x
  7/01/98 through 12/31/98                                5.75x
  1/01/99 through  6/30/99                                5.00x
  7/01/99 through 12/31/99                                4.50x
  1/01/00 through 12/31/00                                4.00x
  1/01/01 and thereafter                                  3.00x

            (b) permit the ratio of Adjusted EBITDA as of the last day of any fiscal quarter included in any of the periods set forth below to Cash Interest Expense to be less than the ratio set forth below opposite such period (calculated on a consolidated basis and in accordance with Mexican GAAP):

          Period                                          Ratio
          ------                                          -----
 12/31/97 through  6/30/98                                1.50x
  7/01/98 through 12/31/98                                1.75x
  1/01/99 through  6/30/99                                2.25x
  7/01/99 and thereafter                                  2.50x

                  (c) permit the ratio of (i) EBITDA minus handset expense for contract customers, to the extent not already subtracted in determining EBITDA, to (ii) Cash Interest Expense as of the last day of any fiscal quarter included in any of the periods set forth below to be less than the ratio set forth below opposite such period (calculated on a consolidated basis and in accordance with Mexican GAAP):

          Period                                          Ratio
          ------                                          -----
 12/31/97 through  6/30/98                                1.20x
  7/01/98 through  9/30/98                                1.30x
 10/01/98 through 12/31/98                                1.40x
  1/01/99 through  6/30/99                                1.75x
  7/01/99 and thereafter                                  2.00x

                  (d) permit Capital Expenditures of the Borrower and the Subsidiaries for any fiscal year of the Borrower to exceed the sum of (i) the amount set forth below opposite such fiscal year and (ii) any amount by which the amount set forth below for the immediately preceding fiscal year exceeds the Capital Expenditures and the investments permitted under clauses (h) and (i) of
Section 6.05 made by the Borrower and the Subsidiaries during such immediately preceding fiscal year (calculated on a consolidated basis and in accordance with Mexican GAAP):

           Fiscal Year                                  Amount
           -----------                                  ------
               1997                                 US$125,000,000
               1998                                 US$200,000,000
               1999                                 US$100,000,000
               2000                                 US$100,000,000
               2001                                 US$125,000,000
               2002                                 US$125,000,000

                                   ARTICLE VII

                                Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof (if prepayment on such date is mandatory under the terms of the applicable instrument or agreement) or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03, 5.04 (with respect to the existence of the Borrower), 5.10 or 5.14 or in Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after receipt by the Borrower of notice thereof from the Administrative Agent (which notice will be given at the request of any Lender);

            (f) the Borrower or any Subsidiary shall fail to make any payment of principal in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or any event or condition (including any failure to pay interest) occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, suspension of payments or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect (including the Mexican Ley de Quiebras y Suspension de Pagos), or (ii) the appointment of a receiver, trustee, sindico, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, suspension of payments or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, sindico, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of US$10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

            (l) any Guarantee purported to be created under the Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a valid Guarantee other than by reason of the liquidation of a Guarantor that is permitted hereunder;

            (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or
(ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates or other instruments delivered to it under any Security Document;

            (n) the initiation of proceedings for any revocation, appropriation, termination or cancellation of any Concession or material permit of the Borrower or any of its Subsidiaries or any adverse modification of the terms thereof;

            (o) any Governmental Authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the assets of the Borrower or any of its Subsidiaries (either with or without payment of reasonable compensation) or shall take any action that, in the reasonable opinion of the Required Lenders, adversely affects the ability of the Borrower to perform its obligations under this Agreement or any Note; or the Borrower or any of its Subsidiaries shall be prevented from exercising normal control over all or a substantial part of its assets (and the same shall continue for 30 or more days);

            (p) either (i) the government of Mexico shall take any action, including a moratorium, having an effect on the schedule of payments of the Borrower under this Agreement, the Notes or otherwise, the currency in which the Borrower may pay its obligations under the Loan Documents or the availability of foreign currencies in exchange for Mexican Pesos or otherwise or the rights of the Collateral Agent and the Lenders under the Security Agreements or the Pledge Agreement or with respect to the Collateral or (ii) the Borrower shall, voluntarily or involuntarily, participate or take any action to participate in any facility or exercise involving the rescheduling of the Borrower's debts or the restructuring of the currency in which the Borrower may pay its obligations under the Loan Documents;

            (q) the Borrower or any of its Subsidiaries shall fail to pay when due any and all amounts properly payable as SAR, IMSS, INFONAVIT quotas (except to the extent such payment is being contested in good faith by appropriate proceedings or negotiations, appropriate reasons for such nonpayment have been stated in a notice from the Borrower to Agent and adequate reserves have been established); or

            (r) a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower (sent by telecopy and promptly confirmed by hand delivery or overnight courier service), take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            The rights of the Lenders under this Article VII with respect to the occurrence of a particular Event of Default shall expire if the Event of Default giving rise to such rights has been cured before any such right has been exercised.
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                                                                              74


                                  ARTICLE VIII

                            The Administrative Agent

            Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, including any opinions of counsel that confirm the conditions set forth in Article IV.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, and which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to the Borrower. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. All notices and other communications provided for herein shall be in writing and, unless otherwise specified in Section 2.12 or Article VII, shall be delivered by hand, overnight courier service or sent by telecopy as follows:

            (a) if to the Borrower, to it at Grupo Iusacell, S.A. de C.V., Montes Urales 460, Lomas de Chapultepec, Deleg. Miguel Hidalgo C.P., 11000 Mexico, D.F., Attention of Howard F. Zuckerman (Telecopy No. 011-525-104-4157), with a copy to Ruben Perlmutter, Esq. (Telecopy No. 011-525-104- 4727);

            (b) if to the Administrative Agent, to The Chase Manhattan Bank,
Loan and Agency Services Group, One Chase Manhattan, 8th Floor, New York, New York 10081, Attention of Sunita Vora (Telecopy No. (212) 552-4950), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017,
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                                                                              77


Attention of George Wozencraft (Telecopy No. (212) 270-0853; and

            (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender or (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders.

            SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the arrangement and syndication of the credit facilities provided for herein as separately agreed by the Borrower and the Administrative Agent, (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with any amendments, modifications or waivers of the provisions of the Loan Documents and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents or the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations.

            (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, and will reimburse such Persons for all reasonable and documented out-of-pocket legal or other expenses (other than legal and other expenses incurred by the Lenders prior to the Effective Date in determining to participate in the credit facilities established hereby, negotiating, preparing and reviewing the documentation therefor and closing such credit facilities), incurred by or asserted against any Indemnitee arising out of or relating to the transactions contemplated hereby (including any actual or alleged presence or release of Hazardous Materials on or from any real property subject to the Mortgage or any other property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee (and nothing herein shall limit the liability of any Indemnitee to the Borrower for any damages resulting from such gross negligence or wilful misconduct).

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

            (d) All amounts due under this Section shall be payable promptly after written demand therefor.

            SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, in each case (other than in the case of a Mexican Lender) registered with the Ministry of Finance and Public Credit for tax purposes pursuant to Article 154 of Mexican Income Tax Law, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) after giving effect to any assignment of less than the entire remaining amount of an assigning Lender's Commitment or Loans, such assigning Lender will hold Commitments and Loans of at least US$5,000,000, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03, to the extent accruing prior to the effective date of such assignment). Upon the consummation of any assignment pursuant to this subsection (b), the assigning Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the assignee and, if the assigning Lender shall retain any Loans, the assigning Lender. Upon the issuance of any such new Notes, the assigning Lender shall mark its old Notes "CANCELED" and deliver such old Notes to the Borrower. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant; provided further that with respect to any action taken pursuant to clause (vii) of Section 9.02(b), a Participant's right to vote is conditioned upon such Participant responding within five days of any request for its consent. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and
2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.16(c) as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and its Affiliates constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. Governing Law; Jurisdiction; Appointment of Agent for and Consent to Service of Process.

            (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and to the courts of its own corporate domicile in respect of actions brought against it as a defendant in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation having its address at the date hereof at 1633 Broadway, New York, New York 10019, U.S.A. as its process agent to receive for and on its behalf service of process in New York in any legal action or proceeding with respect to any Loan Document. It is understood that a copy of any such process served on such process agent shall be promptly forwarded by air mail by the person commencing such proceeding to the Borrower at its address specified in
Section 9.01, but the failure of the Borrower to receive such copy shall not affect in any way the service of such process as aforesaid.

            (e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents,
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                                                                              86


including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 9.13. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. Dollars be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the official currency market in the relevant jurisdiction purchase U.S. Dollars with the Judgment Currency; if the amount of U.S. Dollars so purchased is less than the sum originally due to the Applicable Creditor in U.S. Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            SECTION 9.14. Waiver of Sovereign Immunity. The Borrower acknowledges and agrees that the activities contemplated by the provisions of this Agreement and any Note are commercial in nature rather than governmental or public, and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to this Agreement or any Note in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any attachment prior to judgment, attachment in aid of execution, execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States of America, or otherwise.

            SECTION 9.15. Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Mexico, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       GRUPO IUSACELL, S.A. de C.V.,

                                       by
                                       /s/ Howard F. Zuckerman
                                       -----------------------------------------
                                       Title:  Vice President and
                                       Chief Financial Officer


                                       by
                                       /s/ Ruben G. Perlmutter
                                       -----------------------------------------
                                       Title:  Vice President, Mergers
                                       & Acquisitions and General
                                       Counsel

                                       THE CHASE MANHATTAN BANK,
                                       individually and as
                                       Administrative Agent and as
                                       Collateral Agent,

                                       by
                                       /s/ Marian N. Schulman
                                       -----------------------------------------
                                       Title:  Vice President

                                       BANCO NACIONAL DE MEXICO, S.A.,

                                       by
                                       /s/ Charles E. Giuliani
                                       -----------------------------------------
                                       Title:  Attorney In Fact

                                       by
                                       /s/ James Ownes
                                       -----------------------------------------
                                       Title:  Attorney In Fact

                                       BANCOMER GRAND CAYMAN BRANCH,

                                       by
                                       /s/ Jose Luis Iturbide
                                       -----------------------------------------
                                       Title:  Director, Banco
                                       Corporativa Division
                                       Communicaciones y
                                       Servicios

                                       BANQUE NATIONALE DE PARIS,

                                       by
                                       /s/ Nuala Marley
                                       -----------------------------------------
                                       Title:  Vice President

                                       by
                                       /s/ Brian M. Foster
                                       -----------------------------------------
                                       Title:  Vice President

                                       CITIBANK N.A.,

                                       by
                                       /s/ R. Daniel Massey
                                       -----------------------------------------
                                       Title:  Vice President

                                       DRESDNER BANK AG NEW YORK AND
                                       GRAND CAYMAN BRANCHES,

                                       by
                                       /s/ Ulrich Kahlow
                                       -----------------------------------------
                                       Title:  Vice President

                                       by
                                       /s/ Michael E. Terry
                                       -----------------------------------------
                                       Title:  Assistant Vice
                                                 President

                                       DRESDNER BANK MEXICO, S.A.,

                                       by
                                       /s/ Martin Bentsen
                                       -----------------------------------------
                                       Title:  Deputy General
                                       Manager

                                       by
                                       /s/ Sven List
                                       -----------------------------------------
                                       Title:  Deputy Manager

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK,

                                       by
                                       /s/ George J. Stapleton
                                       -----------------------------------------
                                       Title:  Vice President

                                    SCHEDULES

                                                                SCHEDULE 1.01(a)

                                     ANNEX A

                           LIST OF PLEDGED TRADEMARKS

================================================================================
NAME:  IUSACELL AND DESIGN
--------------------------------------------------------------------------------
                Number                    Type                 Class
--------------------------------------------------------------------------------
                551810                      M                    35
--------------------------------------------------------------------------------
                551811                      M                    38
--------------------------------------------------------------------------------
                551812                      M                    42
--------------------------------------------------------------------------------
                551813                      M                    9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NAME:  IUSACELL ROAMING AUTOMATIC
--------------------------------------------------------------------------------
                Number                    Type                 Class
--------------------------------------------------------------------------------
                468683                      M                    38
--------------------------------------------------------------------------------
                468720                      M                    35
--------------------------------------------------------------------------------
                477989                      M                    9
--------------------------------------------------------------------------------
                477990                      M                    42
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NAME:  IUSACELL ROAMING AUTOMATIC INTERNATIONAL
--------------------------------------------------------------------------------
       Number                             Type                 Class
--------------------------------------------------------------------------------
       477985                               M                    9
--------------------------------------------------------------------------------
       477986                               M                    35
--------------------------------------------------------------------------------
       477987                               M                    42
--------------------------------------------------------------------------------
       477988                               M                    38
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NAME:  IUSACELL ROAMING AUTOMATIC NATIONAL
--------------------------------------------------------------------------------
       Number                             Type                 Class
--------------------------------------------------------------------------------
       477981                               M                    9
--------------------------------------------------------------------------------
       477982                               M                    35
--------------------------------------------------------------------------------
       477983                               M                    38
--------------------------------------------------------------------------------
       477984                               M                    42
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NAME:  ROAMING IUSACELL AUTOMATIC
--------------------------------------------------------------------------------
       Number                             Type                 Class
--------------------------------------------------------------------------------
       473365                               M                    9
--------------------------------------------------------------------------------
       473366                               M                    35
--------------------------------------------------------------------------------
       473367                               M                    38
--------------------------------------------------------------------------------
       473368                               M                    42
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NAME:  ROAMING IUSACELL AUTOMATIC INTERNATIONAL
--------------------------------------------------------------------------------
       Number                             Type                 Class
--------------------------------------------------------------------------------
       473258                               M                    35
--------------------------------------------------------------------------------
       473259                               M                    9
--------------------------------------------------------------------------------
       473369                               M                    42
--------------------------------------------------------------------------------
       473370                               M                    38
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NAME:  ROAMING IUSACELL AUTOMATIC NATIONAL
--------------------------------------------------------------------------------
       Number                             Type                 Class
--------------------------------------------------------------------------------
       473261                               M                    42
--------------------------------------------------------------------------------
       473262                               M                    38
--------------------------------------------------------------------------------
       473263                               M                    35
--------------------------------------------------------------------------------
       473264                               M                    9
--------------------------------------------------------------------------------

================================================================================

                 Schedule 1.01 b) Non - Designated Subsidiaries:

1.    Cellular Solutions de Mexico, S.A. de C.V.

2.    Editorial Celular, S.A. de C.V.

3.    In Flight Phone de Mexico, S.A. de C.V.

4.    Infotelecom, S.A. de C.V.

5.    Iusatel, S.A. de C.V.

6.    Iusatelecomunicaciones, S.A. de C.V.

7.    Portaserv, S.A. de C.V.

8.    Promotora Celular, S.A. de C.V.

9.    Renta Cell, S.A. de C.V.

10.   Satelitron, S.A. de C.V.

11.   Telecel, S.A.

12.   Grupo Iusacell Nicaragua, S.A.

                                                                   SCHEDULE 2.01

                            COMMITMENTS OF THE BANKS

--------------------------------------------------------------------------------
Bank                               Total Amount    Revolving       Term Loan
                                                   Commitment
================================================================================
THE CHASE MANHATTAN                55,000,000.00   24,444,444.44   30,555,555.56
BANK
George Wozencraft
270 Park Avenue
New York, NY 10017
Phone: (212) 270-1881
Fax:   (212) 270-4163
================================================================================
BANQUE NATIONALE DE PARIS          15,000,000.00    6,666,666.67    8,333,333.33
Brian Foster
499 Park Avenue, 2nd Fl.
New York, NY 10022
Phone: (212) 415-9679
Fax:   (212) 415-9695
================================================================================
BANCO NACIONAL DE MEXICO,          40,000,000.00   17,777,777.78   22,222,222.22
S.A.
Marisela Pena
767 Fifth Avenue, 8th Fl.
New York, New York 10153
Phone: (212) 303-1422
Fax:   (212) 303-1420
================================================================================
DRESDNER BANK MEXICO, S.A.          5,000,000.00    2,222,222.22    2,777,777.78
Alejandro Morales Arizmendi
Bosque de Alisos #47B 4th Floor,
Bosques de las Lomas 05120,
Mexico D.F.
Phone: (525) 258-3053
Fax:   (525) 258-3100
================================================================================
DRESDNER BANK AG NEW               10,000,000.00    4,444,444.44    5,555,555.56
YORK AND GRAND CAYMAN
BRANCHES
Mr. Ulrique Kahlow
75 Wall Street
New York, NY 10005-2889
Phone: (212) 429-2228
Fax:   (2112) 429-2780
--------------------------------------------------------------------------------

================================================================================
MORGAN GUARANTY TRUST              25,000,000.00   11,111,111.11   13,888,888.89
COMPANY OF NEW YORK
Mark Petrinovic
60 Wall Street, 24th Floor
New York, NY 10260-0060
Phone: (212) 648-5487
Fax:   (212) 648-7434
================================================================================
BANCOMER GRAND CAYMAN              50,000,000.00   22,222,222.22   27,777,777.78
BRANCH
Jose Luis Iturbide
Montes Urales 470, 2nd Floor,
Lomas
Mexico, 11000, D.F.
Phone: (525) 226-9070
Fax:   (525) 226-9206
================================================================================
CITIBANK N.A.                      25,000,000.00   11,111,111.11   13,888,888.89
Victor M. Balcazar
Reforma 390 - 7th Floor, Colonia
Juarez
Mexico City, Mexico C.P. 06695
Phone: (525) 229-7338
Fax:   (525) 229-7894
--------------------------------------------------------------------------------

                                  SCHEDULE 3.05

                                  REAL PROPERTY

================================================================================
                                                                    BOOK VALUE
                                 VNR               VNR                  AT
COMUNICACIONES CELULARES         LAND              PROPERTY        DEC. 31, 1996
------------------------         ----              --------        -------------
--------------------------------------------------------------------------------
SITIO CANADA, GUADALAJARA,       2,091,569.00      5,884,920.00     7,976,489.00
JALISCO
--------------------------------------------------------------------------------
SITIO HUENTITLAN,                  198,000.00        531,624.00       729,624.00
GUADALAJARA, JAL.
--------------------------------------------------------------------------------
SITIO CHAPALITA                    162,000.00        575,611.00       737,611.00
--------------------------------------------------------------------------------
SITIO LA TIJERA                    269,000.00        541,229.00       810,229.00
--------------------------------------------------------------------------------
SITIO LA LOMA                       51,383.00        471,939.00       523,322.00
--------------------------------------------------------------------------------
SITIO ALTAMIRA                     249,000.00        547,924.00       796,924.00
--------------------------------------------------------------------------------
SITIO TONALA                        84,348.00        654,593.00       738,941.00
--------------------------------------------------------------------------------
SITIO INGLATERRA                   364,351.00        561,029.00       925,380.00
--------------------------------------------------------------------------------
SITIO CRUZ DEL SUR                 282,974.00        744,149.00     1,027,123.00
--------------------------------------------------------------------------------
SITIO MEZQUITAN                    320,943.00        841,956.00     1,162,899.00
--------------------------------------------------------------------------------
SITIO FRESNO                       859,950.00        736,070.00     1,596,020.00
--------------------------------------------------------------------------------
SITIO CENTRO                       247,000.00        658,901.00       905,901.00
--------------------------------------------------------------------------------
SITIO TEPATITLAN                   106,500.00        856,812.00       963,312.00
--------------------------------------------------------------------------------
SITIO MTSO COLIMA SAN              271,600.00      1,426,361.00     1,697,961.00
CAYETANO
--------------------------------------------------------------------------------
SITIO TECOMAN                       70,569.00        677,068.00       747,637.00
--------------------------------------------------------------------------------
SITIO CUYUTLAN                      35,670.00        898,835.00       934,505.00
--------------------------------------------------------------------------------
SITIO P. SANTIAGO                  399,372.00      1,761,270.00     2,160,642.00
--------------------------------------------------------------------------------
SITIO MTSO PUERTO VALLARTA         622,699.00      1,473,367.00     2,096,066.00
--------------------------------------------------------------------------------
SITIO URUAPAN                      412,500.00      1,616,099.00     2,028,599.00
--------------------------------------------------------------------------------
SITIO MTSO MORELIA EL TOREO         28,000.00      1,572,282.00     1,600,282.00
--------------------------------------------------------------------------------
SITIO LA SALUD                      30,534.00        834,228.00       864,762.00
--------------------------------------------------------------------------------
SITIO OCOTLAN                       57,500.00        234,671.00       292,171.00

--------------------------------------------------------------------------------
SITIO SAN JUAN DE LOS LAGOS        112,875.00        394,681.00       507,556.00
                                 ------------     -------------    -------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  TOTAL          7,328,337.00     24,495,619.00    31,823,956.00
                                 ============     =============    =============
================================================================================

=========================================================================================
                                                                             BOOK VALUE
                                           VNR                 VNR               AT
GRUPO IUSACELL                             LAND              PROPERTY       DEC. 31, 1996
---------------                            ----              --------       -------------
-----------------------------------------------------------------------------------------
PELICANO #128 COL. GRANJAS MEXICO
D.F.                                       955,782.00       9,036,363.00     9,992,145.00
-----------------------------------------------------------------------------------------
SAHUAYO, MICHOACAN                          28,000.00                           28,000.00
-----------------------------------------------------------------------------------------
FRONTERA, GUERRERO                          22,000.00                           22,000.00
-----------------------------------------------------------------------------------------
TUXPAN, VERACRUZ                            14,000.00                           14,000.00
-----------------------------------------------------------------------------------------
TEZOYUCA, VERACRUZ                          20,000.00                           20,000.00
-----------------------------------------------------------------------------------------
SAN FELIPE, GUANAJUATO                     172,500.00                          172,500.00
-----------------------------------------------------------------------------------------
CERRO LA VIRGEN, GUANAJUATO                 56,000.00                           56,000.00
-----------------------------------------------------------------------------------------
AV. LAS TORRES METEPEC TOLUCA, EDO
DE MEXICO                                  630,000.00                          630,000.00
-----------------------------------------------------------------------------------------
LOTES 14, 16 Y 18 MZ 13 PREDIO RUSTICO
LA CODORNIZ EN VINAGRETA                    20,160.00                           20,160.00
-----------------------------------------------------------------------------------------
AV REVOLUCION, COL BUENOS AIRES
MONTERREY, NUEVO LEON                    1,999,840.00                        1,999,840.00
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                  TOTAL                  3,918,282.00       9,036,363.00    12,954,645.00
                                         ============       ============    =============
=========================================================================================

=========================================================================================
                                                                                 BOOK
                                                                                VALUE
                                            VNR                VNR               AT
INMOBILIARIA MONTES URALES                  LAND             PROPERTY       DEC. 31, 1996
--------------------------                  ----             --------       -------------
-----------------------------------------------------------------------------------------
MONTES URALES No. 460 IOMAS DE
CHAPULTEPEC, MEXICO, D.F.               10,418,160.00      46,485,170.00    56,903,330.00
                                                                            -------------
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                  TOTAL                 10,418,160.00      46,485,170.00    56,903,330.00
                                        =============      =============    =============
=========================================================================================

=========================================================================================
                                                                             BOOK VALUE
                                           VNR                 VNR               AT
IUSACELL, S.A. DE C.V.                     LAND              PROPERTY       DEC. 31, 1996
----------------------                     ----              --------       -------------
-----------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
PISO 6 PRESIDENTE MAZARIK COL.
POLANCO MEXICO D.F.                                          3,041,472.00    3,041,472.00
-------------------------------------------------------------------------------------------
PISO 7 PRESIDENTE MAZARIK COL.
POLANCO MEXICO D.F.                                          3,083,136.00    3,083,136.00
-------------------------------------------------------------------------------------------
PISO 8 PRESIDENTE MAZARIK COL.
POLANCO MEXICO D.F.                                          3,137,300.00    3,137,300.00
-------------------------------------------------------------------------------------------
PISO 10 PRESIDENTE MAZARIK COL.
POLANCO MEXICO D.F.                                          3,382,075.00    3,382,075.00
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                  TOTAL                           .00       12,643,983.00   12,643,983.00
                                         ============       =============   =============
===========================================================================================

THE REINSTALLMENT NET VALUE INCLUDES THE LAND'S ALIQUOT

======================================================================================================
                                                                                            BOOK
                                                                                            VALUE
                                                            VNR                 VNR           AT
IUSATELECOMUNICACIONES                                      LAND             PROPERTY    DEC. 31, 1996
----------------------                                      ----             --------    -------------
------------------------------------------------------------------------------------------------------
FRACCIONAMIENTO INDUSTRIAL SHALA CUAUTITLAN IZCALLI,
EDO MEXICO                                                  558,432.00                      558,432.00
------------------------------------------------------------------------------------------------------
FRACCIONAMIENTO INDUSTRIAL SHALA CURTIDORES
CUAUTITLAN IZCALLI, EDO MEXICO                              743,778.00                      743,778.00
------------------------------------------------------------------------------------------------------
COACALCO, EDO DE MEXICO                                     966,000.00                      966,000.00
------------------------------------------------------------------------------------------------------
TLALNEPANTLA, EDO. DE MEXICO                              3,697,020.00                    3,697,020.00
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                  TOTAL                                   5,965,230.00          0.00      5,965,230.00
                                                          ============          ====      ============
======================================================================================================

==========================================================================================
                                                                             BOOK VALUE
                                             VNR                 VNR              AT
SISTEMAS TELEFONICOS PORTATILES              LAND             PROPERTY       DEC. 31, 1996
-------------------------------              ----             --------       -------------
------------------------------------------------------------------------------------------
CERRO GORDO LEON, GUANAJUATO                 304,500.00         183,375.00      487,875.00
------------------------------------------------------------------------------------------
BLV. CAMPESTRE LEON, GUANAJUATO            2,436,000.00       8,862,397.00   11,298,397.00
------------------------------------------------------------------------------------------
FRAY PEDRO DE GANTE IRAPUATO, GTO            199,618.00         655,998.00      855,616.00
------------------------------------------------------------------------------------------
SAN PABLO CALLETANO, QRO                      45,000.00         201,327.00      246,327.00
------------------------------------------------------------------------------------------
GRANJAS LA CAL SALAMANCA, GTO                 28,560.00         226,061.00      254,621.00
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
PASEO DE LA CANTARA LAGOS DE MORENO,
JAL                                           46,605.00         415,533.00      462,138.00
------------------------------------------------------------------------------------------
SAN JUAN DEL RIO, QUERETARO, QRO               7,200.00         362,153.00      369,353.00
------------------------------------------------------------------------------------------
SAN FRANCISCO DEL RINCON, GTO                 31,920.00         165,540.00      197,460.00
------------------------------------------------------------------------------------------
SAN FRANCISCO DEL RINCON, GTO                 15,960.00                .00       15,960.00
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                  TOTAL                    3,115,363.00      11,072,384.00   14,187,747.00
                                           ============      =============   =============
==========================================================================================

==========================================================================================
                                                                             BOOK VALUE
                                             VNR                 VNR              AT
TELECOMUNICACIONES DELGOLFO                  LAND             PROPERTY       DEC. 31, 1996
---------------------------                  ----             --------       -------------
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
SANTIAGO TULA TEHUACAN, PUEBLA                22,500.00         214,911.00      237,411.00
------------------------------------------------------------------------------------------
SANTA URSULA ZIMATEPEC, TLAXCALA              48,000.00         182,392.00      230,392.00
------------------------------------------------------------------------------------------
TERRAZAS CHILPANCINGO, GUERRERO               38,213.00         155,178.00      193,391.00
------------------------------------------------------------------------------------------
EL ABUELO POZA RICA, VERACRUZ                 51,620.00         140,881.00      192,501.00
------------------------------------------------------------------------------------------
TLACOLULA, OAXACA                             35,750.00          71,955.00      107,705.00
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                  TOTAL                      196,083.00         765,317.00      961,400.00
                                             ==========         ==========      ==========
==========================================================================================

==========================================================================================
                                                                             BOOK VALUE
                                             VNR                 VNR              AT
IUSACEL REGION (TELCOM)                      LAND             PROPERTY       DEC. 31, 1996
-----------------------                      ----             --------       -------------
------------------------------------------------------------------------------------------
LA CALERA, PUEBLA                            570,000.00         0.00            570,000.00
------------------------------------------------------------------------------------------
OCOTLAN TLAXCALA                             166,400.00         0.00            166,400.00
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                  TOTAL                      736,400.00         0.00            736,400.00
                                             ==========         ====            ==========
==========================================================================================

                            GROUP'S PURCHASE AND SALE

===============================================================================================================================
NO.    BUYING PARTY                            SELLING PARTY                      LOCATION OF REAL ESTATE      RECORD NUMBER
===============================================================================================================================
1626   Grupo Iusacell, S.A. de C.V.            Arturo Daniel Robles Oyarzun       Queretaro, Qro.              C-CV001-004
-------------------------------------------------------------------------------------------------------------------------------
32326  Grupo Iusacell, S.A. de C.V.            Ricardo Delgado Hernandez,         Alvarado, Veracruz.          C-CV001-032
                                               Guadalupe Victoria Lara Ponte
-------------------------------------------------------------------------------------------------------------------------------
32346  Grupo Iusacell, S.A. de C.V.            Elvia Ladron de Guevara de         Martinez de la Torre,        C-CV001-034
                                               Sayas y Aquilino Sayas Becerra     Ver.
-------------------------------------------------------------------------------------------------------------------------------
32285  Grupo Iusacell, S.A. de C.V.            Julieta Damian de Flores y Maximo  Taxco, Gro.                  C-CV001-029
                                               Flores Vieyra
-------------------------------------------------------------------------------------------------------------------------------
32325  Grupo Iusacell, S.A. de C.V.            Gabriel Gutierrez Limon y          Ranco Sta. Clara Acayucan,   C-CV001-031
                                               Augustina Alcantara de G.          Ver.
-------------------------------------------------------------------------------------------------------------------------------
32329  Grupo Iusacell, S.A. de C.V.            Blanca Linares Acosta              Las Choapas, Ver.            C-CV001-033
-------------------------------------------------------------------------------------------------------------------------------
32179  Grupo Iusacell, S.A. de C.V.            Marco Antonio Leyva Mena           Palo Redondo, Chilpancingo,  C-CV001-027
                                                                                  Gro.
-------------------------------------------------------------------------------------------------------------------------------
32243  Grupo Iusacell, S.A. de C.V.            Blanca Estela Meneses Montes       Texmelucan, Puebla.          C-CV001-028
-------------------------------------------------------------------------------------------------------------------------------
23103  Grupo Iusacell, S.A. de C.V.            Marco Aurelio Delgadillo Escobar   Cerro de la Virgen,          C-CV001-002
                                                                                  Zacatecas.
-------------------------------------------------------------------------------------------------------------------------------
32289  Grupo Iusacell, S.A. de C.V.            Juan Botello Uribe y Mercedes      La cumbre, Hidalgo, Gro.     C-CV001-030
                                               Aranda de Botello
-------------------------------------------------------------------------------------------------------------------------------
32363  Iusatelecomunicaciones, S.A. de C.V.    Productos para la Hidraulica,      Cuautitlan, Edo. de Mex.     C-CV008-005
                                               S.A. de C.V.
-------------------------------------------------------------------------------------------------------------------------------
31990  Grupo Iusacell, S.A. de C.V.            Javier Rojo Lugo                   La Asuncion, Metepec, Edo.   C-CV001-025
                                                                                  de Mex.
-------------------------------------------------------------------------------------------------------------------------------
32476  Grupo Iusacell, S.A. de C.V.            Ana Maria Ibarra Vda. de Gracian,  Saguayo, Mich.               C-CV001-035
                                               Jose Gracian Magallion
-------------------------------------------------------------------------------------------------------------------------------
7037   Comunicaciones Celulares de Occidente,  Fernando Americo Gallo Ortega      La Tijera, Zuniga Jalisco.   C-CV003-002
       S.A. de C.V.
-------------------------------------------------------------------------------------------------------------------------------
24840  Comunicaciones Celulares de Occidente,  Baudelio Diaz Franco y Maria       El Carmen, Tepatitlan, Jal.  C-CV003-004
       S.A. de C.V.                            Perez de Diaz
-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================
NO.    BUYING PARTY                            SELLING PARTY                      LOCATION OF REAL ESTATE      RECORD NUMBER
===============================================================================================================================
28754  Comunicaciones Celulares de Occidente,  Ma. de los Angeles Garcia Rosales  Centro, Guadalajara, Jal.    C-CV003-005
       S.A. de C.V.                            de Rios y Pedro Rios y Rios
-------------------------------------------------------------------------------------------------------------------------------
28517  Comunicaciones Celulares de Occidente,  Ma. del Socorro Torres Espinoza    Fresno, Guadalajara, Jal.    C-CV003-006
       S.A. de C.V.                            Vda. de Castro
-------------------------------------------------------------------------------------------------------------------------------
28122  Comunicaciones Celulares de Occidente,  Ma. Angelina Banuelos Vargas y     Mezquitan, Guadalajara,      C-CV003-007
       S.A. de C.V.                            otros                              Jal.
-------------------------------------------------------------------------------------------------------------------------------
28077  Comunicaciones Celulares de Occidente,  Mario Martinez Mares               Cruz del Sur, Guadalajara,   C-CV003-008
       S.A. de C.V.                                                               Jal.
-------------------------------------------------------------------------------------------------------------------------------
26202  Comunicaciones Celulares de Occidente,  ertha S. Veytia Vazquez Aldana y   Inglaterra, Guadalajara,     C-CV003-009
       S.A. de C.V.                            Monica Vetya Vazquez Aldan         Jal.
-------------------------------------------------------------------------------------------------------------------------------
28327  Comunicaciones Celulares de Occidente,  Jose de Jesus Cortes Ramirez       Tonala, Guadalajara, Jal.    C-CV003-010
       S.A. de C.V.
-------------------------------------------------------------------------------------------------------------------------------
30304  Comunicaciones Celulares de Occidente,  Maria Refugio Canedo de Villegard  Altamira, Zapopan, Jal.      C-CV003-011
       S.A. de C.V.
-------------------------------------------------------------------------------------------------------------------------------
18573  Comunicaciones Celulares de Occidente,  Felipe Zetter Moya                 La Loma III, Guadalajara,    C-CV003-012
       S.A. de C.V.                                                               Jal.
-------------------------------------------------------------------------------------------------------------------------------
7603   Comunicaciones Celulares de Occidente,  Enrique Rodriguez Rodriguez y      Huentitan, Guadalajara,      C-CV003-013
       S.A. de C.V.                            Santa Martinez de Rodriguez        Jal.
-------------------------------------------------------------------------------------------------------------------------------
17864  Comunicaciones Celulares de Occidente,  Canada Inmobiliaria, S.A. de C.V.  Canada, Guadalajara, Jal.    C-CV003-014
       S.A. de C.V.
-------------------------------------------------------------------------------------------------------------------------------
3728   Comunicaciones Celulares de Occidente,  Xavier Lares Moreno                Calletano, Colima, Col.      C-CV003-015
       S.A. de C.V.
-------------------------------------------------------------------------------------------------------------------------------
9320   Comunicaciones Celulares de Occidente,  Graciela Isabel Borbolla           La Salud, Morelia, Mich.     C-CV003-016
       S.A. de C.V.                            Altamirano y Otros
-------------------------------------------------------------------------------------------------------------------------------
492    Comunicaciones Celulares de Occidente,  Jorge Hernandez Perez              Uruapan, del Progreso,       C-CV003-017
       S.A. de C.V.                                                               Mich.
-------------------------------------------------------------------------------------------------------------------------------
9768   Comunicaciones Celulares de Occidente,  Mercedes Ochoa Ponce de Leon Vda.  Toreo, Morelia, Mich.        C-CV003-018
       S.A. de C.V.                            de Fernandez
-------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
NO.        BUYING PARTY                            SELLING PARTY                  LOCATION OF REAL ESTATE      RECORD NUMBER
==============================================================================================================================
3685       Comunicaciones Celulares de Occidente,  Constructura e Inmobiliaria    Chapalita, Tlajomulco, Jal.  C-CV003-020
           S.A. de C.V.                            las Margaritas, S.A. de C.V.
------------------------------------------------------------------------------------------------------------------------------
60411      Iusacell, S.A. de C.V. (Inmuebles       Polanco, CBI Bienes Raices,    Mazaryk 6(degrees)piso,      C-CV007-013
           Mazarik)                                S.A. de C.V.                   Mex. D.F.
------------------------------------------------------------------------------------------------------------------------------
79329      Iusacell, S.A. de C.V.                  Interlomas, S.A. de C.V.       CSI Interlomas, Edo. de      C-CV007-015
                                                                                  Mex.
------------------------------------------------------------------------------------------------------------------------------
32376      Iusatelecomunicaciones, S.A. de C.V.    Joaquin Rosales de la Pena     Central 450, ofs. Iusatel,   C-CV008-007
                                                                                  Edo. de Mex.
------------------------------------------------------------------------------------------------------------------------------
32404      Iusatelecomunicaciones, S.A. de C.V.    Horacio Jorge Perez Valle      El Salado, Tlalnepantla,     C-CV008-008
                                                                                  Edo. de Mex.
------------------------------------------------------------------------------------------------------------------------------
47578      Inmobiliaria Montes Urales 460, S.A.    Inmobiliaria Petroequipos,     Edif. Montes, Mex. D.F.      C-CV010-001
           de C.V.                                 S.A. de C.V.
------------------------------------------------------------------------------------------------------------------------------
9240       Sistemas Telefonicos Portatiles         Mendez Puebla Rafael           Cerro Arandas, Irapuato,     C-CV020-005
           Celulares, S.A. de C.V.                                                Gto.
------------------------------------------------------------------------------------------------------------------------------
4484       Sistemas Telefonicos Portatiles         Inmobiliaria Alarcon de las    Oficinas Sistepor, Leon,     C-CV020-006
           Celulares, S.A. de C.V.                 Lomas, S.A. de C.V.            Gto.
------------------------------------------------------------------------------------------------------------------------------
tario No.  Sistemas Telefonicos Portatiles         Union de Colonos de Bello      San Francisco del Rincon,    C-CV020-007
3 de G     Celulares, S.A. de C.V.                 Horizonte, A.C.                Gto.
------------------------------------------------------------------------------------------------------------------------------
4482       Sistemas Telefonicos Portatiles         Inmobiliaria Alarcon de las    Cerro Gordo, Leon, Gto.      C-CV020-008
           Celulares, S.A. de C.V.                 Lomas, S.A. de C.V.
------------------------------------------------------------------------------------------------------------------------------
19795      Sistemas Telefonicos Portatiles         Martina Nieto Juares           San Pablo, Queretaro, Qro.   NHEXP
           Celulares, S.A. de C.V.
------------------------------------------------------------------------------------------------------------------------------
5802       Sistemas Telefonicos Portatiles         Victor Vazquez Villalobos      Lagos de Moreno, Jal.        NHEXP
           Celulares, S.A. de C.V.
------------------------------------------------------------------------------------------------------------------------------
2126       Telcom Celular, S.A. de C.V.            Ma. Guadalupe Soberon Moreno   Switch, Puebla, Pue.         C-CV022-001
                                                   de Mendoza
==============================================================================================================================

                        Schedule 3.06 Disclosed Matters.

The Borrower is currently involved in a dispute with Telmex over the terms of Telmex's interconnection agreements with some of the subsidiaries of the Borrower and other cellular carriers. Telmex is the exclusive provider of interconnection services in Mexico and has unilaterally increased interconnection rates for two consecutive years. The Borrower has disputed the increases and continues to pay Telmex the interconnection rate in effect prior to the increases. In addition the Borrower's cellular subsidiaries have been offsetting their charges for the termination of Telmex's customers' local calls in their cellular networks against Telmex's charges for interconnection. The billed, disputed interconnection charges totalled approximately Ps. 79 million (U.S.$9.9 million) as of March 31, 1997, and are continuing to accrue. The Borrower claims to be entitled to a fee for billing and collection services rendered to Telmex on long distance charges incurred on the Borrower network by the Borrower's cellular customers. This fee has been deducted from amount paid by the Borrower to Telmex for interconnection services provided to the Borrower's cellular customers. The disputed amounts equaled approximately Ps. 35 million (U.S.$4.4 million) as of March 31, 1997, and are continuing to accrue. In addition, Telmex has asserted that the Borrower owes interest on such disputed charges in the amount of approximately Ps. 43.5 million (U.S.$5.5 million) as of March 31, 1997.

While the Borrower believes that Telmex's actions are in violation of its agreement with cellular carriers, that the Borrower is not obligations to pay Telmex at the increased rates and that Telmex is obligated to pay reciprocal termination charges and for billing and collection services rendered to Telmex in the long distance services provided to Borrower's cellular customers, there can be no assurance that the Borrower will not be required to pay Telmex all or a portion of the amounts in the dispute either on a going-forward basis or retroactively, or that Borrower will not have to return to Telmex the amounts Iusacell has retained for such reciprocal termination charges or such billing and collection services.

A ruling by the Federal Competition Commission is still pending on the suit filed by the Borrower in November 1995, against Telmex and Telcel, claiming that the two companies have engaged in monopolistic practices in the Mexican telecommunications market, including unlawful cross- subsidies by Telmex of Telcel's cellular phone operations. Telmex and Telcel filed eight motions against the suit, all of which motions were rejected by the Federal Competition Commission. In February 1997, the Federal Competition Commission imposed a fine of Ps. 847,500 (U.S.$107,537) on Telmex and Telcel for their refusal to provide the expert appointed by the Borrower with the necessary information to prepare his opinion on the cross-subsidies claim. Telmex and Telcel filed for an injunction (amparo) against the Federal Competition Commission asserting that Mexican antitrust laws do not apply to Telmex and Telcel and questioning the constitutionality of the Federal Competition Commission. Although Mexican courts have stayed the payment of the fines levied against Telmex and Telcel, the fines continue to accrue interest.

Mitsubishi Electronics America, Inc. ("Mitsubishi") filed a complaint int he United States on July 18, 1996 against the Borrower, Bell Atlantic and Bell Atlantic Latin America Holdings, Inc. alleging, among other things, that the Borrower breached a purported contract for the purchase of 60,000 local wireless telephone terminals at a cost of U.S.$5120 each. The Borrower's motions to dismiss the complaint for lack of personal jurisdiction and on substantive grounds were rejected, although the court reserved judgment on the Borrower's motion to dismiss for forum non conveniens. The Borrower is unable at this time to estimate its potential liability, if any, and accordingly, has not created any contingency reserve with respect to the litigation.

On August 2, 1996, the SCT ordered Comunicaciones Celulares de Occidente, S.A. de C.V. ("Comcel"), the Borrower's Region 5 concession holder, to pay a Ps. 50.3 million penalty for alleged late payment of fees in connection with the original granting of the cellular concession for Region 5. Comcel filed a request for review of the order with the SCT on August 22, 1996, which is still pending. On February 25, 1997, the Ministry of Finance and Public Credit also notified Comcel of the alleged obligation. The Borrower believes that the penalty is unwarranted since the SCT had granted Comcel extension of the fee payment in 1991 and 1992. As a result, the Borrower has not created any contingency reserves for the penalty, although there can be no assurance that the Borrower will not be required to pay the penalty.

The Borrower's minority partners in Rentacell, S.A. de C.V. (Rentacell) have, by notarized letter, recently charged the Company with (i) filing to provide it with certain developmental and operational support services purportedly mandated by contract and (ii) using software purportedly owned by Rentacell to operate Iusacell's prepay business. Although the Borrower is in the process of investigating and analyzing such claims, Iusacell management's preliminary belief is that these charges are without merit.

                           Schedule 3.12 Subsidiaries.

1.  SOS Telecomunicaciones, S.A. de C.V.
2.  Iusacell, S.A. de C.V.
3.  Sistecel, S.A. de C.V.
4.  Satelitron, S.A. de C.V.
5.  Comunicaciones Celulares de Occidente, S.A. de C.V.
6.  Sistemas Telefonicos Portatiles Celulares, S.A. de C.V.
7.  Telecomunicaciones del Golfo, S.A. de C.V.
8.  In Flight Phone de Mexico, S.A. de C.V.
9.  GMD Comunicaciones, S.A. de C.V.
10. Hermes Telecomunicaciones, S.A. de C.V.
11. Inmobiliaria Montes Urales 460, S.A. de C.V.
12. Portaserv, S.A. de C.V.
13. Mexican Cellular Investments, Inc.
14. Iusanet, S.A. de C.V.
15. Telecel, S.A.
16. Promtora Celular, S.A. de C.V.
17. Cellular Solutions de Mexico, S.A. de C.V.
18. Iusatelecomunicaciones, S.A. de C.V.
19. Iusatel, S.A. de C.V.
20. Grupo Iusacell Nicaragua, S.A. de C.V.
21. Infotelecom, S.A. de C.V.
22. Renta Cell, S.A. de C.V.

                            Schedule 3.13: Insurance

                          GRUPO IUSACELL, S.A. DE C.V.
                               CURRENT POLICY LIST

=================================================================================================================
      COMPANY           BUSINESS          POLICY         INSURER             PERIOD            AMOUNT INSURED
=================================================================================================================
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     MACRO POLICY          QJ100884   COMERCIAL AMERICA  31/03/97  31/03/98   592,550,395 Us. Cy.
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     ELECTRONIC EQUIPMENT  QJ100886   COMERCIAL AMERICA  31/03/97  31/03/98   413'547,091 Us. Cy.
-----------------------------------------------------------------------------------------------------------------
S.O.S. TELECOMS    ELECTRONIC EQUIPMENT   269954    ASEMEX             31/08/97  31/08/98     3,093,715 Us. Cy.
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     MACRO POLICY           269956    ASEMEX/TEL. RURAL  26/06/97  26/06/98     1'643,790 Us. Cy.
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     GENERAL                690487    PROVINCIAL         29/03/96  29/03/98       50'000,000 M.N.
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     TRANSPORTATION        MB105905   COMERCIAL AMERICA  30/11/97  31/12/98    10'000,000 Us. Cy.
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     PERSONAL               690470    PROVINCIAL         01/02/97  01/02/98          100,000 M.N.
-----------------------------------------------------------------------------------------------------------------
INFOTELECOM        BEEPERS               MA001305   ASEMEX             15/08/96  15/08/97        To Be Declared
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     D & O                   4501     INTERAMERICANA     19/05/97  19/05/98    35'000,000 Us. Cy.
-----------------------------------------------------------------------------------------------------------------
COMCEL (REGION 5)  *911                   12814     PROBURSA           01/07/97  01/07/99        To Be Declared
-----------------------------------------------------------------------------------------------------------------
IUSACELL (REG. 6,  *911                   12814     PROBURSA           01/07/97  01/07/99        To Be Declared
7, 9)
-----------------------------------------------------------------------------------------------------------------
COMCEL             CELLULAR PHONE         29145     PROBURSA           01/07/97  01/07/99        To Be Declared
-----------------------------------------------------------------------------------------------------------------
IUSACELL           CELLULAR PHONE         29145     PROBURSA           01/07/97  01/07/99        To Be Declared
-----------------------------------------------------------------------------------------------------------------
IUSACELL           HOMES                 CONTRACT   MEXICO ASISTENCIA  01/07/97  01/07/99        To Be Declared
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     FOREIGN AUTOMOBILES   RAMO EXP.  ALLIANZ            31/12/96  31/12/97  Imported Automobiles
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     AUTOMOBILES           RAMO 201   PROBURSA           31/12/96  31/12/97                 Fleet
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     TRUCKS                RAMO 202   PROBURSA           31/12/96  31/12/97                 Fleet
-----------------------------------------------------------------------------------------------------------------
GRUPO IUSACELL     MOTORCYCLES           RAMO 205   PROBURSA           31/12/96  31/12/97                 Fleet
=================================================================================================================

                                                               T.C. 7.89 X 1DLL.
Risk Management

                      SCHEDULE 6.01: EXISTING INDEBTEDNESS

==================================================================================================
INSTITUTION AND CREDIT     PRINCIPAL    INTEREST       FEE     FEE PREPAYMENT        TOTAL
--------------------------------------------------------------------------------------------------
    BANKS
--------------------------------------------------------------------------------------------------
Banco Mexicano
--------------------------------------------------------------------------------------------------
Iusacell                    89,434.00    3,339.65        --              --          92,773.65 *
--------------------------------------------------------------------------------------------------
Grupo Iusacell          29,535,005.76  368,035.71   49,430.11            --      29,952,471.58 *
--------------------------------------------------------------------------------------------------
Grupo Iusacell           2,002,317.19   95,934.35    2,475.09            --       2,100,726.63 *
--------------------------------------------------------------------------------------------------
Grupo Iusacell          12,333,566.31  240,504.54   22,702.90            --      12,596,773.75 *
                        -------------  ----------  ----------      ----------    -------------
--------------------------------------------------------------------------------------------------
Total Banco Mexicano    43,960,323.26  707,814.25   74,608.10            --      44,742,745.61

--------------------------------------------------------------------------------------------------
Chase Manhattan
--------------------------------------------------------------------------------------------------
Grupo Iusacell          65,000,000.00  437,282.99        --          2,708.39    65,439,991.38 *
                        -------------  ----------  ----------      ----------    -------------
--------------------------------------------------------------------------------------------------
Total Chase Manhattan   65,000,000.00  437,282.99                                65,439,991.38

--------------------------------------------------------------------------------------------------
Banamex
--------------------------------------------------------------------------------------------------
Portacel                 1,572,000.00   61,181.06        --          2,627.11     1,635,818.17 *
--------------------------------------------------------------------------------------------------
Portacel                 6,612,639.34   23,052.40  218,630.39       87,204.18     6,941,526.31 *
--------------------------------------------------------------------------------------------------
Portacel                 3,029,991.03   72,256.87        --          3,577.07     3,105,824.97 *
--------------------------------------------------------------------------------------------------
Comcel                   8,156,250.00   78,418.95    5,465.19       10,053.71 P   8,250,187.85 *
--------------------------------------------------------------------------------------------------
Comcel                   8,044,244.65  250,265.39    7,354.03        9,775.99 P   8,311,640.06 *
                        -------------  ----------  ----------      ----------    -------------
--------------------------------------------------------------------------------------------------
Total Banamex           27,416,126.02  486,174.66  231,449.61      113,248.07    28,244,997.37
                        -------------  ----------  ----------      ----------    -------------
--------------------------------------------------------------------------------------------------
Banco del Atlantico
--------------------------------------------------------------------------------------------------
Grupo Iusacell          25,175,000.00  414,338.54        --              --      25,589,338.54 *
--------------------------------------------------------------------------------------------------
Grupo Iusacell          10,000,000.00  164,583.33        --              --      10,164,583.33 *
--------------------------------------------------------------------------------------------------
Grupo Iusacell          10,050,000.00  165,406.25        --              --      10,215,406.25 *
                        -------------  ----------  ----------      ----------    -------------
--------------------------------------------------------------------------------------------------
Total Banamex           45,225,000.00  744,328.13        --              --      45,969,328.13
--------------------------------------------------------------------------------------------------

=====================================================================================================
INSTITUTION AND CREDIT     PRINCIPAL      INTEREST     FEE         FEE PREPAYMENT      TOTAL
-----------------------------------------------------------------------------------------------------
Bell Atlantic
-----------------------------------------------------------------------------------------------------
Grupo Iusacell            3,500,000.00     163,132.81        --              --      3,663,132.81 *
-----------------------------------------------------------------------------------------------------
Grupo Iusacell            3,000,000.00     118,453.13        --              --      3,118,453.13 *
-----------------------------------------------------------------------------------------------------
Grupo Iusacell            2,000,000.00      36,059.03        --              --      2,036,059.03 *
-----------------------------------------------------------------------------------------------------
Grupo Iusacell            6,000,000.00      72,656.25        --              --      6,072,656.25 *
-----------------------------------------------------------------------------------------------------
Grupo Iusacell           10,500,000.00     107,369.79        --              --     10,607,369.79 *
                         -------------     ----------  --------        --------     -------------
-----------------------------------------------------------------------------------------------------
Total Bell Atlantic      25,000,000.00     497,671.01        --              --    25,497,6712.01

-----------------------------------------------------------------------------------------------------
TOTAL BANKS             206,600,448.28   2,872,271.02  306,057.71      113,248.07  209,894,733.49

-----------------------------------------------------------------------------------------------------
      VENDORS
-----------------------------------------------------------------------------------------------------
I.B.M.                      289,266.41      55,741.56        --              --        345,007.97
-----------------------------------------------------------------------------------------------------
I.B.M.                    1,055,308.21     178,191.11        --              --      1,233,499.32
-----------------------------------------------------------------------------------------------------
MITSUI DE MEXICO, S.A.      529,638.30           --          --              --        529,638.30
DE C.V.
-----------------------------------------------------------------------------------------------------
ALCATEL INDETEL MEXICO      848,428.75      25,436.32        --              --        873,865.07
                            ----------      ---------  --------        --------        ----------
-----------------------------------------------------------------------------------------------------
TOTAL VENDORS             2,722,641.667    259,368.99        --              --      2,982,010.66

-----------------------------------------------------------------------------------------------------
      LEASING
-----------------------------------------------------------------------------------------------------
FINA RENT                   400,066.84      37,793.05        --              --        437,859.89
-----------------------------------------------------------------------------------------------------
VOLKSWAGEN FINANCIAL         54,714.39       8,657.22        --              --         63,371.61
SERV.                        ---------       --------  --------        --------         ---------
-----------------------------------------------------------------------------------------------------
TOTAL LEASING               454,781.23      46,450.27        --              --        501,231.50

-----------------------------------------------------------------------------------------------------
GRAND TOTAL             209,777,871.18   3,178,090.28  306,057.71      113,248.07  213,377,975.65
=====================================================================================================

                          Schedule 6.02 Existing Liens

  Loan Agreement between Grupo Iusacell, S.A. de C.V. and Chase Securities Inc.
        as Arranger and The Chase Manhattan Bank as Administrative Agent
                              and Collateral Agent.

                                  July 25, 1997

I. Loan Agreements

a) Loan Agreement between Grupo Iusacell, S.A. de C.V. and Banco Mexicano S.A. (today Santander Mexicano, S.A.)
Dated February 24, 1995
Amount: U.S.$16,444,755.11
Lien: Pledge on cellular infrastructure equipment

b) Loan Agreement between Grupo Iusacell, S.A. de C.V. and Banco Mexicano (today Santander Mexicano, S.A.)
Dated February 24, 1995
Amount: U.S.$48,298,923.39
Lien: Pledge on cellular infrastructure equipment

c) Loan Agreement between Iusacell, S.A. de C.V. and Banco Mexicano S.A. (today Santander Mexicano, S.A.)
Dated February 18, 1993
Amount: U.S.$447,270.00
Lien: Pledge on phone cabins

d) Loan Agreement between Banco Nacional de Mexico, S.N.C. (today S.A.) and Sistemas Telefonicas Portatiles Celulares, S.A. de C.V.
Dated September 5, 1991
Amount: U.S.$8,200,000.00
Lien: Industrial mortgage on all assets used and rights useful in operation of business

e) Loan Agreement between Banco Nacional de Mexico, S.N.C. (today S.A.) and Sistemas Telefonicas Portatiles Celulares, S.A. de C.V.
Dated July 18, 1997
Amount: U.S.$11,813,300.00
Lien: Industrial mortgage on all assets used and rights useful in operation of business

f) Loan Agreement between Banco Nacional de Mexico, S.N.C. (today S.A.) and Sistemas Telefonicas Portatiles Celulares, S.A. de C.V. Dated September 5, 1991
Amount: U.S.$15,000,000.00
Lien: Industrial mortgage on all assets used and rights useful in operation of business

g) Loan Agreement between Banco Nacional de Mexico, S.A., Sucursal Nassau and Comunicaciones de Occidente, S.A. de C.V.
Dated September 19, 1991
Amount: U.S.$10,000,000.00
Lien: Industrial mortgage

h) Loan Agreement between Banco Nacional de Mexico, S.A., Sucursal Nassau and Comunicaciones Celulares de Occidente, S.A. de C.V.
Dated September 19, 1991
Amount: U.S.$14,500,000.00
Lien: Industrial mortgage on all assets used and rights useful in operation of business

i) Loan Agreement between The Chase Manhattan Bank, (National Association) and Grupo Iusacell, S.A. de C.V. Dated February 16, 1996
Amount: U.S.$65,000,000.00
Lien: Pledge on shares of Telecomunicaciones del Golfo, S.A. de C.V. (Region 7) and SOS Telecomunicaciones de
C.V. (Region 9)

II. Real Property

      The real property owned by Grupo Iusacell and its subsidiaries is subject to easements, zoning restrictions, rights of way and similar encumbrances imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary course of business of Grupo Iusacell or any of its subsidiaries.

III. Others

      Leasing Agreement between Fina Rent, S.A. de C.V. and Grupo Iusacell, S.A. de C.V.
Dated January 15,1993
Amount: $278,863.63 Mexican Pesos (the outstanding balance as of today is approximately $4,000.00 Mexican Pesos)
Capital Lease for employee cars.

                                              Schedule 6.05 Existing Investments

                          GRUPO IUSACELL, S.A. DE C.V.
                                INVESTMENT REPORT
                                  July 21, 1997

==================================================================================================================================
                    FINANCIAL                                     RATE               PERIOD                           DEPOSIT
        COMPANY    INSTITUTION   ACCOUNT          AMOUNT      GROSS    NET     BEGIN        END          INTEREST   AT MATURITY
----------------------------------------------------------------------------------------------------------------------------------
      INVESTMENT

        -------

NATIONAL CURRENCY
-----------------
GRUPO IUSACELL     BANCOMER     1187847-7      15,500,000.00  18.75%  17.05%  21-Jul-97  22-Jul-97       7,340.97  15,507,340.97
GRUPO IUSACELL     INVERMEXICO  106032798-6    24,900,000.00  19.00%  17.30%  21-Jul-97  22-Jul-97      11,965.83  24,911,965.83
GRUPO IUSACELL     CHASE        200422         10,000,000.00  19.00%  17.30%  21-Jul-97  22-Jul-97       4,805.56  10,004,805.56
                   TOTAL                   N$  50,400,000.00                                        N$  24,112.36  50,424,112.36
----------------------------------------------------------------------------------------------------------------------------------
U.S.$DOLLARS
------------
GRUPO IUSACELL     BANCOMER     3000-251710-    2,422,335.74           4.80%  21-Jul-97  22-Jul-97         322.98   2,422,658.72
                   TOTAL        600       USD   2,422,335.74                                       USD     322.98   2,422,658.72
==================================================================================================================================

==================================================================================================================================
                    FINANCIAL                                     RATE               PERIOD                           DEPOSIT
        COMPANY    INSTITUTION   ACCOUNT          AMOUNT      GROSS    NET     BEGIN        END          INTEREST   AT MATURITY
----------------------------------------------------------------------------------------------------------------------------------

NATIONAL CURRENCY
-----------------
GRUPO IUSACELL     BANCOMER     1187847-7      10,200,000.00  19.25%  17.55%  18-Jul-97   21-Jul-97     14,917.50  10,214,937.32
GRUPO IUSACELL     INVERMEXICO  106032798-6    24,050,000.00  19.50%  17.80%  18-Jul-97   21-Jul-97     35,674.17  24,085,720.84
GRUPO IUSACELL     CHASE        200422         10,000,000.00  19.25%  17.55%  18-Jul-97   21-Jul-97     14,625.00  10,014,625.00
                   TOTAL                   N$  44,250,000.00                                        N$  65,216.67  44,315,283.16
----------------------------------------------------------------------------------------------------------------------------------
U.S.$DOLLARS
------------
GRUPO IUSACELL     BANCOMER     3000-251710-    2,421,367.19           4.80%  18-Jul-97   21-Jul-97        968.55   2,422,335.74
                   TOTAL        600             2,421,367.19                                       USD     968.55   2,422,335.74
                                          USD
==================================================================================================================================

                      SCHEDULE 6.10 - Existing Restrictions

Certain credit agreements entered into by Protacel and Comcel, which agreements will be terminated on the date hereof using the proceeds of the Term Facility under this Credit Agreement and the Senior Notes, contain provisions restricting dividend payments.

EXHIBIT A

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Credit Agreement dated as of July 25, 1997 (as in effect on the date hereof, the "Credit Agreement"), among Grupo Iusacell, S.A. de C.V., a variable capital corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "Borrower"), the lenders parties thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth in numbered Paragraph 3 hereof, the interests set forth on the second page hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the second page hereof in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the second page hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire provided by the Administrative Agent and (ii) a processing and recordation fee of $3,500.

      3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:
                   ----------------------
Legal Name of Assignor:
                       ------------------

Legal Name of Assignee:
                       ------------------

Assignee's Address for Notices:
                               ----------------------------------------

Assignee's Address of Eurodollar lending office:
                                                -----------------------

Effective Date of Assignment (may not be fewer than 5 Business Days after the Date of Assignment):
                    ---------------------------------------------------

                                         Percentage
                                         Assigned of
                                         Facility/Commitment (set
                                         forth, to at least 8 decimals,
                     Principal Amount    as a percentage of the Total
Facility             Assigned            Commitment

Commitment
Assigned:            $                             %

Loans:

Fees Assigned (if
any):

The terms set forth above are hereby Accepted */ agreed to:

_______________, as Assignor

                                          THE CHASE MANHATTAN BANK, as
                                          Administrative Agent,


by                                        by
  ---------------------------------         ---------------------------------
  Name:                                     Name:
  Title:                                    Title:


_______________, as Assignee

                                          GRUPO IUSACELL, S.A. de C.V., as
                                          Borrower,


by                                        by
  ---------------------------------         ---------------------------------
  Name:                                     Name:
  Title:                                    Title:

----------
*/ To be completed unless Assignee is already a Lender party to the Credit Agreement.

                                                                     Exhibit B-1

                                  July 25, 1997

The Chase Manhattan Bank,
 as Administrative Agent and Collateral Agent
270 Park Avenue
New York, New York 10017

The Financial Institutions Listed
 on Annex I hereto

Ladies and Gentlemen:

            We have acted as United States counsel to Grupo Iusacell, S.A. de C,V., a Mexican sociedad anonima de capital variable (the "Borrower"), and certain subsidiaries of the Borrower in their capacity as Subsidiary Pledgors (in such capacity, the "Subsidiary Pledgors") under the Pledge Agreement referenced below and certain subsidiaries of the Borrower in their capacity as Guarantors under the Guarantee Agreement referenced below (the "Subsidiary Guarantors"), in connection with the Credit Agreement dated as of July 25, 1997 among the Company, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent and as Collateral Agent (the "Credit Agreement"). This opinion is furnished to you at the request of the Borrower pursuant to Section 4.01(b)(i) of the Credit Agreement. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            In rendering the opinions expressed below, we have examined the Credit Agreement, the Pledge Agreement dated as of July 25, 1997 among the Borrower, the Subsidiary Pledgors and The Chase Manhattan Bank, as collateral agent (the "Pledge Agreement"), and the Guarantee Agreement dated as of July 25, 1997 among the Subsidiary Guarantors and The Chase Manhattan Bank, as Collateral Agent (the "Guarantee Agreement" and together with the Credit Agreement and Pledge Agreement, the "Transaction Documents"). We also have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Borrower, the Subsidiary Pledgors and the Subsidiary Guarantors, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Borrower, the Subsidiary Pledgors and the Subsidiary Guarantors and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of the copies submitted to us to their originals and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Borrower, the Subsidiary Pledgors and the Subsidiary Guarantors and public officials.

            Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

      1. The execution, delivery and performance by each Loan Party of the Transaction Documents to which it is a party do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority of the United States of America or of the State of New York.

      2. The Credit Agreement, Guarantee and Pledge Agreement constitute legal, valid and binding obligations of each Loan Party thereto on the date hereof, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      3. The provisions of the Pledge Agreement are effective to create valid security interests in favor of the Collateral Agent, for the benefit of the Lenders, in all of the collateral described therein that is of the type in which a security interest can be created under Article 8 or Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof ("UCC"), to the extent the UCC is applicable to the creation of such security interests.

      4. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            We express no opinion as to (i) the perfection or priority of any security interest purported to be created by any Transaction Document, (ii) the validity of any security interest, or the validity, binding effect or enforceability of any Transaction Document to the extent that such Transaction Document grants or purports to grant a security interest that is not governed by the UCC or (iii) the title or any other interest of any Loan Party in or to any of the Collateral.

            Furthermore, we express no opinion as to (i) Section 9.13(b) of the Credit Agreement, Section 5.17(b) of the Pledge Agreement or Section 23(b) of the Guarantee Agreement, (ii) whether the federal courts of the United States or the courts of the State of New York would have subject matter jurisdiction over any action brought against the Borrower, any Subsidiary Pledgor or any Subsidiary Guarantor or (iii) the effect of any Federal or state securities laws, rules or regulations on the validity, binding effect or enforceability of the Pledge Agreement or the provisions of Section 9.03(b) of the Credit Agreement.

            In rendering the foregoing opinion, we have, without independent investigation, relied subject to the assumptions, qualifications and limitations stated therein, as to all matters of Mexican law, upon the opinions of De Ovando y Martinez del Campo, S.C. and Carlos Gutierrez Cardona, Deputy General Counsel of the Borrower and the Subsidiaries in each case delivered pursuant to Section 4.01(b)(ii) of the Credit Agreement.

            We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States and we have assumed that any documents referred to herein and executed by the Borrower, the Subsidiary Pledgors and the

Subsidiary Guarantors have been duly authorized, executed and delivered pursuant to Mexican law.

            This opinion letter is furnished to you by us and may not be relied upon by any other person or for any other purpose other than in connection with the Transactions without our prior written consent in each instance. A copy of this opinion is being furnished to De Ovando y Martinez del Campo, S.C. which may rely on this opinion to the same extent as if it were addressed to them, subject to the immediately preceding sentence hereof.

                                    Very truly yours,


                                    /s/ Rogers & Wells
                                    -------------------------

                                     Annex I

The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

Banque Nationale de Paris
499 Park Avenue, 2nd Floor
New York, New York 10022

Banco Nacional de Mexico, S.A.
767 Fifth Avenue, 8th Floor
New York, New York 10153

Dresdner Bank Mexico, S.A.
Bosque de Alisos #47B, 4th Floor
Bosques de las Lomas
05120, Mexico D.F.

Dresdner Bank AG New York and
 Grand Cayman Branches
75 Wall Street
New York, New York 10005-2889

Morgan Guaranty Trust Company of New York
60 Wall Street, 24th Floor
New York, New York 10260-0060

Bancomer Grand Cayman Branch
Montes Urales 470, 2nd Floor
Lomas, Mexico 11000,
D.F.

Citibank N.A.
Reforma 390, 7th Floor
Colonia Juarez
Mexico City, Mexico C.P. 06695
July 25, 1997

Chase Securities Inc.
Salomon Brothers Inc
c/o Chase Securities Inc.
270 Park Avenue
New York, NY 10017

                                                                     Exhibit B-2

October 7, 1997

The Chase Manhattan Bank and
the Lenders party to the Credit
Agreement referred to below
c/o The Chase Manhattan Bank
One Chase Manhattan
8th Floor
New York, New York 10081
United States of America

Ladies and Gentlemen:

      We have acted as special Mexican counsel to Grupo Iusacell, S.A. de C.V. (the "Borrower") in connection with the preparation, execution and delivery of that certain Loan Agreement dated as of July 25, 1997 (the "Loan Agreement"), among the Chase Manhattan Bank as Administrative Agent and as Collateral Agent (in both capacities, the "Agent"), each of the Lenders party thereto and the Borrower. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement. This opinion is delivered to you pursuant to Section 4.01(b)(ii) of the Loan Agreement.

      For purposes of the opinion expressed below, we have examined the following:

      (a) a copy of the Loan Agreement,

      (b) a copy of the Guarantee Agreement,

      (c) the Notes for the Term Loan executed by the Borrower and executed por oval by each Subsidiary Loan Party signatory thereof (the "Notes") and the form of other notes that may be issued and delivered under and pursuant to the terms of the Loan Agreement,

      (d) the Mortgage and the Trademark Pledge Agreement (the "Security Agreement"),

      (e) the Pledge Agreement (the Pledge Agreement, together with the Security Agreements, the "Security Documents"), the Loan Agreement, the Guarantee Agreement, the Notes and the Security Documents, together, are hereinafter referred to as the "Loan Documents"),

      (f) the estatutos sociales of the Borrower and each Subsidiary Loan Party, other than Mexican Cellular Investments, Inc. (together, but excluding Mexican Cellular Investments, Inc., the "Loan Parties"), and

      (g) the resolutions of the Executive Committee or shareholders, as appropriate of each Loan Party.

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates or comparable documents of the Loan Parties or of officers and representatives of the Loan Parties or public officials, and have made such inquiries of such officers and representatives and have conducted such other investigations of fact and law as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents, (iii) the due authority of, and the due execution by each party (other than the authority of the Loan Parties) of the Loan Documents and (iv) the validity, binding effect and enforceability of each of the Loan Documents (other than the Security Agreements) under the laws of the State of New York, United States of America.

      As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Loan Parties or public officials and have relied upon the relevant facts stated therein.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that

            (1) Each Loan Party has been duly incorporated and is validly existing as a sociedad anonima de capital variable under the laws of Mexico.

            (2) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party are within such Loan Party's power and authority, have been duly authorized by all necessary corporate action and do not contravene any provision of applicable law, rule or regulation or of the estatutos sociales of each such Loan Party.

            (3) No authorization or approval, and no notice to or registration or filing with any Mexican governmental authority or regulatory body is required for the due execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, other than (i) the approval to be requested of SCT for S.O.S. Telecommunications, S.A. de C.V. to create a mortgage in respect of the cellular concession which it holds, (ii) the filing for perfection of the Mortgage, to be made with the Telecommunications Registry and each relevant Public Registry of Commerce, (iii) the filing, for perfection of the Trademark Security Agreement to be made with the Mexican Institute of Industrial Property, and (iv) notices to the SCT with respect to the Mortgage.

            (4) Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and constitutes a valid and binding agreement of each such Loan Party, enforceable against each such Loan Party in accordance with its terms subject to the proviso to opinion (3) above.

            (5) There is no tax, deduction or withholding imposed by Mexico or any political subdivision or taxing authority thereof or therein on or by virtue of the execution or delivery of each Loan Document. There is no deduction or withholding on account of taxes, imposed by Mexico or any political subdivision or taxing authority thereof or therein, on any payment to be made by any Loan Party pursuant to any Loan Document, except for (x) withholding taxes imposed on payments of interest and fees made by any Loan Party to any Lender or the Agent that is a non-resident of Mexico for tax purposes, imposed under the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) and (y) fees payable in connection with (A) the registration of the Mortgage with the Telecommunications Registry and each relevant Public Registry of Commerce and (B) the registration of the Trademark Security Agreement with the Mexican Institute of Industrial Property.

            (6) The Borrower's payment obligations under the Loan Agreement and the Notes and each Loan Party's payment obligations under the Guarantee and the Notes bank and will rank at least pari passu in priority of payment with all other unsecured an unsubordinated indebtedness of the Borrower or each such Loan Party, as the case may be, and will have priority with respect to such indebtedness to the extent of the collateral granted under the Security Documents (subject to the proviso to opinion (3) above).

            (7) Each Loan Document is in proper legal form under the laws of Mexico for the enforcement thereof against each Loan Party that is party thereto in accordance with its respective terms, except that the Mortgage will require notarization before a Mexican notary public (and, for perfection, other requirements specified in the proviso to opinion (3) above will need be satisfied.

            (8) To ensure the validity, enforceability or admissibility in evidence of each Loan Document in Mexico, it is not necessary that each such Loan Document be filed with any court or other authority in Mexico or that any stamp or similar tax be paid on or in respect of any such document, subject to the proviso to opinion (3) above.

            (9) The choice of New York law as the governing law of the Loan Documents (other than the Security Agreements) is a valid choice of law and a Mexican court will recognize and give effect to such choice of law in an action or proceeding arising out of such Loan Documents.

            (10) The submission by each Loan Party to the jurisdiction of any New York State or United States Federal Court sitting in The City of New York, New York, United States of America, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document (other than the Security Agreements), is a valid submission to jurisdiction.

            (11) The Notes (and other notes that may be issued in the future pursuant to the terms of Loan Agreement and in conformity with the form attached thereto will, when executed and delivered pursuant to the terms of the Loan Agreement) qualify as negotiable instruments (titulos de credito) and may be enforced through executory proceedings (accion ejecutiva mercantil) with respect to principal payable thereunder only.

            (12) Any judgment obtained in a State of Federal court sitting in The City of New York, State of New York, arising out of or in relation to the obligations of any Loan Party under any Loan Document (other than the Security Agreements), would be enforceable in Mexico against any such Loan Party pursuant to Article 1347A of the Commerce Code, which provides, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that

            i) Such judgment is obtained in compliance with all legal requirements of the jurisdiction of the court rendering such judgment, and all requirements of such Loan Document and the judgment fulfills the necessary requirements to Be considered authentic;

            ii) such judgment is strictly for the payment of a certain sum of money based on an in personam (as opposed to an in rem) action;

            iii) service of process was made personally on the relevant Loan Party or on the process agent for such Loan Party, it should be noted that service of process on the relevant Loan Party or such process agent by mail does not constitute personal service for purposes of enforcing a foreign judgment in Mexico;

            iv) such judgment does not contravene Mexican law, public policy of Mexico international treaties or agreements binding upon Mexico or generally accepted principles of international law;

            v) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities or such jurisdiction in accordance with the laws thereof) is complied with;

            vi) such judgment is final in the jurisdiction where obtained;

            vii) the court issuing the judgment is considered competent under rules which are internationally accepted and which are compatible with Mexican procedural laws;

            viii) the action upon which the final judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and

            ix) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

      The documents relating to the legal action instituted before any of the courts mentioned above, and the judgment rendered thereunder, would need to be translated into the Spanish language by an expert duly authorized by the Mexican courts for its admissibility before the Mexican court before which enforcement is requested.

            (13) It is not necessary under the laws of Mexico (i) in order to enable the Agent or any Lender to enforce its rights under any Loan Document or
(ii) by reason of the execution, delivery or performance of any Loan Document, that the Agent or any Lender should be licensed, qualified or entitled to carry on business in Mexico.

            (14) None of the Agent nor any Lender will be subject to taxation in Mexico solely by reason of the execution, delivery or performance of any Loan Document.

            (15) The Pledge Agreement constitutes and, when the Mortgage and the Trademark Security Agreement are filed with the Telecommunications Registry, each relevant Public Registry of Commerce or the Mexican Institute of Industrial Property, as the case may be, the Mortgage and the Trademark Security Agreement will constitute a valid and perfected security interest.

      In rendering this opinion, we have relied as to matters of United States Federal and New York law, upon the opinion of Rogers & Wells delivered pursuant to Section 4.01(b)(1) of the Loan Agreement.

      The above opinions are subject to the following qualifications.

            (a) enforcement of the Loan Documents may be limited by bankruptcy, suspension of payments, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally;

            (b) although the Loan Parties' obligation to pay in Dollars outside of Mexico is valid, it should be noted that pursuant to Article 8 of the Monetary La (Ley Monetaria) of Mexico, if collection of amounts payable by a Loan Party in foreign currency outside Mexico is sought in Mexico, Mexican courts might render a judgment in Mexican currency or, if such judgment is rendered in foreign currency but payable in Mexico, such judgment may be discharged in Mexican currency, at the rate of exchange in effect at the date and place where payment is made, as determined by the Central Bank of Mexico (Banco de Mexico) and consequently, Section 9.13 of the Loan Agreement, Section 23 of the Guarantee Agreement and Section 5.17 of the Pledge Agreement (Judgment Currency) may not be enforceable in Mexico;

            (c) in the event that any legal proceedings are brought to the courts of Mexico, a Mexican court will apply Mexican procedural law and a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated document;

            (d) in a bankruptcy proceedings initiated in Mexico pursuant to the laws of Mexico labor claims of tax authorities for unpaid taxes, Social Security quotas, Workers Housing Fund quotas, Retirement fund quota may have priority over claims of the Agent and the Lenders (or any permitted assignees thereof);

            (e) Mexican law does not permit the collection of interest-on-interest and, consequently, Section 2.11(c) of the Loan Agreement or any similar provision in any Loan Document relating to the payment of interest-on-interest may not be enforceable in Mexico;

            (f) covenants of the Borrower of any of the Loan Parties which purport to bind any of them on matters reserved by law to shareholders, or which purport to bind shareholders to vote or refrain from voting their shares issued by the Borrower or any of the Loan Parties, as the case may be, or their respective subsidiaries, may not be enforceable through specific performance, but may result in an acceleration of amounts payable under the Loan Agreement;

            (g) provisions of any Loan Document granting discretionary authority to the Agent of the Lenders cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirements from a competent authority to produce satisfactory evidence as to the basis of any determination, in addition, under Mexican law, the Borrower or any of the Loan Parties, as the case may be , will have the right to contest in court any notice or certificate of the Agent or the Lenders purporting to be conclusive and binding;

            (h) under Mexican law, the obligations of a guarantor (fiador) may not exceed the obligations of the main obligor. Failure to comply with this provision would result in the reduction of the guarantor's obligation to the extent necessary so as to request such obligations with those of the main obligor; and

            (i) we express no opinion with respect to Sections 4.01 and 4.03 of the Pledge Agreement.

      We express no opinion as to any laws other than the laws of Mexico in effect as of the date hereof.

      This opinion is being furnished solely for your benefit. This opinion may not be used or relied upon by or published or communicated by any Person, other than the addressees hereof and Rogers & Wells,f or any purpose whatsoever, without our prior written consent in each instance.

Very truly yours,


/s/ Javier Martinez del Campo
----------------------------------------
De Ovando y Martinez del Campo, S.C.

                                                                     Exhibit B-3

Grupo Iusacell, S.A., de C.V.                    Carlos Gutierrez Cardona
Montes Urales 460-2(degrees) piso                Director Juridico
Lomas de Chalpultepec
11000 Mexico, D.F.
Tel.: 525-1044114
Fax:  525-1044172

July 25, 1997

Chase Securities Inc.
Salomon Brothers Inc
c/o Chase Securities Inc.
270 Park Avenue, 4th Floor
New York, New York 10017

Ladies and Gentlemen:

            I am the General Counsel of Grupo Iusacell, S.A. de C.V., a limited liability variable capital stock corporation organized under the laws of the United Mexican States (the "Company"), and have acted as counsel to the Company in connection with the issuance and sale by the Company to you of U.S.$150,000,000 aggregate principal amount of the 10% Senior Notes due 2004 of the Company pursuant to the Purchase Agreement dated July 15, 1997 among you, the Company and the subsidiaries of the Company party thereto (the "Purchase Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

            I have examined the originals, photocopies or conformed copies of such records of the Company and its subsidiaries, such agreements, certificates of public officials, certificates of officers and representatives of the Company and its subsidiaries, and such other documents and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to me as conformed copies or photocopies. As to various questions of fact material to this opinion, I have relied upon representations, statements or certificates of officers and representatives of the Company and its subsidiaries.

            Based on the foregoing, and subject to the penultimate paragraph of this letter, it is my opinion that:

1. Neither the Company nor any of its subsidiaries is (a) in violation of its estatutos sociales or charter or by-laws, as the case may be, (b) to my best knowledge, in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, concession, license, permit, shareholders agreement or other material agreement or instrument to which it is party or by which it is bound (including the New Shareholders Agreement and the 1996 Share Conversion Agreement) or to which any of its property or assets is subject (excluding such loan agreements, instruments of indebtedness and similar agreements which will be terminated on the date hereof upon the application of certain of the proceeds of the Financing) or (c) in violation in any material respect of any Mexican law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject.

2. The execution, delivery and performance by each of the Company and the Subsidiary Guarantors of each Transaction Document to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (a) to my best knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, concession, license, permit, shareholders agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound (including the New Shareholders Agreement and the 1996 Share Conversion Agreement) or to which any of the property or assets of the Company or any of its subsidiaries is subject (excluding such loan agreements, instruments of indebtedness and similar agreements which will be terminated on the date hereof upon the application of certain of the proceeds of the Financing) or (b) result in any violation of the provisions of the estatutos sociales or charter or by-laws, as the case may be, of the Company or any of its subsidiaries or any statute of Mexico or any judgment, concession, permit, order, decree, rule or regulation or any court or arbitrator or governmental agency or body of Mexico having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

3. To my best knowledge, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (a) singly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect (unless otherwise expressly disclosed in the Offering Memorandum) or (b) questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to my best knowledge, no such actions, suits or proceedings are threatened or contemplated by governmental authorities or threatened by others.

4. The descriptions in the Offering Memorandum of Mexican statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects. The statements in the Offering Memorandum under the heading "Business -- Government Regulation," to the extent that they constitute summaries of matters of Mexican law or regulation or legal conclusions, have been reviewed by me and fairly summarize the matters described therein in all material respects.

5. To my best knowledge, except as otherwise disclosed in the Offering Memorandum, each of the Company and its subsidiaries (a) has obtained all necessary concessions, licenses, certificates, authorizations and permits from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, self-regulatory organizations and courts and other tribunals in Mexico, and (b) is in compliance with any and all applicable laws of Mexico, in each case, to own, lease, license and use its properties and assets and to conduct its business in the manner in which it is so engaged.

6. Each of the Company and its subsidiaries is duly registered or qualified to do business as a foreign corporation in each jurisdiction, domestic or foreign, in which its ownership or lease of property or the conduct of its business requires such qualification, and each of the Company's Colombian and Nicaraguan subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its organization and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

7. The Company has an authorized capitalization as set forth in the Offering Memorandum, and all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum.

8. All outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly (other than as described in the Offering Memorandum) by the Company, free and clear of all Liens (other than Liens under the Credit Agreement).

            I have acted as counsel to the Company in connection with the preparation of the Preliminary Offering Memorandum and Offering Memorandum and, in the course of such representation, I have reviewed and discussed the information in the Preliminary Offering Memorandum and Offering Memorandum and have participated in conferences with representatives of the Company and special United States and Mexican counsel and representatives of the Initial Purchasers and their counsel at which the contents of the Preliminary Offering Memorandum and the Offering Memorandum and related matters were discussed, and although I assume no responsibility for the accuracy, completeness or fairness of the information set forth in the Offering Memorandum, except as expressly provided above, based upon my review, discussions and participation, nothing has come to my attention to cause me to believe that the Offering Memorandum (other than the financial statements and other financial and statistical information contained therein, as to which I express no belief) contained as of its date or contains as of the Closing Date any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            I am a member of the Bar of the United Mexican States and am not a member of the bar of any other jurisdiction, including, without limitation, of any State or Commonwealth of the United States of America. I am not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the

United Mexican States (and, with respect to paragraph 6 above only, Colombian and Nicaraguan corporate law), and I assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transaction or the effect of such laws thereon.

            This opinion is being delivered to you pursuant to Section 5(e)(ii) of the Purchase Agreement for your benefit and may not be delivered to, used or relied upon by any other person or for any other purpose without my prior written consent.

Very truly yours,


/s/ Carlos Gutierrez Cardona
-----------------------------------
General Counsel,
Grupo Iusacell, S.A. de C.V.

                                                                     Exhibit B-4

Bell Atlantic International, Inc.                           Susan B. Asch
1310 North Court House Road                           Assistant General Counsel
Arlington, Virginia 22201                                Assistant Secretary

                                  July 25, 1997

The Chase Manhattan Bank,
  as Administrative Agent under
  the Credit Agreement (the
  "Administrative Agent"), and the
  Lenders party thereto
270 Park Avenue
New York, NY 10017

First Union National Bank, as
  Trustee under the Indenture
  (the "Trustee"),
230 S. Tyron Street
Corporate Trust Department, 9th Floor
Charlotte, NC 28288

Chase Securities Inc. and
Salomon Brothers Inc,
  as initial purchasers of
  the Senior Notes issued
  under the Indenture
  (the "Initial Purchasers"),
c/o Chase Securities Inc.
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

      Reference is made to (i) the Debenture Purchase Agreement dated as of the date hereof (the "Debenture Purchase Agreement") between Grupo Iusacell, S.A. de C.V., a limited liability stock corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "Company"), and Bell Atlantic International, Inc., a Delaware corporation ("BAII"), and (ii) the Subordination Agreement dated as of the date hereof (the "Subordination Agreement") among the Company, BAII, the Administrative Agent and the Trustee. Capitalized terms used but not defined herein shall have the meanings given thereto in the Subordination Agreement, or if not defined in the Subordination Agreement, in the Credit Agreement dated as of July 25, 1997 (the "Credit Agreement"), among the Company, its subsidiaries which are signatories thereto, the Administrative Agent and the lenders which are signatories thereto.

      I am the Assistant General Counsel and an Assistant Secretary of Bell Atlantic International, Inc., a Delaware corporation ("BAII"), and I am furnishing this opinion to you pursuant to Section 4.01(b)(iv) of the Credit Agreement and Section 5(f) of the Purchase Agreement dated July 15, 1997 among the Company, its subsidiaries which are signatories thereto, and the Initial Purchasers.

      In connection with this opinion, I have examined originals or copies of the Debenture Purchase Agreement, the Subordination Agreement and such corporate records, agreements, documents and other instruments of BAII, and such certificates or comparable documents of public officials and of officers and representatives of BAII, and have made such inquiries of such officers and representatives of BAII as I have deemed necessary or appropriate for purposes of this opinion.

      In all such examinations, I have assumed the genuineness of all signatures on original or certified, conformed, facsimile or reproduction copies of documents of all parties other than BAII, and the conformity to original or certified copies of all copies submitted to me as conformed, facsimile or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, statements, written information and certificates of public officials and of other officers of BAII. In addition, I have assumed the accuracy and completeness of all corporate records of BAII. In giving the opinions expressed in paragraph (2) hereof, I have assumed that the Debenture Purchase Agreement and the Subordination Agreement have each been duly authorized, executed and delivered by all parties thereto other than BAII.

      Based on the foregoing and subject to the other assumptions, qualifications and limitations set forth herein, it is my opinion that:

      (1) BAII has the corporate power and corporate authority to execute and deliver each of the Debenture Purchase Agreement and the Subordination Agreement and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Debenture Purchase Agreement and the Subordination Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken;

      (2) each of the Debenture Purchase Agreement and the Subordination Agreement has been duly authorized, executed and delivered by BAII and constitutes a valid and legally binding agreement of BAII enforceable against BAII in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and subject to the effect of general equitable principles and of standards of good faith and fair dealing which may be applied by a court to the exercise of certain rights and remedies (whether considered in a proceeding in equity or at law) and except that certain of the rights, remedies and waivers set forth in the Debenture Purchase Agreement and the Subordination Agreement may be rendered unavailable or unenforceable under applicable principles of law which unavailability or unenforceability will not, in my opinion, cause the remedies set forth in the Debenture Purchase Agreement (taken as a whole) or the Subordination Agreement (taken as a whole) to be substantially inadequate for the practical realization of the benefits intended to be provided thereby;

      (3) the execution, delivery and performance by BAII of the Debenture Purchase Agreement and the Subordination Agreement and compliance by BAII with the terms thereof and the consummation of the transactions contemplated thereby will not, with or without the giving of notice or the lapse of time or both: (a) to my knowledge, conflict with, violate, breach, or constitute or result in a default under any existing obligation of BAII under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of BAII or any of its material "subsidiaries" (as defined in the Credit Agreement, but excluding the Company and its subsidiaries) pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, permit, shareholders agreement or other material agreement or instrument governed by the law of the State of New York or of the State of Delaware, (b) result in any violation of the charter or by-laws of BAII or any such subsidiaries, (c) result in any violation of any present statute, law or regulation of the State of New York, the General Corporation Law of the State of Delaware, or the federal laws of the United States of America applicable to BAII or any such subsidiaries and/or the transactions contemplated by the Debenture Purchase Agreement and/or the Subordination Agreement, or (d) result in any violation of any judgment, order, decree or injunction of any court or arbitrator or governmental agency or body of the State of New York, the State of Delaware or the federal government of United States, having jurisdiction over BAII or any such subsidiaries or any of their respective properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any licensing or governmental agency or body or court or arbitrator of the federal government of the United States or the State of New York or Delaware is required for the enforceability of and performance by BAII of, and compliance by BAII with, the Debenture Purchase Agreement and the Subordination Agreement, except for such consents, approvals, authorizations, filings, registrations or qualifications which have been obtained or made prior to the Closing Date; and

      (4) under the laws of the State of New York relating to submission to jurisdiction and pursuant to the Subordination Agreement, BAII has validly and irrevocably submitted to the personal jurisdiction of any federal or state court in the State of New York, County of New York, in any suit or proceeding based on or arising under the Subordination Agreement as provided in the applicable section thereof; and BAII has the power to designate, appoint and empower and, pursuant to the Subordination Agreement, has validly and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising thereunder in any federal or state court in the State of New York, County of New York, as provided in and subject to the applicable section thereof.

      On behalf of BAII, I hereby advise you that all the conditions to borrowing set forth in Section 5(a) of the Debenture Purchase Agreement have been fully satisfied or effectively waived.

      I am a member of the bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the

United States of America. In addition, the opinions expressed herein are subject to the effect of generally applicable rules of law that (x) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith and fair dealing or (y) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

      I acknowledge and agree that you are relying on this letter in consummating the transactions contemplated by the Senior Credit Facilities. This opinion is rendered solely for your benefit in connection with the subject transaction, and is not to be relied upon by any other person, of otherwise furnished to third parties, used, circulated, quoted or relied upon, without my prior written consent. This opinion is as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein after the date hereof.

                Very truly yours.


                /s/ Susan B. Asch
                -----------------------------------------------------
                Assistant General Counsel and Assistant Secretary

                                                                       Exhibit C

                                                                  EXECUTION COPY

                        GUARANTEE AGREEMENT dated as of July 25, 1997 among each
                  of the subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of GRUPO IUSACELL, S.A. de C.V., a variable capital corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "Borrower"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

            Reference is made to the Credit Agreement dated as of July 25, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a Wholly Owned Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantors are willing to execute this Agreement.

            Accordingly, the parties hereto agree as follows:

            SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, suspension of payments, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receiver ship or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents and (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender at the time such Hedging Agreement was entered into (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

            SECTION 2. Obligations Not Waived. (a) To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

            (b) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed.

            (c) Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Borrower first be used and depleted as payment of the Borrower's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder.

            (d) Each Guarantor hereby waives any right to which it may be entitled so that the Borrower be sued prior to an action being initiated against such Guarantor.

            SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent and each of the other Secured Parties, to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

            SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

            SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment or performance in full in accordance with the terms of the Obligations or the release or affirmative discharge by the Lenders of such Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document (other than this Agreement) or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment or performance in full in accordance with the terms of all the Obligations or the release or affirmative discharge by the Lenders of such Obligations).

            SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment or performance in full in accordance with the terms of the Obligations or the release or affirmative discharge by the Lenders of such Obligations, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid or performed in accordance with terms of such Obligations or released or affirmatively discharged by the Lenders. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

            SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any Indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

            SECTION 8. Taxes. (a) Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Collateral Agent or any Secured Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, any Guarantor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Any Guarantor shall indemnify the Collateral Agent and each Secured Party, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Collateral Agent or such Secured Party, as the case may be, on or with respect to any payment by or on account of any obligation of any Guarantor hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Guarantor by a Secured Party or by the Collateral Agent on its own behalf or on behalf of a Secured Party, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Collateral Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Collateral Agent.

            SECTION 9. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

            SECTION 10. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

            SECTION 11. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

            SECTION 12. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 6.06 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

            SECTION 13. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

            SECTION 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower.

            SECTION 16. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

            (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 12. Delivery of an executed signature page to this

Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 18. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

            SECTION 19. Jurisdiction; Appointment of Agent for and Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, any appellate court from any thereof and to the courts of its own corporate domicile in respect of actions brought against it as a defendant in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation having its address at the date hereof at 1633 Broadway, New York, New York 10019, U.S.A. as its process agent to receive for and on its behalf service of process in New York in any legal action or proceeding with respect to this Guarantee Agreement. It is understood that a copy of any such process served on such process agent shall be promptly forwarded by air mail by the person commencing such proceeding to any Guarantor in care of the Borrower, but the failure of any such Guarantor to receive such copy shall not affect in any way the service of such process as aforesaid.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 20. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

            SECTION 21. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary of the Borrower that was not in existence or not a Designated Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Designated Subsidiary. Upon execution and delivery after the date hereof by the Collateral Agent and such a Designated Subsidiary of an instrument in the form of Annex 1, such Designated Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

            SECTION 22. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

            SECTION 23. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of each party to this Agreement in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. Dollars be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the official currency market in the relevant jurisdiction purchase U.S. Dollars with the Judgment Currency; if the amount of U.S. Dollars so purchased is less than the sum originally due to the Applicable Creditor in U.S. Dollars, each party to this Agreement agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party to this Agreement contained in this Section 23 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            SECTION 24. Waiver of Sovereign Immunity. Each party to this Agreement acknowledges and agrees that the activities contemplated by the provisions of this Agreement are commercial in nature rather than governmental or public, and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to this Agreement in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any attachment prior to judgment, attachment in aid of execution, execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States of America, or otherwise.

            SECTION 25. Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Mexico, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.


            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    S.O.S. TELCOMUNICACIONES,
                                    S.A. de C.V.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:


                                    IUSACELL, S.A. de C.V.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    SISTECEL, S.A. de C.V.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    COMUNICACIONES CELULARES de
                                    OCCIDENTE,S.A. de C.V.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    SISTEMAS TELEFONICOS
                                    PORTATILES CELULARES,
                                    S.A. de C.V.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    TELECOMUNICACIONES DEL GOLFO,
                                    S.A. de C.V. ,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    INMOBILIARIA MONTES URALES
                                    460, S.A. de C.V.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    MEXICAN CELLULAR INVESTMENTS,
                                    INC.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    IUSANET, S.A. de C.V.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    GMD COMUNICACIONES, S.A. de
                                    C.V.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    HERMES TELECOMUNICACIONES,
                                    S.A. de C.V.,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                    THE CHASE MANHATTAN BANK, as
                                    Collateral Agent,


                                      by
                                        ------------------------------
                                        Name:
                                        Title:

                                SCHEDULE I TO THE
                               GUARANTEE AGREEMENT

                                    Guarantor

                           S.O.S. Telecomunicaciones,
                                  S.A. de C.V.

                             Iusacell, S.A. de C.V.

                             Sistecel, S.A. de C.V.

                            Comunicaciones Celulares
                           de Occidente, S.A. de C.V.

                              Sistemas Telefonicos
                           Portatiles Celulares, S.A.
                                     de C.V.

                             Telecomunicaciones del
                               Golfo, S.A. de C.V.

                               Inmobiliaria Montes
                               Urales 460, S.A. de
                                      C.V.

                          Mexican Cellular Investments,
                                      Inc.

                              Iusanet, S.A. de C.V.

                        GMD Comunicaciones, S.A. de C.V.

                     Hermes Telecomunicaciones, S.A. de C.V.

                                 Annex 1 to the
                               Guarantee Agreement

      SUPPLEMENT NO. dated as of               , to the Guarantee Agreement
dated as of July [    ], 1997 among each of the subsidiaries listed on Schedule
I thereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of GRUPO IUSACELL, S.A. de C.V., a variable capital corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "Borrower"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

            A. Reference is made to the Credit Agreement dated as of July [ ], 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

            C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary of the Borrower that was not in existence or not a Designated Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Designated Subsidiary. Section 21 of the Guarantee Agreement provides that additional Designated Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Designated Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

            Accordingly, the Collateral Agent and the New Guarantor agree as follows:

            SECTION 1. In accordance with Section 21 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

            SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

            SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

            SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 6. In the event any one or more of the provisions contained in this Supplement or in the Guarantee Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it in care of the Borrower.

            SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

            IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                         [NAME OF NEW GUARANTOR],


                                         by
                                           -------------------------------
                                           Name:
                                           Title:
                                           Address:
                                                   -----------------------
                                                   -----------------------
                                                   -----------------------

                                         THE CHASE MANHATTAN BANK, as
                                         Collateral Agent,


                                         by:
                                            ------------------------------
                                            Name:
                                            Title:

                                                                       Exhibit D

                                                                  EXECUTION COPY

                        PLEDGE AGREEMENT dated as of July 25, 1997, among GRUPO
                  IUSACELL, S.A. de C.V., a variable capital corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "Borrower"); the subsidiaries of the Borrower listed on Schedule I hereto (collectively, the "Subsidiary Pledgors"; the Borrower and the Subsidiary Pledgors being collectively called the "Pledgors"); and THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties, as defined herein.

            Reference is made to the Credit Agreement dated as of July 25, 1997 (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent and as Collateral Agent. The Lenders have agreed to extend credit to the Borrower pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to extend credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Pledgors of a pledge agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party, (b) the due and punctual performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party, (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual performance of all obligations of the Borrower under each Hedging Agreement entered into with any counterparty that was a Lender at the time such Hedging Agreement was entered into, (d) the due and punctual payment and performance of all obligations of each of the Subsidiary Pledgors under the Loan Documents to which it is or is to be a party and (e) the punctual performance by each of the Pledgors of its obligations hereunder (all the foregoing obligations being collectively called the "Obligations").

            Accordingly, the Pledgors and the Collateral Agent hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01. Terms Defined in the Credit Agreement. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

            "Collateral" shall have the meaning assigned to such term in Section 2.01.

            "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

            "Federal Securities Laws" shall have the meaning assigned to such term in Section 4.03.

            "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

            "Pledged Stock" shall have the meaning assigned to such term in
Section 2.01.

            "Secured Parties" shall mean (a) the Lenders party to the Credit Agreement, in their capacity as Lenders and as beneficiaries to the Guarantee Agreement, (b) each counterparty to a Hedging Agreement entered into with the Borrower, if such counterparty was a Lender at the time such Hedging Agreement was entered into and if not otherwise agreed upon in writing by the applicable Lender party thereto, (c) the Administrative Agent and the Collateral Agent, in their capacities as such under each Loan Document, (d) the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Loan Document and
(e) the successors and assigns of the foregoing.

SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in
Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

                                   ARTICLE II
                                     PLEDGE

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, of the Obligations, each

Pledgor hereby pledges to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Pledgor's right, title and interest in, to and under (a) the shares of capital stock listed opposite the name of such Pledgor on Schedule II and all shares of the capital stock of any Subsidiary hereafter acquired by such Pledgor, except for any shares of capital stock in GMD Comunicaciones, S.A. de C.V., Hermes Telecomunicaciones, S.A. de C.V., Portaserv, S.A. de C.V., Grupo Iusacell Nicaragua, S.A. or Inflight Phone de Mexico, S.A. de C.V. (the "Pledged Stock") and the certificates representing the Pledged Stock, (b) subject to Section 2.04, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of or in exchange for the Pledged Stock, (c) subject to Section 2.04, all rights and privileges of such Pledgor with respect to the Pledged Stock and other property referred to in clause (b) above and (d) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) being collectively called the "Collateral").

            TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and its assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Collateral; Further Assurances. (a) On the date hereof, each of the Pledgors shall deliver to the Collateral Agent the certificates evidencing the Pledged Stock duly endorsed "en garantia" for the benefit of the Collateral Agent, together with a copy, certified by the Secretary of each Pledgor, of the notation made on the relevant stock registry reflecting the pledge of the Pledged Stock. Each subsequent delivery of Pledged Stock shall follow the aforementioned mechanics.

            (b) Each of the Pledgors will execute and deliver any and all further documents, agreements and instruments, and take all such further actions (including the actions described in clause (a) above), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, to effectuate the pledge of capital stock by any Pledgor as contemplated by this Agreement or to grant, preserve, protect or perfect the security interests created or intended to be created by this Agreement or the validity or priority of any such security interest, all at the expense of the Pledgors.

            SECTION 2.03. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Stock for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.04. Voting Rights; Dividends and Interest; etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Pledgors that their rights under this Section 2.04 are being suspended:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers accruing to an owner of Pledged Stock or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such action would not materially and adversely affect the rights inuring to the Collateral Agent or any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Collateral Agent or any of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends paid in cash on the Pledged Stock pledged by it to the extent and only to the extent that such cash dividends are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. Other than (A) pursuant to the first sentence of this paragraph (a)(iii) or (B) pursuant to a distribution or transfer of any of the assets of a Subsidiary Pledgor to the Borrower or to a Subsidiary Pledgor that is a Wholly-Owned Subsidiary of any such Person in a transaction permitted under the Credit Agreement, all noncash dividends and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions of any nature made on or in respect of Pledged Stock, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Stock or received in exchange for Pledged Stock or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by a Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

            (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(iii) above, then all rights of any Pledgor to dividend payments that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain any such dividend payments. All dividends that are received by any Pledgor contrary to the provisions of this Section 2.04 shall be received for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.

            (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(i) above, then all rights of the Pledgors to exercise the voting and consensual rights and powers that they are entitled to exercise pursuant to paragraph (a)(i) of this Section 2.04, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.04, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

            (d) Any notice given by the Collateral Agent to the Pledgors suspending their rights under paragraph (a) above (i) must be given in writing,
(ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole discretion) and without waiving or otherwise affecting the Collateral

Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

                                   ARTICLE III
                                REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

            The Pledgors jointly and severally represent, warrant and covenant to and with the Collateral Agent and the Lenders that:

(a) the Pledged Stock represents as of the date hereof all the outstanding capital stock of any Subsidiary (except GMD Comunicaciones, S.A. de C.V., Hermes Telecomunicaciones, S.A. de C.V., Portaserv, S.A. de C.V., Grupo Iusacell Nicaragua, S.A. or Inflight Phone de Mexico, S.A. de C.V.) owned by the Borrower or a Subsidiary Pledgor;

(b) the Pledged Stock has been duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable; and

(c) except for the security interest granted hereunder, each of the Pledgors (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Stock indicated on Schedule II to be owned by such Pledgor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral, other than pursuant hereto, and (iv) subject to
Section 2.04, will cause any and all Collateral, whether for value paid by any Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(d) except for restrictions and limitations imposed by securities laws generally, the Collateral pledged hereunder is and will be freely transferable and assignable, and no portion of such Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature which might prohibit, impair, delay or otherwise affect the pledge of such Collateral hereunder, the sale or disposition of the Collateral pursuant hereto after the occurrence of an Event of Default or the exercise by the Collateral Agent of its rights and remedies hereunder;

(e) each of the Pledgors (i) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and to enter into this Agreement and performs its obligations hereunder and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien of this Agreement), however arising, of all persons whomsoever;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other party was or is necessary to the validity of the pledge effected hereby;

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Stock, certificates, instruments or other documents representing or evidencing the Collateral endorsed "en garantia" are delivered to the Collateral Agent, together with a copy, certified by the Secretary of each Pledgor, of the notation made in the Stock Registry of each Pledgor, in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority security interest in the Pledged Stock as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein.

                                   ARTICLE IV

REMEDIES

SECTION 4.01. Remedies upon Default. If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, to the extent permitted by law, all the rights of a secured party under applicable law and, in addition, the Collateral Agent may, upon at least three days' prior written notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each Pledgor at least 10 days' prior written notice of the Collateral Agent's intention to make any sale of Collateral owned by such Pledgor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange and, in the case of a private sale, shall state the time after which any such sale is to be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from any Pledgor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further account ability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and none of the Pledgors shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court- appointed receiver.

SECTION 4.02. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 4.01, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

FIRST, to the payment of all costs and expenses incurred by the Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any of the Pledgors and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Stock, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Stock permitted hereunder. The Pledgors understand that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Stock, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Stock could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Stock under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgors recognize that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of Pledged Stock, limit the purchasers to those who will agree, among other things, to acquire Pledged Stock for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that in light of the foregoing restrictions and limitations, the Collateral Agent, in its sole discretion, (a) may, in accordance with applicable laws, proceed to make such a sale whether or not a registration statement for the purpose of registering the Pledged Stock or part thereof shall have been filed under the Federal Securities Laws, and (b) may approach and negotiate with a single possible purchaser to effect such sale. The Pledgors acknowledge and agree that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price which the Collateral Agent, in its sole discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 4.04. Registration, etc. Each of the Pledgors agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Stock at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, take or cause the issuer of such Pledged Stock to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Stock. Each of the Pledgors jointly and severally agrees to (a) indemnify, defend and hold harmless the Collateral Agent, the other Secured Parties and their respective officers, directors, affiliates and controlling persons from and against all losses, liabilities, expenses, costs (including the reasonable fees and expenses of legal counsel to the Collateral Agent and the Agent) and claims (including the costs of investigation) which they may incur insofar as any such loss, liability, expense, cost or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus, offering circular or similar document (or any amendment or supplement thereto), or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to any Pledgor or the issuer of such Pledged Stock by or on behalf of the Collateral Agent or any other Secured Party expressly for use therein, and (b) enter into an indemnification agreement with any underwriter of or placement agent for any Pledged Stock, on its standard form, to substantially the same effect. Each of the Pledgors further agrees to use all reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Stock to qualify, file or register, any of the Pledged Stock under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgors will jointly and severally bear all costs and expenses of carrying out their obligations under this Section. The Pledgors acknowledge that there is no adequate remedy at law for failure by them to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section may be specifically enforced.

                                    ARTICLE V
                                  MISCELLANEOUS

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in
Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Borrower.

SECTION 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interests granted hereunder and all obligations of the Pledgors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document (other than this Agreement), any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document (other than this Agreement) or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement.

SECTION 5.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.06. Collateral Agent Appointed Attorney-in-Fact. Each of the Pledgors hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of any Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Collateral Agent or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Collateral Agent or any other Secured Party.

SECTION 5.07. Collateral Agent's Fees and Expenses; Indemnification. (a) Each of the Pledgors jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable and documented fees and expenses of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Pledgors to perform or observe any of the provisions hereof.

(b) Without limitation of their indemnification obligations under the other Loan Documents, each of the Pledgors jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) Any such amounts payable as provided here under shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

SECTION 5.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.09. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 5.10. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section.

SECTION 5.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 5.04), and shall become effective as provided in Section 5.04.

SECTION 5.13. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.14. Jurisdiction; Appointment of Agent for and Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, any appellate court from any thereof and to the courts of its own corporate domicile in respect of actions brought against it as a defendant in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Pledgor hereby irrevocably designates, appoints and empowers CT Corporation having its address at the date hereof at 1633 Broadway, New York, New York 10019, U.S.A. as its process agent to receive for and on its behalf service of process in New York in any legal action or proceeding with respect to any Loan Document. It is understood that a copy of any such process served on such process agent shall be promptly forwarded by air mail by the person commencing such proceeding to any Pledgor in care of the Borrower, but the failure of any such Pledgor to receive such copy shall not affect in any way the service of such process as aforesaid.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.15. Termination. This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, at which time the Collateral Agent shall forthwith reassign and deliver to the Pledgors, at the Pledgors' expense and against receipt, such of the Collateral as shall not have been sold or otherwise applied hereunder and shall remain held by the Collateral Agent hereunder, together with such documents as the Pledgors shall reasonably request to evidence such termination and reassignment. Any such reassignment and any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent. Each Subsidiary Pledgor shall automatically be released from its obligations hereunder and the security interest granted hereby in the Collateral of such Subsidiary Pledgor shall be automatically released in the event that all the capital stock of such Subsidiary Pledgor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement.

SECTION 5.16. Additional Pledgors. Upon execution and delivery by the Collateral Agent and a Designated Subsidiary of an instrument in the form of Annex 1 hereto, such Designated Subsidiary shall become a Subsidiary Pledgor and Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor and Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

SECTION 5.17. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party to this Agreement in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. Dollars be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the official currency market in the relevant jurisdiction purchase U.S. Dollars with the Judgment Currency; if the amount of U.S. Dollars so purchased is less than the sum originally due to the Applicable Creditor in U.S. Dollars, each party to this Agreement agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party to this Agreement contained in this Section 5.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 5.18. Waiver of Sovereign Immunity. Each party to this Agreement acknowledges and agrees that the activities contemplated by the provisions of this Agreement are commercial in nature rather than governmental or public, and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to this Agreement in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any attachment prior to judgment, attachment in aid of execution, execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States of America, or otherwise.

SECTION 5.19. Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Mexico, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          GRUPO IUSACELL, S.A. de C.V.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          S.O.S. TELECOMUNICACIONES, S.A.
                                          de C.V.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          IUSACELL, S.A. de C.V.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          SISTECEL, S.A. de C.V.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          COMUNICACIONES CELULARES DE
                                          OCCIDENTE, S.A. de C.V.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          SISTEMAS TELEFONICOS PORTATILES
                                          CELULARES, S.A. de C.V.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          TELECOMUNICACIONES del GOLFO,
                                          S.A. de C.V.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          INMOBILIARIA MONTES URALES 460,
                                          S.A. de C.V.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          MEXICAN CELLULAR INVESTMENTS,
                                          INC.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          IUSANET, S.A. de C.V.,


                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                          THE CHASE MANHATTAN BANK,
                                          as Collateral Agent,


                                                by
                                                  ------------------------------
                                                Name:
                                                Title:

                                Schedule I to the
                                Pledge Agreement

                               SUBSIDIARY PLEDGORS

                                      Name

                     S.O.S. Telecomunicaciones, S.A. de C.V.

                             Iusacell, S.A. de C.V.

                             Sistecel, S.A. de C.V.

                            Comunicaciones Celulares
                           de Occidente, S.A. de C.V.

                              Sistemas Telefonicos
                       Portatiles Celulares, S.A. de C.V.

                             Telecomunicaciones del
                               Golfo, S.A. de C.V.

                               Inmobiliaria Montes
                            Urales 460, S.A. de C.V.

                       Mexican Cellular Investments, Inc.

                              Iusanet, S.A. de C.V.

Schedule II to the
Pledge Agreement

                                  CAPITAL STOCK

                                                 Number and
                        Number of    Registered  Class of    Percentage
Issuer                  Certificate  Owner       Shares      of Shares
------                  -----------  -----       ------      ---------

S.O.S.
Telcomunicaciones,
S.A.
de C.V.

Iusacell, S.A.
de C.V.

Sistecel, S.A.
de C.V.

Comunicaciones
Celulares de
Occidente,
S.A. de C.V.
(Region 5)

Sistemas
Telefonicos
Portatiles
Celulares,
S.A. de C.V.
(Region 6)

Telecomunicaciones
del Golfo, S.A. de
C.V.

Inmobiliaria
Montes Urales
460, S.A. de
C.V.

Mexican
Cellular
Investments,
Inc.

Iusanet, S.A.
de C.V.

                                 Annex 1 to the
                                Pledge Agreement

                        SUPPLEMENT NO. dated as of          , to the PLEDGE
                  AGREEMENT dated as of [ ], among GRUPO IUSACELL, S.A. de C.V., a variable capital corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "Borrower"), and each subsidiary of the Borrower listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrower and Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase") as Collateral Agent for the Secured Parties (as defined in the Security Agreement referred to below), and the "New Pledgor" (as defined herein).

            A. Reference is made to the Credit Agreement dated as of July [ ], 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), and Chase as Administrative Agent and Collateral Agent.

            B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary of the Borrower that was not in existence or not a Designated Subsidiary on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Subsidiary Pledgor upon becoming a Designated Subsidiary. Section 5.16 of the Pledge Agreement provides that such Designated Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

            Accordingly, the Collateral Agent and the New Pledgor agree as follows:

            SECTION 1. In accordance with Section 5.16 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby (a) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a "Subsidiary Pledgor" or a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

            SECTION 2. On the date hereof, the New Pledgor shall deliver to the Collateral Agent the certificates evidencing the Pledged Stock of the New Pledgor duly endorsed "en garantia" for the benefit of the Collateral Agent, together with a copy, certified by the Secretary of each Pledgor, of the notation made on such stock registry reflecting the pledge of the Pledged Stock. Each subsequent delivery of Pledged Stock shall follow the aforementioned mechanics.

            SECTION 3. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 4. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

            SECTION 5. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Stock.

            SECTION 6. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

            SECTION 7. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it in care of the Borrower.

            SECTION 10. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable and documented out- of- pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

            IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

                                          [NAME OF NEW PLEDGOR],


                                              by
                                                -------------------------
                                                Name:
                                                Title:
                                                Address:

                                          THE CHASE MANHATTAN BANK, as
                                          Collateral Agent,


                                              by
                                                -------------------------
                                                Name:
                                                Title:

                                                                   Schedule I to
                                                              Supplement No. [ ]
                                                         to the Pledge Agreement

                        Pledged Stock of the New Pledgor

                                  CAPITAL STOCK

                                                Number and
            Number of         Registered        Class of          Percentage
Issuer      Certificate       Owner             Shares            of Shares
------      -----------       -----             ------            ---------

                                                                     Exhibit E-1

                               Mortgage Agreement

Summary Translation of Contrato de Hipoteca (Mortgage) dated July 25, 1997

Date:             July 25, 1997

Grantors:         S.O.S. Telecomunicaciones, S.A. de C.V. (SOS)
                  Iusacell, S.A. de C.V. (Iusacell)
                  Comunicaciones Celulares de Occidente, S.A. de C.V. (Comcel)
                  Sistemas Telfonicos Portatiles Celulares, S.A. (Portacel)
                  Telecomunicaciones del Golfo, S.A. de C.V. (Telgolfo)
                  Grupo Iusacell, S.A. de C.V. (Grupo Iusacell

Grantees:         The Chase Manhattan Bank, in its capacity as a debtor and as
 ..................Administrative Agent and Guarantee Agent of the secured bank lenders under the Credit Agreement dated July 25, 1997 (the "Credit Agreement").

Term:.............Until the payment in full of all Guaranteed Obligations (as defined below) and all other amounts payable by the Grantors to the Grantees under this Mortgage; provided that the guarantee with respect to the telecommunications concessions of the Grantors shall be released upon expiration of 90% of the term of the concession.

Guarantee:        As a guarantee of the due and punctual payment of the
 ..................principal and interest of the loans under the Credit
      Agreement, the due and punctual payment of the other monetary obligations under the Credit Agreement and related documents, the performance of the obligations of the Grantors under the Mortgage, and the payment of all commissions, costs and expenses incurred by the Grantees (including any ordinary and overdue interest over the unpaid balance of any of the loans under the Credit Agreement accumulated for more than three (3) years) (collectively, the "Guaranteed Obligations"), the Grantors grant a first mortgage to the Grantees over all rights, privileges and interests in and under the following:

 ..................(i) the telecommunications concessions of SOS, Comcel,
      Portacel and Telgolfo;

                  (ii) the means of communication relating to each of such concessions, including without limitation, the construction and civil works made in relation to the installation and operation of the cellular telephony system and, in general, all such accessories and other properties pertaining to or constructed for the operation of such means of communication:

 ..................(iii) all the assets, personal property and real property, and equipment that are now or in the future property of the Grantors and that are used now or in the future, for the construction, exploitation, repair, renovation and maintenance of the public mobile cellular telephony built and operated within the scope of such concessions, including all machinery, equipment, furniture, accessories, vehicles, computers and other electronic information processors and office equipment, and each and every addition, substitution or replacement of any of the foregoing, wherever located, together with all annexes, components, parts, equipment and accessories installed or added to the same;

                  (iv) all present or future accounts receivable, tangible assets and intangible assets received or acquired by or pertaining to the Grantors, whether they originate from the alienation of assets or the provision of services; all amounts due to the Grantors pursuant to current or future contracts for the sale of assets or the provision of services by the Grantors; and all rights of whatever class granted by any third party, including all rights of way granted to the Grantors by any private or public entity.

 ..................(v) all cash and investments that are deposited at any time in the Bancomer Concentration Account in which the gross cellular revenues from the Grantors are deposited;

                  and (vi) to the extent not included in the previous paragraphs, any and all products of any insurance, indemnity, or guarantee payable at any time to the Grantors with respect to any of the assets that comprise the Guarantee; any and all payments made of payable at any time to the Grantors with respect to any expropriation, requisition, public sale or forfeiture by any governmental authority, of all or any part of the assets that comprise the Guarantee; and any and all other amounts paid or payable at any time to the Grantors under or in relating to any of the assets that comprise the Guarantee.

Other
Obligations:......Each Grantor will maintain insurance with responsible and respectable insurance companies in such amounts and covering such reasonable risks as do similarly situated companies and all insurance required b the Credit Agreement.

 ..................No Grantor can dispose of any of the assets subject of the
      Guarantee except to affiliates of Grupo Iusacell on market terms or as may be permitted by the Credit Agreement.

 ..................The gross revenues from the provisions of cellular services in
      Regions 5, 6, 7 and 0 shall continue to be deposited exclusively in the Bancomer Concentration Account.

 ..................The Grantees possess certain inspection rights.

 ..................The Grantors shall deliver all amounts received from the expropriation, public sale or requisition of assets that comprise the Guarantee to the Grantees, for the prepayment of the Guaranteed Obligations.

 ..................

                                                                     Exhibit E-2

                           Trademark Pledge Agreement

Summary Translation of Contrato de Prenda (Pledge Agreement) dated July 25, 1997


Date:             July 25, 1997

Grantor:          Grupo Iusacell, S.A. de C.V. (Grupo Iusacell

Grantee:          The Chase Manhattan Bank, in its capacity as Administrative
 ..................Agent and Guarantee Agent for the secured bank lenders under the Credit Agreement dated July 25, 1997 (the "Credit Agreement").

Pledge:...........As a guarantee of the due and punctual payment of the principal and interest of the loans under the Credit Agreement, the due and punctual payment of the other monetary obligations under the Credit Agreement and related documents, the performance of the obligations of the Grantors under the Pledge Agreement, and the payment of all commissions, costs and expenses incurred by the Grantees (including any ordinary and overdue interest over the unpaid balance of any of the loans under the Credit Agreement accumulated for more than three (3) years) (collectively, the "Guaranteed Obligations"), the Grantor effects a pledge in favor of the Grantee in 28 registered trademarks (the "Trademarks").

 ..................The Grantor agrees to timely effect all acts to preserve and maintain the registration of the Trademarks and to defend the Trademarks at its own cost before any governmental authority, tribunal or arbiter.


 ..................
Term:.............            Until the Guaranteed Obligations are paid in full.

                                                                       Exhibit F

                     Senior Note Indenture Filed Separately

                                                                       Exhibit G

                  Debenture Purchase Agreement Filed Separately

                                                                       Exhibit H

                                                                  EXECUTION COPY

            SUBORDINATION AGREEMENT dated as of July 25, 1997 (this "Agreement"), among BELL ATLANTIC INTERNATIONAL, INC., a Delaware corporation (the "Subordinated Lender"), GRUPO IUSACELL, S.A. de C.V., a limited liability stock corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "Borrower"), THE CHASE MANHATTAN BANK, in its capacity as administrative agent (the "Administrative Agent") under the Credit Agreement (as defined below), for the benefit of the Lenders (as defined below), and FIRST UNION NATIONAL BANK, in its capacity as trustee (the "Trustee") under the Indenture (as defined below), for the benefit of the Holders (as defined below).

            The Borrower has arranged for financing to be provided pursuant to:

            (a) the Credit Agreement dated as of the date hereof (as amended, supplemented, refinanced, replaced or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the lenders from time to time parties thereto (the "Lenders") and the Administrative Agent;

            (b) the Indenture dated as of the date hereof (as amended, supplemented, refinanced, replaced or otherwise modified from time to time, the "Indenture" and, together with the Credit Agreement, the "Senior Credit Facilities") between the Borrower and the Trustee; and

            (c) the Debenture Purchase Agreement dated as of the date hereof (as amended, supplemented, refinanced, replaced or otherwise modified from time to time, the "Subordinated Credit Facility") between the Borrower and the Subordinated Lender.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as in effect on the date hereof).

            The obligations of the Lenders to make Loans under the Credit Agreement and of the initial purchasers of the Senior Notes to purchase the Senior Notes issued under the

Indenture are conditioned upon, among other things, the execution and delivery by the Subordinated Lender of an agreement in the form hereof pursuant to which, among other things, the Subordinated Lender agrees to subordinate its rights to payment under or in connection with the Subordinated Credit Facility and the Debentures purchased at any time and from time to time thereunder, whether outstanding on the date hereof or hereafter arising, including its right to receive principal, interest (whether such interest shall be payable in cash or in kind) or any other amount (all such payment rights being collectively called the "Subordinated Obligations"), to the rights of the Lenders under the Credit Agreement and the Holders (as defined in the Indenture and, together with the Lenders, the "Senior Creditors") under the Indenture, all on the terms set forth herein.

            Accordingly, the Subordinated Lender, the Administrative Agent, on behalf of itself and each Lender, and the Trustee, on behalf of itself and each Holder, hereby agrees (for themselves and each of their respective successors or assigns) as follows:

            1. Subordination. (a) The Subordinated Lender hereby agrees that, to the extent and in the manner set forth herein, the Subordinated Obligations shall be subordinate, and junior in right of payment, to the rights of the Senior Creditors in respect of the obligations of the Borrower and its Subsidiaries now existing or hereafter arising under the Senior Credit Facilities, including for principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or other similar proceedings relating to the Borrower or any such Subsidiary, whether or not a claim for post-filing interest is allowed or allowable in any such proceedings), fees, charges, expenses, indemnity and other reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof (collectively, the "Senior Obligations").

            (b) The Borrower and the Subordinated Lender agree that, except as set forth in paragraph (c) below, no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether in cash, securities or property, shall be made by or on behalf of the Borrower or received, accepted or demanded, directly or indirectly, by or on behalf of the Subordinated Lender, if (i) a Default or Event of Default (as defined under either Senior Credit Facility) shall have occurred and be continuing or would result therefrom under either Senior Credit Facility or (ii) Section 6.08 of the

Credit Agreement or Section 4.05 of the Indenture shall by its terms otherwise prohibit such payment.

            (c) Notwithstanding Section 1(a) or 1(b) above, the Borrower may pay, and the Subordinated Lender may receive, accept and demand, (i) interest due and owing on the Debentures if such interest is paid in kind in the form of additional Debentures ("PIK Debentures") as provided in the Subordinated Credit Facility (as in effect on the date hereof) and (ii) an amount in cash not to exceed 15% of the aggregate principal amount of any PIK Debentures to the extent Mexican withholding taxes are owed with respect to the interest payment represented by such PIK Debentures; provided, however, that, in the case of either clause (i) or (ii), no Default or Event of Default shall have occurred and be continuing or would result therefrom under either Senior Credit Facility.

            (d) In no event shall any prepayment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether in cash, securities or property, be made by or on behalf of the Borrower or received, accepted or demanded, directly or indirectly, by or on behalf of the Subordinated Lender.

            (e) Upon any distribution of the assets of the Borrower or upon any dissolution, winding up, liquidation or reorganization of the Borrower, whether in bankruptcy, insolvency, suspension of payment, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower, or otherwise:

            (i) the Senior Creditors shall first be entitled to receive indefeasible payment in full in cash or cash equivalents of all amounts owing to the Senior Creditors pursuant to the Senior Obligations before the Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations; and

            (ii) any payment by, or on behalf of, or distribution of the assets of, the Borrower of any kind or character, whether in cash, property or securities, to which the Subordinated Lender would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent, for the benefit of the Lenders, and the Trustee, for the benefit of the Holders, pro rata between the Administrative Agent and the Trustee according to the respective amounts of the Senior Obligations then outstanding under the Credit Agreement and the Indenture, respectively, until all amounts owing to the Senior Creditors pursuant to the Senior Obligations have been indefeasibly paid in full in cash or cash equivalents.

The Subordinated Lender agrees not to ask or sue for, or demand, take or receive from the Borrower, in cash, securities or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations other than as expressly permitted by this Agreement and agrees that, in connection with any proceeding involving the Borrower under any bankruptcy, insolvency, suspension of payment, reorganization, arrangement, receivership or similar law, (i) each of the Administrative Agent and the Trustee is irrevocably authorized and empowered (in its own name or in the name of the Subordinated Lender or otherwise), but shall have no obligation, to ask and sue for, and demand, take and receive, every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without imitation, voting the Subordinated Obligations and enforcing any security interest or other Lien securing payment of the Subordinated Obligations) as the Administrative Agent or the Trustee, as the case may be, may deem necessary or advisable for the exercise or enforcement of any of the right, title or interest of the applicable Senior Creditors and
(ii) the Subordinated Lender shall duly and promptly take such action, at the expense of the Administrative Agent or the Trustee, as the Administrative Agent or the Trustee may request to (A) collect amounts in respect of the Subordinated Obligations for the account of the applicable Senior Creditors and to file appropriate claims or proofs of claim in respect of the Subordinated Obligations, (B) execute and deliver to the Administrative Agent or the Trustee, as the case may be, such irrevocable powers of attorney, assignments or other instruments as the Administrative Agent or the Trustee may request in order to enable the Administrative Agent or the Trustee to enforce any and all claims with respect to, and any security interests and other Liens securing payment of, the Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations. A copy of this

Agreement may be filed with any court as evidence of the right, power and authority of the Senior Creditors, the Administrative Agent and the Trustee hereunder. Notwithstanding anything to the contrary in this Section 1(e), in no event shall the Administrative Agent or the Trustee be permitted to, or shall the Subordinated Lender be required to, file any claims or proofs of claim in respect of the Subordinated Obligations prior to the 45th day preceding the applicable claims bar date; provided that the Subordinated Lender may, at its option, file such claims or proofs of claim prior to such 45th day and, to the extent not otherwise filed by or at the request of the Administrative Agent or the Trustee, after such 45th day.

            (f) In the event that any payment by, or on behalf of, or distribution of the assets of, the Borrower of any kind or character, whether in cash, property or securities, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of the Subordinated Lender or any Affiliate thereof at a time when such payment or distribution is prohibited by this Agreement, such payment or distribution shall be held by the Subordinated Lender in trust (segregated from other property of the Subordinated Lender) for the benefit of, and shall forthwith be paid over to, (i) the Administrative Agent, for the benefit of the Lenders and for the benefit of the Holders, or (ii) if no Senior Obligations are then outstanding under the Credit Agreement, to the Trustee for the benefit of the Holders, until, in either such case, all amounts owing to the Senior Creditors pursuant to the Senior Obligations have been indefeasibly paid in full in cash or cash equivalents. The Administrative Agent hereby agrees with the Trustee to collect, pursuant to the foregoing clause (i), any such payment on behalf of the Holders, as well as the Lenders, and to distribute to the Trustee the Holders' pro rata share of such payment based on the respective amounts of Senior Obligations then outstanding under the Credit Agreement and the Indenture. The Trustee, on behalf of itself and the Holders, consents to the collection and distribution of such payments by the Administrative Agent and agrees that the Administrative Agent (x) shall have no duty and shall owe no obligation or responsibility (fiduciary or otherwise) to the Trustee or the Holders, other than as expressly set forth in this Section 1(f) and (y) may rely, in connection with any such payment and distribution, on information furnished to the Administrative Agent by the Trustee regarding the amount of Senior Obligations then outstanding under the Indenture. The Administrative Agent shall have no responsibility for independently verifying any such information and shall have no liability for relying upon such information.

            (g) Subject to the prior indefeasible payment in full in cash or cash equivalents of all amounts owing to the Senior Creditors pursuant to the Senior Obligations, the Subordinated Lender shall be subrogated to the rights of the Senior Creditors to receive payments or distributions in cash, property or securities of the Borrower applicable to the Senior Obligations until all amounts owing to the Senior Creditors pursuant to the Senior Obligations have been indefeasibly paid in full in cash or cash equivalents, and as between and among the Borrower, its creditors (other than the Senior Creditors) and the Subordinated Lender, no such payment or distribution made to the Senior Creditors by virtue of this Agreement that otherwise would have been made to the Subordinated Lender shall be deemed to be a payment by the Borrower on account of the Senior Obligations, it being understood that the provisions of this paragraph (g) are intended solely for the purpose of defining the relative rights of the Subordinated Lender and the Senior Creditors.

            (h) Without the prior written consent Of each of the Administrative Agent and the Trustee, the Borrower will not give, or permit to be given, and the Subordinated Lender will not receive, accept or demand, (i) any security of any nature whatsoever for any Subordinated Obligations on any assets, whether now existing or hereafter acquired, of the Borrower or any Subsidiary of the Borrower or (ii) any Guarantee, of any nature whatsoever, by the Borrower or any such Subsidiary, of any Subordinated Obligations.

            (i) The Debentures and any and all instruments or records now or hereafter creating or evidencing the same, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:

            Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable except to the extent permitted under the Subordination Agreement dated as of July 25, 1997, among Bell Atlantic International, Inc., Grupo Iusacell, S.A. de C.V., The Chase Manhattan Bank and First Union National Bank, which Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.

            (j) The Borrower and the Subordinated Lender agree that any amendment, supplement, refinancing, replacement or other modification of the Subordinated Credit Facility in violation of the Credit Agreement, the Indenture or this Agreement will be null and void and of no force or effect.

            (k) The Subordinated Lender agrees that, except (i) for claims submitted in any proceeding pursuant to Section 1(e) hereof or (ii) if all the outstanding Loans under the Credit Agreement and all the outstanding Notes under the Indenture have been declared due and payable prior to their respective final scheduled maturities, the Subordinated Lender will not take any action to cause any Subordinated Obligations to become payable prior to their scheduled maturity date or exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation, and the Subordinated Lender further agrees not to file, or to join with any other creditors of the Borrower in filing, any petition commencing any bankruptcy, insolvency, suspension of payment, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of the Borrower or any other marshalling of the assets and liabilities of the Borrower. The Subordinated Lender further agrees, to the fullest extent permitted under applicable law, that it will not cause the Borrower to file any such petition, commence any such proceeding or make any such assignment referred to above until all amounts owing to the Senior Creditors pursuant to the Senior Obligations have been indefeasibly paid in full in cash or cash equivalents.

            (l) Notwithstanding anything to the contrary in this Section 1, the Subordinated Lender may at any time convert Debentures into Series A Shares of the Borrower's capital stock (or into any other securities into which the Debentures are then convertible) in accordance with the terms of the Debentures. The Subordinated Lender and the Borrower agree that if, by operation of Section
6.4 of the Debentures or any other provision of the Debentures or the Subordinated Credit Facility, the Subordinated Lender shall receive any securities other than capital stock of the Borrower, the payment and performance by the Borrower of all its obligations under, and the rights and benefits of the Subordinated Lender with respect to, such securities shall be subordinated to the prior indefeasible payment in full in cash or cash equivalents of all amounts owing to the Senior Creditors pursuant to the

Senior Obligations to the same extent and in the same manner as set forth in this Agreement with respect to the Debentures.

            (m) Nothing herein shall affect (i) the priorities that exist as between the Senior Creditors as a result of any security interest held by or for the benefit of any Senior Creditor or (ii) the obligations of the Borrower under the Senior Credit Facilities.

            2. Waivers and Consents. (a) The Subordinated Lender waives the right to require that the Collateral or any other assets of the Borrower or the assets of any guarantor of the Senior Obligations or any other Person be applied in any particular order to discharge the Senior Obligations. The Subordinated Lender also waives the right to require the Senior Creditors to proceed against the Borrower, the Collateral, any other assets or any guarantor of the Senior Obligations or any other Person, or to pursue any other remedy in any Senior Creditor's power which the Subordinated Lender cannot pursue, notwithstanding that the failure of any Lender to do so may thereby prejudice such Subordinated Lender. The Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Lenders reduced by any Senior Creditor's delay in proceeding against or enforcing any remedy against the Borrower, the Collateral, any other assets or any guarantor of the Senior Obligations or any other Person; by any Senior Creditor releasing the Borrower, the Collateral, any other assets or any guarantor of the Senior Obligations or any other Person from liability for, or any Lien securing, all or any part of the Senior Obligations; or by the discharge of the Borrower, the Collateral, any other assets or any guarantor of the Senior Obligations or any other Person by operation of law or otherwise, with or without the intervention or omission of a Senior Creditor. Any Senior Creditor's vote to accept or reject any plan of reorganization relating to the Borrower, the Collateral, any other assets or any guarantor of the Senior Obligations or any other Person, or any Senior Creditor's receipt on account of all or part of the Senior Obligations of any cash, property, or securities distributed in any bankruptcy, reorganization, suspension of payment or insolvency case, shall not discharge, exonerate, or reduce the obligations of the Subordinated Lender hereunder to the Senior Creditors.

            (b) The Subordinated Lender waives all rights and defenses arising out of an election of remedies by the Senior Creditors, even though that election of remedies, including, without limitation, any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of the Subordinated Lender's rights of subrogation, reimbursement or contribution against the Borrower or any guarantor of the Senior Obligations or any other Person. The Subordinated Lender also waives any rights or defenses it may have by reason of protection afforded to the Borrower or any guarantor of the Senior Obligations or any other Person with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor's indebtedness upon judicial or non-judicial foreclosure of real property or personal property, including, without limitation, the Collateral, for the Senior Obligations.

            (c) The Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Creditor may be rescinded in whole or in part by such Senior Creditor, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Borrower or any of its Subsidiaries or any other guarantor or any other Person upon or for any part thereof, or any Collateral, other assets or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Creditors, in each case without notice to or further assent by the Subordinated Lender, which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination provided for herein.

            (d) The Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice or proof of reliance by the Senior Creditors upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of the Borrower in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between the Borrower and its Subsidiaries and the Senior Creditors shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Lender acknowledges and agrees that the Senior Creditors have relied upon the subordination provided for herein in consenting to the Subordinated Obligations. The Subordinated Lender waives notice and proof of reliance on this Agreement and protest, demand for payment and notice of default.

            (e) References in this Section 2 to the "Senior Creditors" or a "Senior Creditor" shall be deemed to include the Administrative Agent and the Trustee.

            3. Transfers; Financing Commitment; No Amendment.

            (a) The Subordinated Lender shall not sell, assign, pledge or otherwise transfer or dispose of, in whole or in part, all or any part of the Subordinated Obligations or any interest therein (other than, subject to the change of control and other provisions of the Senior Credit Facilities, any Series A Shares or other shares of the Borrower's capital stock received upon the conversion of any Debentures) to any other Person (a "Transferee") or create, incur or suffer to exist any Lien or other encumbrance whatsoever upon all or any part of the Subordinated Obligations or any interest therein in favor of any Transferee unless (i) such Transferee is a controlled Affiliate of the Subordinated Lender, (ii) such action is made expressly subject to this Agreement and (iii) such Transferee expressly acknowledges to the Administrative Agent and the Trustee, by a writing in form and substance satisfactory to the Administrative Agent and the Trustee, the subordination provided for herein and in such writing agrees to be bound by all the terms of this Agreement, including, without limitation, this Section 3, as if such Person were the Subordinated Lender.

            (b) The Subordinated Lender agrees (i) not to cause or permit the termination of the Subordinated Credit Facility prior to the indefeasible payment in full in cash or cash equivalents of all amounts owing to the Senior Creditors pursuant to the Senior Obligations and (ii) to take all actions within its control to keep the Subordinated Credit Facility, and all borrowing commitments thereunder, in full force and effect.

            (c) The Subordinated Lender and the Borrower agree not to amend, waive or otherwise modify the Subordinated Credit Facility or the Debentures in any way that would or could have a negative adverse effect on the Senior Creditors without the prior written consent of the Administrative Agent or the Required Lenders under the Credit Agreement and of the Trustee or the Holders of a majority of the principal amount of the Senior Notes outstanding under the Indenture.

            (d) The Subordinated Lender acknowledges and agrees that the Senior Creditors have relied upon the agreements in this Section 3 of the Subordinated Lender in agreeing to enter into, and advance funds pursuant to, Senior Credit Facilities.

            4. Senior Obligations Unconditional. All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Lender and the Borrower hereunder, shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of any Credit Agreement, any other Loan Document or the Indenture;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement, any other Loan Document or the Indenture;

            (c) any exchange, release or nonperfection of any Lien in any Collateral or other assets, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any Guarantee of any of the Senior Obligations; or

            (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries in respect of the Senior Obligations, or of the Subordinated Lender or the Borrower in respect of this Agreement.

            5. Representations and Warranties. The Subordinated Lender represents and warrants to the Administrative Agent, for the benefit of the Lenders, and the Trustee, for the benefit of the Holders, that:

            (a) The Subordinated Lender is duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) The Subordinated Lender has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

            (c) This Agreement has been duly executed and delivered by the Subordinated Lender and constitutes a legal, valid and binding obligation of the Subordinated Lender, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (d) The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or contractual obligation of the Subordinated Lender and will not result in the creation or imposition of any Lien or other encumbrance on any of the assets or revenues of the Subordinated Lender pursuant to any requirement of law affecting, or any contractual obligation of, the Subordinated Lender, except the interest of the Subordinated Lender under this Agreement.

            (e) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator, regulatory body, Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

            6. Waiver of Claims. (a) To the maximum extent permitted by law, the Subordinated Lender waives any claim it might have against any Senior Creditor with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, mistake or oversight whatsoever on the part of any Senior Creditor, the Administrative Agent, the Trustee or any of their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Credit Agreement, the other Loan Documents, the Indenture or any transaction relating to the Collateral or any other assets, except to the extent that any such action, failure to act or error is finally determined by a court of competent jurisdiction to be the result of the gross negligence or wilful misconduct on the part of any Senior Creditor, the Administrative Agent or the Trustee in the performance of any obligations owed to the Subordinated Lender that are expressly created by this Agreement. Neither the Senior Creditors, the Administrative Agent or the Trustee nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral, any other assets or any Guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or any other assets upon the request of the Borrower or any of its Subsidiaries or the Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral, any part thereof, any other assets or any Guarantee.

            (b) The Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Creditors, the Administrative Agent or the Trustee to marshall assets for the benefit of the Subordinated Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral, any other property or enforcement of the Credit Agreement, the other Loan Documents or the Indenture. The Senior Creditors, the Administrative Agent and the Trustee are under no duty or obligation, and the Subordinated Lender hereby waives any right it may have to compel the Senior Creditors, the Administrative Agent or the Trustee, to pursue any guarantor or other Person who may be liable for the Senior Obligations, or to enforce any Lien or security interest in any Collateral or any other assets.

            (c) The Subordinated Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Obligations could exercise.

            (d) The Subordinated Lender hereby waives any duty on the part of the Senior Creditors, the Administrative Agent or the Trustee to disclose to the Subordinated Lender any fact known or hereafter known by the Senior Creditors, the Administrative Agent or the Trustee relating to the operation or financial condition of the Borrower or any guarantor of the Senior Obligations or their respective businesses. The Subordinated Lender enters into this Agreement based solely upon its independent knowledge of the Borrower's financial condition and business and the Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the Borrower or its financial condition or business. The Subordinated Lender knowingly accepts the full range of risk encompassed in this Agreement.

            7. Provisions Applicable after Bankruptcy; No Turnover. (a) The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any event referred to in Section 1(e) hereof.

            (b) To the extent that the Subordinated Lender has or acquires any rights under Section 363 or 364 of the United States Bankruptcy Code or any similar provision under the bankruptcy, insolvency, suspension of payment, reorganization, arrangement, receivership or similar laws of Mexico or any other jurisdiction with respect to the Collateral or any other assets, such Subordinated Lender hereby agrees, subject to the last sentence of Section 1(e) hereof, not to assert such rights without the prior written consent of each Senior Creditor; provided, however, that, subject to the last sentence of
Section 1(e) hereof, if requested by or on behalf of the Senior Creditors, the Subordinated Lender shall seek to exercise such rights in the manner requested by or on behalf of the Senior Creditors, including the right to payment.

            8. Further Assurances. The Subordinated Lender and the Borrower, at their own expense and at any time from time to time, upon the written request of or on behalf of the Senior Creditors will promptly and duly execute and deliver such further instruments and documents and take such further actions as may reasonably be requested by or on behalf of the Senior Creditors for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

            9. Expenses. (a) The Borrower will pay or reimburse the Senior Creditors, the Administrative Agent and the Trustee, upon demand, for all their respective reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, reasonable fees and disbursements of separate counsel to each of the Lenders and the Holders.

            (b) The Borrower will pay, indemnify, and hold the Senior Creditors, the Administrative Agent and the Trustee, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits or reasonable costs, expenses or disbursements of any kind or nature whatsoever with respect to the failure of the Borrower or the Subordinated Lender to perform any of their respective obligations arising out of or relating to this Agreement.

            10. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Creditors, together with the Administrative Agent and the Trustee, on the one hand, and the Subordinated Lender on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

            11. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until all amounts owing to the Senior Creditors pursuant to the Senior Obligations have been indefeasibly paid in full in cash.

            12. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (with a hard copy by mail to follow), as follows:

            (a) if to the Borrower, to Grupo Iusacell, S.A. de C.V., Montes Urales 460, 3rd Floor, Col. Lomas De Chapultepec, Deleg. Miguel Hidalgo, C.P. 11000, Mexico, D.F., Attention of Howard F. Zuckerman (Telecopy No. 011- 525-104-4157), with copies to (i) the attention of Ruben G. Perlmutter, at the same address (Telecopy No. 011-525- 104-4172) and (ii) De Ovando y Martinez del Campo, S.C., Bosque de Alisus 47B, Suite 101, Col. Bosque de las Lomos, C.P. 05120 Mexico, D.F., Attention of Lic. Javier Martinez del Campo (Telecopy No. 011-525-259-5259);

            (b) if to the Subordinated Lender, to Bell Atlantic International, Inc., 1310 North Court House Road, 5th Floor, Arlington, Virginia, 22201, Attention President and CEO (Telecopy No. 703-312-7784), with copies to
      (i) Bell Atlantic Corporation, 1717 Arch Street - 47W, Philadelphia, Pennsylvania 19103, Attention of Treasurer (Telecopy No. 215-563-4174) and
      (ii) Bell Atlantic International, Inc., 1717 Arch Street - 48th Floor East, Philadelphia, Pennsylvania 19103, Attention of Thomas R. McKeough (Telecopy No. 215-963-9195);

            (c) if to the Administrative Agent, to The Chase Manhattan Bank Loan and Agency Services, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Sunita Vora (Telecopy No. (212) 552-4950), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of George Wozencraft (Telecopy No. (212) 270-0583);

            (d) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 to the Credit Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have become a party to the Credit Agreement;

            (e) if to the Trustee, to First Union National Bank, 230 S. Tryon Street, Corporate Trust Department-9th Floor, Charlotte, North Carolina 28288-1179, attention of

      Shawn Bednasek (Telecopy No. 704-383-7316), with a copy to Robinson, Bradshaw & Hinson, 101 N. Tryon Street, Suite 1900, Charlotte, North Carolina 28296, attention of Allin Andry (Telecopy No. 704-378-4000); and

            (f) if to a Holder, to its address as it appears on the registration books of the Registrar (as defined in the Indenture).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered, sent or mailed (properly addressed) to such party as provided in this Section 12 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 12.

            13. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original but all of which taken together shall be deemed to constitute but one instrument.

            14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            15. Integration. This Agreement represents the agreement of the Borrower, the Senior Creditors and the Subordinated Lender with respect to the subject matter hereof and, without limiting the terms of the Senior Credit Facilities, there are no promises or representations by or on behalf of the Borrower, the Senior Creditors or the Subordinated Lender relative to the subject matter hereof not reflected herein.

            16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, the Trustee, the Borrower and the Subordinated Lender, provided that any provision of this Agreement may be waived by the Senior Creditors in a letter or agreement executed by each Senior Creditor or by facsimile transmission from each Senior Creditor.

            (b) No failure to exercise, nor any delay in exercising, on the part of the Senior Creditors, the Administrative Agent or the Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            17. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            18. Successors and Assigns. (a) This Agreement shall be binding upon the successors, assigns and other Transferees of each of the Borrower and the Subordinated Lender and shall inure to the benefit of the Senior Creditors, the Administrative Agent, the Trustee and their respective successors, assigns and other Transferees.

            (b) Notwithstanding the provisions of Section 18(a) above, nothing herein shall be construed to limit or relieve the obligations of the Subordinated Lender pursuant to Section 3(a) of this Agreement.

            19. Governing Law; Jurisdiction; Consent to Service of Process; Judgment Currency. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

            (b) The Borrower and the Subordinated Lender, by the execution and delivery of this Agreement, irrevocably agree that service of process may be made upon CT Corporation Services ("CT Corporation"), with offices at 1633 Broadway, 23rd Floor, New York, New York 10019 (or its successors as agent for service of process), in the County, City and State of New York, United States of America, in any suit or proceeding against the Borrower or the Subordinated Lender instituted by the Administrative Agent, the Trustee or any Senior Creditor, based on or arising under this Agreement, the Credit Agreement, any other Loan Document, the Indenture and the transactions contemplated hereby and thereby in any Federal or state court in the State of New York, County of New York, and each of the Borrower, the Subordinated Lender and the Administrative Agent and the Trustee, on their behalf and on behalf of the applicable Senior Creditors, hereby irrevocably consents and submits to the jurisdiction of any such court and to the courts of its own corporate domicile in respect of actions brought against it as a defendant generally and unconditionally in respect of any such suit or proceeding.

            (c) Each of the Borrower and the Subordinated Lender further, by the execution and delivery of this Agreement, irrevocably designates, appoints and empowers CT Corporation, with offices at 1633 Broadway, 23rd Floor, New York, New York 10019, as its designee, appointee and authorized agent to receive for and on its behalf service (i) of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Borrower or the Subordinated Lender, as the case may be, with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, the Credit Agreement, any other Loan Document, the Indenture and the transactions contemplated hereby and thereby and (ii) that may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation as such authorized agent shall become effective immediately without any further action on the part of the Borrower or the Subordinated Lender, as the case may be. Each of the Borrower and the Subordinated Lender represents to the Administrative Agent and the Trustee, on their behalf and on behalf of the applicable Senior Creditors, that it has notified CT Corporation of such designation and appointment and that CT Corporation has accepted the same, and that CT Corporation has been paid its full fee for such designation, appointment and related services through the date that is eight years from the date of this Agreement. Each of the Borrower and the Subordinated Lender further agrees that, to the extent permitted by law, service of process upon CT Corporation (or its successors as agent for service of process) and written notice of said service to the Borrower or the Subordinated Lender, as the case may be, pursuant to Section 12 of this Agreement, shall be deemed in every respect effective service of process upon the Borrower or the Subordinated Lender in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of the Borrower and the Subordinated Lender agrees to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section reasonably satisfactory to the Administrative Agent and the Trustee. Each of the Borrower and the

Subordinated Lender further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Borrower or the Subordinated Lender, as the case may be, by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the Borrower or the Subordinated Lender at its address specified in or designated pursuant to this Agreement. Each of the Borrower and the Subordinated Lender agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent, the Trustee or any Senior Creditor to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law. Each of the Borrower and the Subordinated Lender hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement, the Credit Agreement, any other Loan Document or the Indenture brought in Federal or state court in the State of New York, County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that the may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the prevailing party could purchase United States dollars with the other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Borrower and the Subordinated Lender in respect of any sum due from the Borrower or the Subordinated Lender to the prevailing party shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such party of any sum adjudged to be so due in the other currency, on which (and only to the extent that) such party may in accordance with normal banking procedures purchase United States dollars with the other currency; if the United States dollars so purchased are less than the sum originally due to such party hereunder, each of the Borrower and the Subordinated Lender jointly and severally agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against the loss. If the United States dollars so purchased are greater than the sum originally due to such party hereunder, such party agrees to pay to the Borrower or the Subordinated Lender, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such party hereunder.

            (e) The provisions of this Section shall survive any termination of this Agreement, in whole or in part.

            20. Waiver of Immunities. To the extent that the Borrower or the Subordinated Lender or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Credit Agreement, any other Loan Document, the Indenture and the transactions contemplated hereby and thereby, each of the Borrower and the Subordinated Lender hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

            21. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT, THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT.NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          BELL ATLANTIC INTERNATIONAL, INC.,


                                                by:
                                                   -----------------------------
                                                Name:
                                                Title:

                                          GRUPO IUSACELL, S.A. de C.V.,


                                                by:
                                                   -----------------------------
                                                Name:
                                                Title:

                                          THE CHASE MANHATTAN BANK, as
                                          Administrative Agent,


                                                by: /s/ Miriam N. Schulman
                                                   -----------------------------
                                                Title: Vice President

                                          FIRST UNION NATIONAL BANK, as
                                          Trustee


                                                by: /s/ Shawn K. Bednasek
                                                   -----------------------------
                                                Title:Assistant Vice President

                                                                     Exhibit I-1

                                 PROMISSORY NOTE

U.S. $_______

For value received, the undersigned Grupo Iusacell, S.A. de C.V. (the "Borrower"), by this Promissory Note, unconditionally promises to pay to the order of ______________________ (the "Bank") the principal sum of U.S. $________________.00 (_____________ DOLLARS OF THE UNITED STATES OF AMERICA
00/100) payable in installments as follows:

Date                    Amount
------------------------------

Oct. 31, 1997           --------------------------------
Jan. 31, 1998           --------------------------------
April 30, 1998          --------------------------------
July 31, 1998           --------------------------------
Oct. 31, 1998           --------------------------------
Jan. 31, 1999           --------------------------------
April 30, 1999          --------------------------------
July 31, 1999           --------------------------------
Oct. 31, 1999           --------------------------------
Jan. 31, 2000           --------------------------------
April 30, 2000          --------------------------------
July 31, 2000           --------------------------------
Oct. 31, 2000           --------------------------------
Jan. 31, 2001           --------------------------------
April 30, 2001          --------------------------------
July 31, 2001           --------------------------------
Oct. 31, 2002           --------------------------------
Jan. 31, 2002           --------------------------------
April 30, 2002          --------------------------------
July 31, 2002           --------------------------------  (the "Maturity
Date")                                                     -------------
----

The undersigned also promises to pay Interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof until the Maturity Date, at the Alternative Base Rate plus 0.75% per annum (the "Interest Rate"). Interest shall be payable in arrears on each Interest Payment Date.

Any principal amount and (to the extent permitted by applicable law) interest not paid when due under this Promissory Note shall bear interest, payable on demand, at a rate per annum equal to the sum of 2% plus the Interest Rate.

Interest hereunder shall be calculated on the basis of the actual number of days elapsed divided by 360 (including the first day but excluding the last day of the corresponding period) except that interest computed based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in the leap year).

For purposes of this Promissory Note, the following terms shall have the following meanings:

"Administrative Agent" means The Chase Manhattan Bank.

"Alternative Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

"Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars of the United States of America at the offices of such member in the United States of America; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined in good faith by the Administrative Agent to reflect its cost of such insurance.

"Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

"Interest Payment Date" means the last day of each January, April, July and October.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City.

"Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Administrative Agent is subject, with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of the United States of America of over US$100,000 with maturities approximately equal to three (3) months. Such reserve percentages shall include those imposed pursuant to such Regulation D on the Administrative Agent (and, to the extent Regulation D shall impose any such reserve percentage on the Administrative Agent, the percentage employed for purposes of this definition shall be that imposed on the Administrative Agent). The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"Three Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve Bank, through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) determined by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

All payments required to be made pursuant to this Promissory Note shall be made without setoff, deduction or counterclaim, not later than 1:00 p.m., New York City time, on the date due, in immediately available funds, at the Administrative Agents' principal office, currently located at ___________________________________. The undersigned agrees to reimburse upon demand, in like manner and funds, all losses, costs and reasonable expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses).

All payments by the Borrower of principal and interest hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature, whatsoever imposed by any taxing authority. In the event that the undersigned shall be compelled by law to make any such deduction or withholding, then the undersigned shall pay such additional amounts as may be necessary to ensure that the net amounts received by the holder hereof shall equal the amount that such holder would have received if such deduction or withholdings would not have been made.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that if any action or proceeding in connection with this Promissory Note were brought to any courts in the United Mexican States, this Promissory Note shall be deemed as governed under the laws of the United Mexican States.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought in any New York State or Federal court sitting in the Southern District of New York or any Federal court sitting in the City of Mexico, Federal District, United Mexican States; the undersigned waives the jurisdiction of any other courts.

The undersigned hereby waives diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.

This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern; provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall be controlling.

IN WITNESS WHEREOF, the undersigned duly executed this Promissory Note as of the date mentioned above.

Mexico, D.F. a __ de Julia de 1997
Mexico, Federal District, July __, 1997

GRUPO ISUACELL, S.A. DE C.V.


By/Por
       ----------------------------------------
Name/Nombre:
Title/Cargo:

Por aval/Guarantor

SISTEMAS TELEFONICOS PORTATILES CELULARIES, SLA. DE C.V.


By/Por
       ---------------------------------------------------------------
Name/Nombre:
Title/Cargo:

TELECOMUNICACIONES DEL GOLFO, SLA. DE C.V.


By/Por
       ---------------------------------------------------------------
Name/Nombre:
Title/Cargo:

GMO COMUNICACIONES, S.A. DE C.V.


By/Por
       ---------------------------------------------------------------
Name/Nombre:
Title/Cargo:

HERMES TELECOMUNICACIONES, S.A. DE C.V.


By/Por
       ---------------------------------------------------------------
Name/Nombre:
Title/Cargo:


INMOBILIARIA MONTES URALES 460, S.A. DE C.V.


By/Por
       ---------------------------------------------------------------
Name/Nombre:
Title/Cargo:


IUSANET, S.A. DE C.V.


By/Por
       ---------------------------------------------------------------
Name/Nombre:
Title/Cargo:

                                                                     Exhibit I-2

                                 PROMISSORY NOTE

U.S. $__________

For value received, the undersigned Grupo Iusacell, S.A. de C.V. (the "Borrower"), by this Promissory Note, unconditionally promises to pay to the order of ________________________ (the "Bank") the principal sum of U.S. $________.00 (______________ DOLLARS OF THE UNITED STATES OF AMERICA 00/100)
payable in installments as follows:

================================================================================
Date                    Amount
----                    ------
--------------------------------------------------------------------------------
Oct. 31, 1997           _______________________
--------------------------------------------------------------------------------
Jan. 31, 1998           _______________________
--------------------------------------------------------------------------------
April 30, 1998          _______________________
--------------------------------------------------------------------------------
July 31, 1998           _______________________
--------------------------------------------------------------------------------
Oct. 31, 1998           _______________________
--------------------------------------------------------------------------------
Jan. 31, 1999           _______________________
--------------------------------------------------------------------------------
April 30, 1999          _______________________
--------------------------------------------------------------------------------
July 31, 1999           _______________________
--------------------------------------------------------------------------------
Oct. 31, 1999           _______________________
--------------------------------------------------------------------------------
Jan. 31, 2000           _______________________
--------------------------------------------------------------------------------
April 30, 2000          _______________________
--------------------------------------------------------------------------------
July 31, 2000           _______________________
--------------------------------------------------------------------------------
Oct. 31, 2000           _______________________
--------------------------------------------------------------------------------
Jan. 31, 2002           _______________________
--------------------------------------------------------------------------------
April 30, 2001          _______________________
--------------------------------------------------------------------------------
July 31, 2001           _______________________
--------------------------------------------------------------------------------
Oct. 31, 2001           _______________________
--------------------------------------------------------------------------------
Jan. 31, 2002           _______________________
--------------------------------------------------------------------------------
April 30, 2002          _______________________
--------------------------------------------------------------------------------
July 31, 2002           _______________________  (the "Maturity
                                                  Date")
================================================================================

The undersigned also promises to pay interest on the outstanding and unpaid principal amount of this Promissory Note, from the date thereof until the Maturity Date, calculated with respect to each Interest Period, from and including the first day of the applicable Interest Period to (and excluding) the last day of such Interest Period, at the Adjusted 1.180 Rate plus 1.75% per annum (the "Eurodollar Rate"). Interest shall be payable in arrears on each Interest Payment Date.

Any principal amount and (to the extent permitted by applicable law) interest not paid when due under this Promissory Note shall bear interest, payable on demand, at a rate per annum equal to the sum of 2% plus the Eurodollar Rate.

Interest hereunder shall be calculated on the basis of the actual number of days elapsed divided by 360 (including the first day but excluding the last day of the corresponding Interest Period).

For purposes of this Promissory Note, the following terms shall have the following meanings:

"Adjusted LIBO Rate" means, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

"Administrative Agent" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and on which banks are open for dealings in deposits in dollars of the United States of America in the London interbank market.

"Interest Payment Date" means the last day of the applicable Interest Period and, in the case of an Interest Period of more than three (3) months' duration, each of the days occurring at three month intervals after the first day of such Interest Period.

"Interest Period" means the period commencing on the date hereof and ending on the numerically corresponding day in the calendar month that is one (1), two
(2), three (3), or six (6) months thereafter or, if available nine (9) or twelve
(12) months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on such Maturity Date.

"LIBO Rate" means, for any Interest Period, the rate appearing on Page 3750 of Dow Jones Markets (or on any successor or substitute page of such service or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in United States dollars in the London interbank market) at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in United States dollars with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" for such Interest Period shall be the rate at which deposits in United States dollars and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. London time, two (2) Business Days prior to commencement of such Interest Period.

"Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D on the Administrative Agent (and, to the extent Regulation D shall impose any such reserve percentage on the Administrative Agent, the percentage employed for purposes of this definition shall be that imposed on the Administrative Agent). The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

All payments required to be made pursuant to this Promissory Note shall be made without setoff, deduction or counterclaim, not later than 1:00 p.m., New York City time, on the date due, in immediately available funds, at the Administrative Agents'__________________________ . The undersigned agrees to reimburse upon demand, inlike manner and funds, all losses, costs and reasonable expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all reasonable legal costs and expenses.)

All payments by the Borrower of principal and interest hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by an taxing authority. In the event that the undersigned shall be compelled by law to make any such deduction or withholding, then the undersigned shall pay such additional amounts as may be necessary to ensure that the net amounts received by the holder hereof shall equal the amount that such holder would have received if such deductions or withholdings would not have been made.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that if any action or proceeding in connection with this Promissory Note were brought to any courts in the United Mexican States, this Promissory Note shall be deemed as governed under the laws of the United Mexican States.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought in any New York State or Federal court sitting in the Southern District of New York or any Federal court sitting in the City of Mexico, Federal District, United Mexican States; the undersigned waives the jurisdiction of any other courts.

The undersigned hereby waives diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.

This Promissory Note is executed in both English and Spanish versions. In the case of any conflict or doubt as to the proper construction of this Promissory Note, the English version shall govern; provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall be controlling.

IN WITNESS WHEREOF, the undersigned duly executed this Promissory Note as of the date mentioned above.

Mexico, D.F. a __ de Julio  de 1997
Mexico, Federal District, July __, 1997

         GRUPO IUSACELL, S.A. DE C.V.


By/Por
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                           Por aval/Guarantor

SISTEMAS TELEFONICOS PORTATILES CELULARES, S.A. DE C.V.


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         TELECOMUNICACIONES DEL GOLFO, S.A. DE C.V.


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                  GMO COMUNICACIONES, S.A. DE C.V.


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         HERMES TELECOMUNICACIONES, S.A. DE C.V.


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
                                                                             100


         IMMOBILIARIA MONTES URALES 460, S.A. DE C.V.


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                           IUSANET, S.A. DE C.V.


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